UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
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UNION PACIFIC CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Union Pacific Corporation 1400 Douglas Street, 19th Floor Omaha, NE 68179
March 31, 2021
NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Shareholders:
The 2021 Annual Meeting of Shareholders (the Annual Meeting) of Union Pacific Corporation (the Company) will be held at 8:00 A.M., Central Daylight Time, on Thursday, May 13, 2021 via live audio webcast at www.virtualshareholdermeeting.com/UNP2021 for the following purposes:
(1)	To elect the ten directors named in the Proxy Statement, each to serve for a term of one year or until his or her successor is elected and qualified;
(2)	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2021;
(3)	To approve, by non-binding vote, the compensation of the Company’s Named Executive Officers;
(4)	To adopt the Union Pacific Corporation 2021 Stock Incentive Plan;
(5)	To adopt the Union Pacific Corporation 2021 Employee Stock Purchase Plan;
(6)	To consider and vote upon three shareholder proposals if properly presented at the Annual Meeting; and
(7)	To transact such other businesses as may properly come before the Annual Meeting.
Only shareholders of record at the close of business on March 16, 2021, are entitled to notice of, and to vote at, the Annual Meeting.
As part of our precautions regarding the COVID-19 pandemic, the Annual Meeting is being held solely by means of remote communication. You may listen to the live audio webcast of the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/UNP2021. Instructions on how to participate in the Annual Meeting via live audio webcast are described in the accompanying proxy statement and posted at www.virtualshareholdermeeting.com/UNP2021.
Your vote is very important. New York Stock Exchange rules provide that if your shares are held by a broker, your broker will NOT be able to vote your shares on most matters presented at the Annual Meeting, including the election of directors, unless you provide voting instructions to your broker. We strongly encourage you to submit your proxy card to your broker or utilize your broker’s telephone or internet voting services (if available) and exercise your right to vote as a shareholder

Craig V. Richardson
Executive Vice President,
Chief Legal Officer and
Corporate Secretary

UNION PACIFIC CORPORATION
PROXY STATEMENT

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Information and Availability of Proxy Materials

Date and Time:
May 13, 2021, at 8:00 A.M., Central Daylight Time

Place*:
Via live audio webcast at
www.virtualshareholdermeeting.com/UNP2021

Record Date:
March 16, 2021

How to Vote
We encourage you to vote in advance of the meeting. You may vote using one of the following voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions. Participants in Union Pacific’s thrift and retirement plans who hold Company stock through such plans will receive separate voting instructions. You can vote in one of three ways:

RECORD HOLDERS

t
Voting Matters and Board Recommendations
Matter	Our Board’s Recommendations	Vote via the Internet • Go to www.proxyvote.com
Proposal 1 Election of ten (10) Director Nominees (page 9)	FOR Each Director Nominee
Vote by telephone
• Call toll free 1-800-690-6903 within the USA,
   US territories & Canada
Vote by mail
• Complete, sign, date and return your proxy card
   in the envelope provided
BENEFICIAL OWNERS
Follow the instructions set forth on the Notice of Internet Availability of Proxy Materials or the voting instruction form provided by your broker with these proxy materials.

Proposal 2 Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2021 (page 38)	FOR

Proposal 3 Advisory Vote to Approve Executive Compensation (page 41)	FOR

Proposal 4 Adoption of the Union Pacific Corporation 2021 Stock Incentive Plan (page 42)	FOR
Proposal 5 Adoption of the Union Pacific Corporation 2021 Employee Stock Purchase Plan (page 48)	FOR
Proposal 6 Shareholder Proposal Requesting EEO-1 Report Disclosure (page 91)	AGAINST
Proposal 7 Shareholder Proposal Requesting Annual Diversity and Inclusion Efforts Report (page 95)	AGAINST
Proposal 8 Shareholder Proposal Requesting Annual Emissions Reduction Plan & Annual Advisory Vote on Emissions Reduction Plan (page 99)	AGAINST
*	As part of our precautions regarding the COVID-19 pandemic, the Annual Meeting will be held solely by means of remote communication.

PROXY SUMMARY
Company Performance Highlights
The year 2020 was marked by uncertainty as the Company adapted to the changing economic landscape brought about by the COVID-19 pandemic. The pandemic caused a dramatic economic slowdown and disrupted supply chains between Asia and the United States driving declines in intermodal shipments. Volume declined in almost every market segment due to the deteriorating economic conditions brought on by the COVID-19 pandemic. Our freight revenues decreased 10% year-over-year driven primarily by a volume decline of 7%. Although the environment we operated in changed due to COVID-19, we continued our operational transformation. This was evident as our key performance indicators improved substantially year-over-year. Highlights of the Company’s 2020 operational and financial performance include:
✔
For the full year 2020, net income was $5.3 billion or $7.88 per diluted share. Excluding the effects of the $278 million one-time non-cash impairment charge related to the Company’s Brazos yard investment, adjusted full year net income was $5.6 billion, or $8.19 per diluted share compared to $5.9 billion, or $8.38 per diluted share, in 2019*

✔	Despite the challenges presented by COVID-19, our operational transformation produced a full-year operating ratio of 59.9% and when adjusted for the impairment charge was a best-ever 58.5%*
✔
Substantial improvement in key performance indicators year-over-year. For example, transportation plan changes to eliminate switches and improved terminal processes drove an 8% improvement in freight car terminal dwell. Improved dwell coupled with 3% faster average train speed led to a 6% improvement in freight car velocity

✔	14% improvement in locomotive productivity and 11% improvement in work force productivity
*	2020 adjusted to exclude the impact of the Brazos one-time non-cash impairment charge. See Appendix A for a reconciliation to GAAP.
Governance Highlights
The Company’s commitment to strong corporate governance, effective risk management and strong independent oversight of management by the Board is reflected in our sound governance practices and policies. Governance Highlights include:
✔	Board Composed of 90% Independent Directors (9 out of 10 Board Nominees)
✔	Commitment to Board Refreshment (Four New Diverse Directors in Past Five Years, 36% of current composition, three of which are director nominees)
✔	Annual Election of Directors with Majority Voting Standard
✔	Four Diverse Board Members/Nominees for Re-Election (40%)
✔	Average Board Tenure of 7.9 years with current Board Nominees
✔	“Proxy Access” Right
✔	Active Lead Independent Director
✔	Executive Sessions of Independent Directors at each Board and Committee Meeting
✔	Board Strategic Oversight and review of Enterprise Risk Management
✔	Four Fully Independent Board Committees
✔	Stringent Director and Executive Officer Stock Ownership Guidelines (7x Annual Salary for CEO and 4x Annual Salary for other Named Executive Officers)

PROXY SUMMARY
Shareholder Outreach
We were encouraged with the results of our say-on-pay vote at our 2020 Annual Meeting of Shareholders as we received shareholder support of 95% for our executive compensation program. We believe that the executive compensation decisions made in 2020 together with the revisions we made in prior years benefit shareholders and continue to align with our strategy and pay-for-performance philosophy.
In 2020, as part of our regular shareholder engagement, management participated in 18 investor conferences, over 90 virtual investor meetings, and hosted more than 350 conference calls with analysts and investors. Our Investor Relations team regularly meets with investors and investment analysts and our head of Investor Relations communicates topics discussed and shareholder feedback to senior management and the Board for consideration in their decision-making.
We engaged in dialogue with holders of more than 55% of our total shares outstanding, and we engaged with 67% of our top 100 investors which represent approximately 60% of our total shares outstanding. We engaged with investors on various topics, including:
•	Company performance
•	Sustainability
•	Succession planning and governance
•	Human capital management, including diversity and inclusion
•	Shareholder proposals

PROXY SUMMARY
Executive Compensation Highlights
✔
In response to declining volumes as a result of the COVID-19 pandemic, on April 17, 2020, the Board approved a 25% reduction in base salary for each of the NEOs for the months of May, June, July and August 2020. As freight traffic began to rebound in the third quarter of 2020, the Board discontinued the 25% reduction to base salary for each of the NEOs, except for Mr. Fritz, for the month of August

✔
In 2020, 76% of the target compensation opportunity provided to Mr. Fritz and 63% of the target compensation opportunity provided to the rest of the NEOs was in the form of long-term incentive equity awards

✔	2020 long-term incentive awards granted in February consisted of 60% performance stock units and 40% stock options
✔
Performance stock unit awards granted in 2020 are subject to a 3-year average ROIC and a relative Operating Income Growth modifier (+/-25% of the award earned based on ROIC, depending on our Operating Income Growth compared to companies in the S&P 500 Industrials Index)

✔
In 2020 our executives participated for the third year in our formula-based annual incentive plan where eighty percent (80%) of annual incentive cash bonuses paid to our executives, including the named executive officers (NEOs), was based on the attainment of specified Company financial performance goals (equally weighted between operating income and operating ratio), and the remaining (20%) was based on the Company’s performance against pre-established business objectives and individual executive performance

✔
Under our formula-based annual incentive plan, performance for 2020 resulted in a payment between 75% and 80% of target for four of the five NEOs after the Compensation and Benefits Committee’s following adjustments:

(i) exclusion of the second quarter due to the significant and unforeseen impact of the COVID-19 pandemic on freight revenue and volumes, (ii) exclusion of the one-time non-cash impairment charge related to the Company’s Brazos yard investment, and (iii) exclusion of insurance proceeds received in 2020 as a result of 2019 weather events.

These adjustments are set forth beginning on page 62 of the Compensation Discussion and Analysis (CD&A)
✔
Upon recommendation of the Compensation and Benefits Committee, Mr. Vena received an annual incentive bonus for 2020 at 100% of target based upon his critical role implementing Unified Plan 2020 and spearheading the Company’s operational transformation

✔
The Compensation and Benefits Committee also recommended, and the Board approved, vesting of the second tranche of Mr. Vena’s 2019 equity award at 100% of target and vesting of the first tranche of his 2020 equity award at 100% of target

✔
Based on our three-year average return on invested capital (ROIC) of 14.6% and our relative Operating Income Growth at the 42nd percentile, performance stock units for the three-year performance period (2018-2020) ending in 2020 vested at 95% of target

✔
The compensation earned in 2020 by Mr. Fritz and the other NEOs, as described in the CD&A section of this Proxy Statement, reflects our policy of having a significant portion of our executives’ compensation tied to annual and long-term Company performance

UNION PACIFIC CORPORATION
1400 Douglas Street, 19th Floor
Omaha, NE 68179

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2021
INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES
Important Notice Regarding the Availability of Proxy
Materials for the Shareholder Meeting to Be Held on May 13, 2021
This Proxy Statement and our 2020 Annual Report on Form 10-K are available at www.up.com under the “Investors” caption link by selecting “Annual Reports/Form 10-Ks and Proxy Statements” www.up.com/investors/annuals/index/shtml.
Shareholders may also request a copy of this Proxy Statement and our 2020 Annual Report on Form 10-K by emailing investor.relations@up.com or by calling (402) 544-4939.
Date, Time and Place of Meeting
This Proxy Statement is being furnished to shareholders of Union Pacific Corporation (the Company) in connection with the solicitation of proxies by the Board of Directors of the Company (the Board) for use in voting at the Annual Meeting of Shareholders or any adjournment or postponement thereof (the Annual Meeting). The Annual Meeting will be held on Thursday, May 13, 2021, at 8:00 A.M., Central Daylight Time, via live audio webcast at www.virtualshareholdermeeting.com/UNP2021. This Proxy Statement and the accompanying proxy card are being distributed and made available to shareholders of the Company on or about March 31, 2021. As part of our precautions regarding the COVID-19 pandemic, the Annual Meeting is being held solely by means of remote communication.
Record Date, Outstanding Shares and Quorum
Only holders of record of the Company’s common stock at the close of business on March 16, 2021 (the Record Date), will be entitled to vote at the Annual Meeting. On the Record Date, we had 666,704,113 shares of common stock outstanding and entitled to vote. If a majority of the shares outstanding on the Record Date are present and entitled to vote on any matter at the Annual Meeting, we will have a quorum at the Annual Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present for the purpose of determining whether there is a quorum.
Internet Availability of Proxy Materials
Again this year, we are using the Securities and Exchange Commission (SEC) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the notice contains information on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES
Accessing Proxy Materials over the Internet
Your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to:
•	View our proxy materials for the Annual Meeting on the Internet; and
•	Instruct us to send our future proxy materials to you electronically by email or the Internet.
Our proxy materials will be available during the voting period at www.proxyvote.com. From this website, you also will be able to vote prior to the Annual Meeting. To access this website, you will need your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Your Notice of Internet Availability, proxy card or voting instruction card will contain instructions on how you may request proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials.
Voting Rights
Holders of our common stock are entitled to one vote for each full share held as of the Record Date.
Under Proposal Number 1, directors will be elected by a majority of the votes cast by the shares of common stock present at the Annual Meeting (either in person or by proxy) and entitled to vote on the election of directors, which means that a nominee will be elected if he or she receives more “for” votes than “against” votes. Pursuant to Section 9 of Article I of the Company’s By-Laws and applicable laws of the State of Utah, a nominee who does not receive more “for” votes than “against” votes will be elected to a shortened term expiring on the earlier of: (i) 90 days after the day on which the Company certifies the voting results; or (ii) the day on which a person is selected by the Board to fill the office held by the director.
Approval of Proposal Number 2 (ratification of the appointment of the independent registered public accounting firm), Proposal Number 3 (advisory vote to approve executive compensation), Proposal 4 (adoption of the 2021 Stock Incentive Plan), Proposal 5 (adoption of the 2021 Employee Stock Purchase Plan), Proposal Number 6 (shareholder proposal requesting EEO-1 Report Disclosure), Proposal Number 7 (shareholder proposal requesting Annual Diversity and Inclusion Efforts Report) and Proposal Number 8 (shareholder proposal requesting Annual Emissions Reduction Plan & Annual Advisory Vote on Emissions Reduction Plan) requires the affirmative vote of a majority of the votes cast on the proposal (either in person or by proxy).
If your shares are held in street name (that is, through a broker, bank, trustee, nominee or other holder of record), you are considered a beneficial owner of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange (NYSE) rules grant your broker discretionary authority to vote on the ratification of the independent registered accounting firm in Proposal Number 2. If you do not provide voting instructions, your broker will not have discretion to vote your shares on Proposal Numbers 1, 3 ,4, 5, 6, 7 and 8 resulting in what is referred to as broker non-votes on those matters.
The Board recommends that you vote FOR each of the nominees in Proposal Number 1, FOR Proposal Numbers 2, 3, 4 and 5 and AGAINST Proposal Numbers 6, 7 and 8.
In accordance with Utah law, abstentions and broker non-votes are not treated as votes cast and, therefore, are not counted in determining which directors are elected under Proposal Number 1 and which matters are approved under Proposal Numbers 2, 3, 4 and 5 and Proposals 6, 7 and 8. In addition, to satisfy NYSE shareholder approval rules, abstentions are counted in the denominator for determining the total votes cast on Proposal Numbers 4 and 5.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES
Solicitation and Voting of Proxies
Whether you hold shares directly as a shareholder of record or in street name (that is, through a broker, bank, trustee, nominee or other holder of record), you may direct how your shares are voted without participating in the Annual Meeting. There are three ways to vote by proxy:
•
Via the Internet — Shareholders who have received a Notice of Internet Availability of Proxy Materials by mail may submit proxies over the Internet by following the instructions on the notice. Shareholders who have received proxy materials by email may submit proxies over the Internet by following the instructions included in the email. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•
By Telephone — Shareholders who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Shareholders of record who have received a Notice of Internet Availability of Proxy Materials by mail must have the control number that appears on their notice available when voting. Shareholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Shareholders who hold shares in street name who have received proxy materials by email must have the control number included in the email available when voting.

•
By Mail — Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

If you sign and return your proxy card but do not give any voting instructions, your shares will be voted “FOR” the election of each of the director nominees listed in Proposal Number 1 below, “FOR” Proposal Number 2, “FOR” Proposal Number 3, “FOR” Proposal Number 4, “FOR” Proposal Number 5, “AGAINST” Proposal Number 6, “AGAINST” Proposal Number 7 and “AGAINST” Proposal Number 8. To our knowledge, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.
Confidential Voting Policy
The Board maintains a confidential voting policy pursuant to which Broadridge Financial Services, Inc. (Broadridge) receives shareholder proxies or voting instructions, and representatives of Broadridge, serving as independent inspectors of election, certify the vote. Proxies, as well as telephone and Internet voting instructions, will be kept confidential from management (except in certain cases where it may be necessary to meet legal requirements, including a contested proxy solicitation or where a shareholder writes comments on the proxy card). Reports concerning the vote may be made available to the Company, provided such reports do not reveal the vote of any particular shareholder.
Revocation of Proxies
After you submit your proxy you may revoke it at any time before voting takes place at the Annual Meeting. You can revoke your proxy in two ways: (i) deliver to the Secretary of the Company a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked or (ii) submit new telephone or Internet instructions or deliver a validly executed later-dated proxy. For this purpose, communications to the Secretary of the Company should be addressed to 1400 Douglas Street, 19th Floor, Omaha, Nebraska 68179 and must be received before the time that the proxy you wish to revoke is voted at the Annual Meeting. Please note that if your shares are held in street name (that is, a broker, bank, trustee, or nominee or other holder of record holds your shares on your behalf) and you wish to revoke a previously granted proxy, you must contact that entity and submit new voting instructions to your broker, bank, trustee, nominee or other holder of record. You may also revoke your proxy by attending and voting during the Annual Meeting before the polls are closed.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES
Expenses of Solicitation
The Company will pay the entire cost of preparing, printing, mailing and distributing the notices and proxy materials and soliciting votes. In addition to the mailing of the notices and proxy materials, proxies may be solicited by personal interview, telephone and electronic communication by the directors, officers and employees of the Company acting without special compensation. We also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the street name holders of shares held of record by such individuals, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. In addition, the Company engaged Morrow Sodali, LLC, 470 West Avenue, Stamford, CT 06902, to solicit proxies on its behalf. The anticipated fees of Morrow Sodali LLC are $17,500, plus certain other customary fees and expenses.
Attending the Annual Meeting
This year’s Annual Meeting is being held solely by means of remote communication, and shareholders may not physically attend the meeting. Shareholders of record as of the record date may attend, participate in, vote at, and listen to the Annual Meeting via live audio webcast via the Internet at www.virtualshareholdermeeting.com/UNP2021 when you enter your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Instructions on how to access the Annual Meeting via the live audio webcast are posted at www.virtualshareholdermeeting.com/UNP2021. If your shares are held in street name and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, shareholders who hold their shares in street name should contract their bank, broker, or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
Access to the meeting will begin approximately 15 minutes before the scheduled meeting time, and you are encouraged to log on early to test your access. If you have technical problems accessing the annual meeting, you may contact the technical support number that will be posted on the virtual shareholder meeting log-in page. Shareholders will be provided an opportunity to ask questions in advance of and during the Annual Meeting. We will only respond to questions that relate to the Company or the matters being presented at the Annual Meeting, and that otherwise comply with the rules of conduct that will be posted on the Annual Meeting website. We may group similar questions together and present a combined response. In the event that we are not able to respond to all proper questions that are submitted during the meeting, we will post responses on our Investor Relations website as soon as practical following the Annual Meeting. In addition, a replay of the Annual Meeting will be available on our Investor Relations website.
Information Regarding the Company
References to the Company’s website included in this Proxy Statement and in the Company’s 2020 Annual Report on Form 10-K are provided as a convenience and do not constitute, and should not be deemed, an incorporation by reference of the information contained in, or available through, the website.

PROPOSAL NUMBER 1 – Election of Directors
The Board currently consists of eleven members. The Corporate Governance and Nominating Committee of the Board proposed, and the Board recommended, that ten of the eleven individuals currently serving as directors each be nominated for re-election to the Board at the Annual Meeting. Each of the nominees has consented to being named as a nominee and to serve if elected. If any nominee(s) for director for any reason becomes unavailable for election, it is intended that discretionary authority will be exercised by the persons named in the enclosed proxy in respect of the election of such other person(s) as the Board shall nominate.
Bhavesh V. Patel has notified the Company that he will not seek re-election as a director at the Annual Meeting and will complete his term in May of 2021. As previously announced by the Company on Form 8-K dated February 17, 2021, Mr. Patel’s decision not to seek re-election does not relate to any disagreement with the Company, its management or the Board of Directors on any matter relating to the Company’s operations, policies or practices. The Company deeply appreciates Mr. Patel’s service and wishes him well.
Vote Required for Approval
Directors will be elected by a majority of the votes cast by the shares present at the Annual Meeting and entitled to vote on the election of directors, which means that a nominee will be elected if he or she receives more “for” votes than “against” votes. Pursuant to Section 9 of Article I of the Company’s By-Laws and applicable laws of the State of Utah, if a nominee does not receive more “for” votes than “against” votes, he or she will be elected to a shortened term that terminates on the earlier of: (i) 90 days after the day on which the Company certifies the voting results; or (ii) the day on which a person is selected by the Board to fill the office held by the director.
The Board recommends a vote FOR the election of each of the nominated directors.
Directors/Nominees
The following identifies the Company’s nominees for election to the Board. Each of the nominees currently serves as a director. Each nominee, if elected, will serve for a term of one year or until his or her successor is elected and qualified.

PROPOSAL NUMBER 1 – Election of Directors
ANDREW H. CARD, JR.	INDEPENDENT
AGE: 73 DIRECTOR SINCE: 2006 COMMITTEES:	EXPERIENCE
Former White House Chief of Staff

Mr. Card most recently served as Chairman of the National Endowment for Democracy, from January 2018 to January 2021. He was also interim Chief Executive Officer of the George & Barbara Bush Foundation, from June 2020 to December 2020. Previously, he also served as President of Franklin Pierce University, a private university in Ridge, New Hampshire, from 2015 until 2016, and also previously served as the Executive Director of the Office of the Provost and Vice President for Academic Affairs at Texas A&M University until he became President of Franklin Pierce University. Prior to that, Mr. Card served as Chief of Staff to President George W. Bush, under President H. W. Bush as the country’s 11th Secretary of Transportation, and Deputy Assistant to the President and Director of Intergovernmental Affairs for President Ronald Reagan. Additionally, Mr. Card previously served as Vice President-Government Relations for General Motors Corporation, and as the President and Chief Executive Officer of the American Automobile Manufacturers Association.

Mr. Card has extensive senior-level experience in the federal government and the transportation industry, as well as invaluable experience in economic and international affairs, due to his roles as Chief of Staff to President George W. Bush; under President H. W. Bush as the country’s 11th Secretary of Transportation; the Deputy Assistant to the President and Director of Intergovernmental Affairs for President Ronald Reagan; Vice President-Government Relations for General Motors Corporation, one of the world’s largest auto manufacturers; and President and Chief Executive Officer of the American Automobile Manufacturers Association.

OTHER PUBLIC DIRECTORSHIPS (within the last 5 years)
CURRENT • Hyliion Holdings Corp. (Since 2020) • Draganfly Inc. (since 2019) FORMER • Lorillard, Inc. (2011-2015)

PROPOSAL NUMBER 1 – Election of Directors
WILLIAM J. DELANEY	INDEPENDENT
AGE: 65 DIRECTOR SINCE: 2018 COMMITTEES:	EXPERIENCE
Former Chief Executive Officer Sysco Corporation

Most recently, Mr. DeLaney served as Chief Executive Officer of Sysco Corporation (Sysco), a food marketing and distribution company, from March 2009 until his retirement in December 2017. Prior to that, Mr. DeLaney served in various other roles for Sysco, including Executive Vice President and Chief Financial Officer, and then President.

Mr. DeLaney has valuable business and strategic leadership experience, as well as knowledge of rail operations from a customer perspective, due to serving as the Chief Executive Officer of Sysco. Additionally Mr. DeLaney has an extensive finance background, having also previously acted as Sysco’s Chief Financial Officer, and has significant experience serving on the boards of other public companies.

OTHER PUBLIC DIRECTORSHIPS (within the last 5 years)
CURRENT • Cigna Corporation (since 2018) FORMER • Sanmina Corporation (2018-2019) • Sysco Corporation (2009-2017) • Express Scripts Holding Company (2011-2018) (acquired by Cigna Corporation in 2018)
DAVID B. DILLON	INDEPENDENT
AGE: 70 DIRECTOR SINCE: 2014 COMMITTEES:	EXPERIENCE
Former Chairman and CEO The Kroger Co.

Most recently, Mr. Dillon served as the Chairman of the Board of the Kroger Co. (Kroger), and as the Chief Executive Officer of Kroger. Prior to that, Mr. Dillon served in various other roles with Kroger, including President, and Executive Vice President, and he also served as President for Dillon Companies, Inc.

Mr. Dillon has valuable retail business and strategic leadership experience as a result of his role as Chief Executive Officer of Kroger. Additionally, Mr. Dillon has a demonstrated ability to understand complex logistics operations, and skills in financial audit matters, as well as extensive experience serving on the boards of other public companies.

OTHER PUBLIC DIRECTORSHIPS (within the last 5 years)
CURRENT • 3M Company (since 2015)

PROPOSAL NUMBER 1 – Election of Directors
LANCE M. FRITZ	MANAGEMENT
AGE: 58 DIRECTOR SINCE: 2015	EXPERIENCE
Chairman, President and Chief Executive Officer Union Pacific Corporation and Union Pacific Railroad Company

Mr. Fritz is currently serving as the Chairman, President and Chief Executive Officer of the Company and the Railroad, and has held these roles since 2015. Prior to that Mr. Fritz served in various roles for the Railroad, including President and Chief Operating Officer, Executive Vice President-Operations, Vice President-Labor Relations, and several other executive positions in the Railroad’s operating and marketing and sales departments.

Mr. Fritz has extensive operational and managerial experience, as well as a deep institutional knowledge and track record of success, due to his lengthy tenure with the Company and the Railroad.

OTHER PUBLIC DIRECTORSHIPS (within the last 5 years)
CURRENT • Parker Hannifin Corporation (since 2021)
DEBORAH C. HOPKINS	INDEPENDENT
AGE: 66 DIRECTOR SINCE: 2017 COMMITTEES:	EXPERIENCE
Former Chief Executive Officer Citi Ventures and Former Chief Innovation Officer Citi

Most recently, Ms. Hopkins was the Chief Executive Officer of Citi Ventures and the Chief Innovation Officer of Citigroup, Inc., a global investment bank and financial services corporation, holding both positions from 2008 to 2016. Prior to that Ms. Hopkins served in various roles with Citigroup, including Chief Operations and Technology Officer, Senior Advisor to Corporate and Investment Bank and Head of Corporate Strategy. Ms. Hopkins also has served as Chief Financial Officer for each of Lucent Technologies and The Boeing Company, and has served in various roles for General Motors Company, including Vice President of Finance, Europe and General Auditor, and as the Corporate Controller for Unisys Corporation.

Ms. Hopkins has significant experience in finance, technology and innovation due to her various leadership positions overseeing those areas at multinational companies. Additionally, Ms. Hopkins has extensive experience serving on the boards of other public companies.

OTHER PUBLIC DIRECTORSHIPS (within the last 5 years)
CURRENT • Marsh and McLennan Companies (since 2017) FORMER • Virtusa Corporation (2018-2021) • Qlik Technologies Inc. (2011-2016)

PROPOSAL NUMBER 1 – Election of Directors
JANE H. LUTE	INDEPENDENT
AGE: 64 DIRECTOR SINCE: 2016 COMMITTEES:	EXPERIENCE
Strategic Advisor SICPA, North America

Ms. Lute is currently serving as a Strategic Advisor for SICPA, North America, a global provider of security inks, having previously served as its President and Chief Executive Officer; a Special Advisor to the Secretary-General of the United Nations, where she has held several position in peacekeeping and peace building; and as a Director for the Center for Internet Security (CIS), an operating nonprofit organization focused on developing cyberdefense best practices and home of the Multi-State Information Sharing and Analysis Center providing cyber security services for state, local, tribal and territorial governments; and has held such positions since 2017, 2016 and 2015 respectively. Prior to that, Ms. Lute served as the Chief Executive Officer for CIS from 2015 to 2016, and has also served as the Deputy Secretary for the U.S. Department of Homeland Security, and on the National Security Council Staff under Presidents George H.W. Bush and William Jefferson Clinton. Ms. Lute has also served in the United States Army.

Ms. Lute has unique and invaluable knowledge and leadership experience that she has gained through her extensive military and government service, including her service at the U.S. Department of Homeland Security and the United Nations. Additionally, she has expertise with cyber security matters developed through her role as Chief Executive Officer of CIS.

OTHER PUBLIC DIRECTORSHIPS (within the last 5 years)
CURRENT • Atlas Air Worldwide Holdings, Inc. (since 2018)* • Marsh and McLennan Companies (since 2020) * Director until term expires on May 25, 2021.
MICHAEL R. MCCARTHY	INDEPENDENT | LEAD DIRECTOR
AGE: 69 DIRECTOR SINCE: 2008 COMMITTEES:	EXPERIENCE
Chairman McCarthy Group, LLC

Mr. McCarthy is currently serving as Chairman of McCarthy Group, LLC, a private investment group which he co-founded in 1986, and currently serves as the Company’s lead independent director.

Mr. McCarthy has extensive experience providing strategic and operational advice to businesses in various sectors of the economy, as well as financial expertise and a valuable background in leading successful investment companies, gained through founding and serving as Chairman of McCarthy Group, LLC. Additionally, Mr. McCarthy has significant experience serving on the boards of other public companies.

OTHER PUBLIC DIRECTORSHIPS (within the last 5 years)
FORMER • Cabela’s Incorporated (1996-2017)

PROPOSAL NUMBER 1 – Election of Directors
THOMAS F. MCLARTY III	INDEPENDENT
AGE: 74 DIRECTOR SINCE: 2006 COMMITTEES:	EXPERIENCE
Chairman McLarty Associates

Mr. McLarty is currently serving as the Chairman of McLarty Associates (formerly Kissinger McLarty Associates), an international strategic advisory and advocacy firm; Executive Vice Chairman of RML Automotive; and Chairman and President of McLarty Companies, a fourth generation, family-owned transportation business; and has held these positions since 1999, 2007 and 1998, respectively. Prior to that, Mr. McLarty served in several positions in the Clinton White House, including Chief of Staff to the President, Counselor to the President and Special Envoy for the Americas, and also served as Chairman and Chief Executive Officer of Arkla, Inc., a Fortune 500 natural gas company.

Mr. McLarty has valuable business leadership experience due to his time as the Chief Executive Officer of Arkla, Inc., as well as extensive exposure and expertise in international business and regulatory matters gained as President of McLarty Associates. Additionally, he has significant experience in government service at the highest levels gained through his several positions in the Clinton White House. Mr. McLarty also has experience serving on the board of Acxiom Corporation and Entergy, both public companies.

JOSE H. VILLARREAL	INDEPENDENT
AGE: 67 DIRECTOR SINCE: 2009 COMMITTEES:	EXPERIENCE
Retired Advisor Akin, Gump, Strauss, Hauer & Feld LLP

Most recently, Mr. Villarreal served as a non-employee advisor with Akin, Gump, Strauss, Hauer & Feld LLP, an international law firm, and was previously a partner at the firm. Mr. Villareal also previously served as Assistant Attorney General for the Public Finance Division of the Texas Attorney General’s Office, and has served in senior roles in numerous presidential campaigns, as well as in the role of United States Commissioner General to the Shanghai 2010 World Expo.

Mr. Villarreal has valuable legal, regulatory and compliance expertise, as well as extensive government affairs experience gained from his service in state and federal public offices, his involvement in presidential campaigns, and as a partner with Akin, Gump, Strauss Hauer & Feld, LLP. Additionally, Mr. Villarreal has significant service and experience on boards of other public companies, including PMI Group, Inc., First Solar, Inc. and Walmart Inc.

PROPOSAL NUMBER 1 – Election of Directors
CHRISTOPHER J. WILLIAMS	INDEPENDENT
AGE: 63 DIRECTOR SINCE: 2019 COMMITTEES:	EXPERIENCE
Chairman Siebert Williams Shank & Co.

Mr. Williams is currently serving as the Chairman of Siebert Williams Shank & Co., LLC, an investment banking and financial services company, and has held this position since November 4, 2019, when The Williams Capital Group, L.P. and Williams Capital Management, LLC (collectively Williams Capital), an investment banking and financial services firm that Mr. Williams founded, merged with Siebert Cisneros Shank & Co., L.L.C. Prior to the merger, Mr. Williams served as the Chairman and Chief Executive Officer of Williams Capital, holding that position since the company’s formation in 1994. Mr. Williams also previously worked at Jeffries and Company and Lehman Brothers.

Mr. Williams has extensive financial, accounting and strategic knowledge gained during his years of experience in investment banking and finance, as well as valuable executive management and leadership experience due to his role as Chairman and Chief Executive Officer of Williams Capital. Additionally, he has significant experience serving on the boards of other public companies, including, in addition to those listed below, Walmart Inc.

OTHER PUBLIC DIRECTORSHIPS (within the last 5 years)
CURRENT • The Clorox Company (since 2015) • Ameriprise Financial (since 2016) FORMER • Caesars Entertainment Corporation (2003-2019)

PROPOSAL NUMBER 1 – Election of Directors
Director Qualifications and Experience
The Corporate Governance and Nominating Committee considered the character, experience, qualifications and skills of each director nominee when determining whether he or she should serve as a director of the Company. Consistent with the stated criteria for director nominees described on page 18 below and included in the Company’s Corporate Governance Guidelines and Policies, the Committee determined that each director nominee exhibits a high degree of integrity, has significant professional accomplishments, and has proven leadership experience. Each director nominee is or has been a leader in his or her respective field and brings diverse talents and perspectives to the Board. The Committee also considered the experience and qualifications that each director nominee brings to the Board outlined above in each director’s biographical information, as well as service on boards of other public companies.
The Committee utilizes the following list of skills, attributes and qualities that are particularly relevant to the Company when evaluating director nominees.
•	Economics/Finance – Background in finance, banking, economics, and the securities and financial markets, both domestic and international;
•	Operations – Knowledge or experience in the transportation industry, particularly the rail industry and rail operations;
•	Risk Management Experience – Senior executive level experience in risk management, strategic planning or compliance activities;
•	Customer Perspective – A strong understanding of rail customer perspectives;
•
Government and Regulatory Expertise – Experience in regulatory, political and governmental affairs or public service in legislative or executive positions in Washington D.C. or state government, especially in states where the Company has a significant operating presence;

•	Legal – Possesses a law degree or experience in the legal profession;
•
International/Global Expertise – An international background or global expertise given the significant rail interchange operations with Mexican and Canadian rail systems, along with the Company’s extensive international marketing efforts;

•	Wall Street Experience – Background or experience with an investment or brokerage firm, investment banking or similar Wall Street financial expertise;
•	Technology – Senior executive level or board experience in information technology, cybersecurity, information systems or information technology issues for a public or private entity;
•	Investor Perspective – A strong understanding of institutional investors;
•	CEO Experience – Business and strategic management experience gained from prior or current service as a chief executive officer; and
•	Publicly Traded Company Experience – Prior or current service as a CEO or director at other publicly traded companies.

PROPOSAL NUMBER 1 – Election of Directors

Below we identify the balance of skills and qualifications each director nominee brings to the Board. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the Corporate Governance and Nominating Committee and the Board in making nomination decisions and as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates how the Board is well-positioned to provide strategic oversight and guidance to management.

PROPOSAL NUMBER 1 – Election of Directors

Board Refreshment
The Corporate Governance and Nominating Committee is responsible for developing and periodically reviewing and recommending to the Board the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Such criteria, as described in the Company’s Corporate Governance Guidelines and Policies, include: business and management experience; familiarity with the business; customers and suppliers of the Company; varying and complementary talents, backgrounds and perspectives; diversity (inclusive of gender, race, ethnicity and national origin); and relevant legal, regulatory and stock exchange requirements applicable to the Board and certain of its Committees.
All potential new Board candidates should exhibit a high degree of integrity and ethics consistent with the values of the Company and the Board. In all our director nominee searches, the Committee is committed to actively seeking out highly qualified women (Ms. Lute and Ms. Hopkins) and other diverse candidates (Messrs. Villarreal and Williams), for consideration as nominees to the Board. The Committee ultimately seeks to identify and nominate candidates with diverse talents, backgrounds and perspectives who will enhance and complement the skills and expertise of the Board and satisfy the Board membership criteria included in the Company’s Corporate Governance Guidelines and Policies. In determining the independence of a candidate, the Committee relies upon the independence standards adopted by the Board. In addition, the Committee requires that all candidates:
•	Exhibit a high degree of integrity and ethics consistent with the values of the Company and the Board;
•	Have demonstrable and significant professional accomplishments; and
•	Have effective management and leadership capabilities.
The Committee also values familiarity with the rail transportation industry and considers the number of other public boards on which candidates serve when determining whether the individual circumstances of each candidate will allow the candidate sufficient time to effectively serve on the Board and contribute to its function and activities.
The Committee meets each year to consider the inclusion of nominees in the Company’s proxy statement. During this meeting, the Committee considers each nominee by:
•	Reviewing relevant information provided by the nominee in his or her Company questionnaire;
•	Applying the criteria listed above; and
•	Assessing the performance of the Board and each nominee during the previous year with respect to current members of the Board.
As part of the Committee’s oversight of the Board’s self-evaluation process, the Committee assesses the effectiveness of the criteria listed above when evaluating all new director candidates and when assessing the composition of the Board. The Committee will consider candidates recommended by shareholders under the same standards after concluding that any such recommendations comply with the requirements outlined below. During 2020, the Company retained the services of Heidrick & Struggles to help identify and evaluate suitable director candidates.

PROPOSAL NUMBER 1 – Election of Directors
Board Tenure
We believe that Board tenure diversity is important and directors with many years of service provide the Board with a deep knowledge of our Company, while newer directors lend fresh perspectives. The chart below reflects the average tenure of all directors nominated for re-election.

Average Tenure of All Director Nominees = 7.9 Years
6
5
4
3
2
1
0
3
DeLaney
Hopkins
Williams
3
Dillon
Fritz
Lute
4
Card
McCarthy
McLarty
Villarreal
< 5 Years
5 - 10 Years
> 10 Years

Evaluation of Board and Committee Effectiveness and Performance
The Corporate Governance and Nominating Committee is responsible for overseeing the annual self-evaluation process of the Board and its committees, which is used by the Board and each committee to assess their effectiveness, their performance and opportunities for improvement. In addition, each committee reviews its Charter annually and reports to the Corporate Governance and Nominating Committee and the Board on its self-evaluation and review of its Charter.
During 2020, the Board and committee evaluation process involved the distribution of a self-assessment questionnaire to all Board and committee members inviting a review and written comments on all aspects of the Board and each committee’s role and responsibilities, as well as director performance and Board dynamics. Comments solicited related to a holistic review of how the Board can improve its key functions overseeing the Company’s overall governance and the enterprise risk profile of the Company, approving the Company’s strategic plan, monitoring strategy implementation and generally overseeing management’s operations of the business. In particular, for both the Board and the relevant committee, the process solicited ideas from directors about (i) improving prioritization of issues, (ii) improving quality of Board and committee discussions on key matters, (iii) identifying specific issues that should be discussed in the future, and (iv) identifying any other matters of importance to the functioning of the Board or committee.
The Corporate Governance and Nominating Committee will provide oversight for each committee and the Board as the directors continue discussing the results of this evaluation and work to address the recommendations.

PROPOSAL NUMBER 1 – Election of Directors
Consideration of Director Nominees and Proxy Access
The Company’s By-Laws provide for “proxy access” for certain director candidates nominated by shareholders. Under the By-Laws, a shareholder or group of shareholders who have continuously held for three years a number of shares of Company common stock equal to three percent of the outstanding shares of Company common stock may request that the Company include in the Company’s proxy materials director nominees representing up to the greater of two directors or 20% of the current number of directors. Eligible shareholders wishing to have such candidates included in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders should provide the information specified in the By-Laws to the Secretary of the Company in writing during the period beginning on November 1, 2021 and ending on December 1, 2021, and should include the information and representations required by the proxy access provisions set forth in the Company’s By-Laws.
The Corporate Governance and Nominating Committee will consider and evaluate individuals for service on the Board suggested by directors and other interested parties. Shareholders desiring to recommend candidates for consideration at the 2022 Annual Meeting should advise the Secretary of the Company in writing during the period beginning on January 13, 2022 and ending on the close of business February 12, 2022, and should include the following information required by the nomination procedures set forth in the Company’s By-Laws, as well as any other information that would assist the Committee in evaluating the recommended candidates: (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation of the candidate, and (iii) the number of shares of Company common stock beneficially owned by the candidate. A shareholder should also provide (i) his or her name and address, (ii) the number of shares of Company common stock beneficially owned by such shareholder, (iii) a description of all arrangements between himself or herself and the candidate and any other person pursuant to which the recommendation for nomination is being made, and (iv) the candidate’s written consent agreeing to any resulting nomination and to serve as a director if elected. The By-Laws are available on the Company’s website at www.up.com/investors/governance, and shareholders may obtain a printed copy by contacting the Secretary of the Company at the address set forth on the notice page of this Proxy Statement.

BOARD CORPORATE GOVERNANCE MATTERS
We are committed to implementing and following high standards of corporate governance, which we believe are important to the success of our business and create shareholder value. The Board has adopted Corporate Governance Guidelines and Policies, and, with ongoing input from the Corporate Governance and Nominating Committee, will continue to assess the appropriateness of these guidelines and policies and implement such changes and adopt such additions as may be necessary or desirable to promote the effective governance of the Company. We post these guidelines and policies on our website at www.up.com/investors/governance.
Director Independence
To assist it in making determinations of a director’s independence, the Board has adopted the independence standards set forth below. The Board affirmatively determined that retired director Mr. Davis, Mr. Patel, and all remaining directors, except for Mr. Fritz, who are also director nominees, Ms. Hopkins and Ms. Lute and Messrs. Card, DeLaney, Dillon, McCarthy, McLarty, Villarreal and Williams, have no material relationship with the Company or any of its consolidated subsidiaries, including Union Pacific Railroad Company (the Railroad), (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and are independent within the meaning of the applicable listing standards of the NYSE and the Director Independence Standards adopted by the Board. Additionally, the Board determined that all Board Committees are comprised entirely of independent directors and that all members of the Audit Committee, Compensation and Benefits Committee and Finance Committee meet the additional independence standards applicable to such committee members as set forth below.
The Board’s independence determination included a review of the payments over the last three years between the Railroad and LyondellBasell Industries, N.V. (LyondellBasell). Mr. Patel is the Chief Executive Officer of LyondellBasell. LyondellBasell paid the Railroad approximately $127 million, $127 million, and $115 million for transportation services in 2020, 2019 and 2018 respectively. These amounts were significantly less than 2% of LyondellBasell’s consolidated gross revenues for any of the past three years (0.5% for 2020, 0.4% for 2019 and 0.3% for 2018,).
The Board also reviewed a payment made in 2019 to The Williams Capital Group, L.P. (Williams Capital). Mr. Williams is the Chairman of Siebert Williams Shank & Co., the successor to Williams Capital. The Company paid Williams Capital $87,500 in fees to serve as a co-manager in a July 2019 debt transaction. The Board noted that this payment was significantly less than 2% of Williams Capital’s consolidated gross revenues.
Director Independence Standards
An “independent” director is a director whom the Board has affirmatively determined has no material relationship with the Company or any of its consolidated subsidiaries either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Accordingly, a director is also not independent if:
(1)
the director is, or within the last three years has been, an employee of the Company or an immediate family member of the director is, or within the last three years has been, an executive officer of the Company;

(2)
the director (a) or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) is a current employee of such a firm; (c) has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or (d) or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(3)
the director, or a member of the director’s immediate family, is, or within the last three years has been, an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee;

(4)	the director, or a member of the director’s immediate family, received or has received during any 12-month period within the last three years any direct compensation from the Company in excess of

BOARD CORPORATE GOVERNANCE MATTERS
$120,000, other than compensation for Board service and pension or other forms of deferred compensation for prior service with the Company, and compensation received by the director’s immediate family member for service as a non-executive employee of the Company;
(5)
the director is a current employee of a company, including a professional services firm, that has made payments to or received payments from the Company, or during any of the last three years has made payments to or received payments from the Company, for property or services in an amount that, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s or firm’s consolidated gross revenues;

(6)
a member of the director’s immediate family is a current executive officer of another company, or a partner, principal or member of a professional services firm, that has made payments to or received payments from the Company, or during any of the last three fiscal years has made payments to or received payments from the Company, for property or services in an amount that, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s or firm’s consolidated gross revenues; and

(7)
the director is an executive officer, director or trustee of a non-profit organization to which the Company or Union Pacific Foundation makes, or within the last three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues (amounts that the Company or Union Pacific Foundation contribute under matching gifts programs are not included in the payments calculated for purposes of this standard).

For purposes of these standards, an “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.
Audit Committee and Compensation and Benefits Committee Independence Criteria
In addition to the Board’s Director Independence Standards above, a director is not considered independent for purposes of serving on the Audit Committee or the Compensation and Benefits Committee, and may not serve on such committees, if the director: (a) accepts, directly or indirectly, from the Company or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company; or (b) is an “affiliated person” of the Company or any of its subsidiaries; each as determined in accordance with NYSE and SEC rules and regulations.

BOARD CORPORATE GOVERNANCE MATTERS
Related Party Policy and Procedures
The Board annually reviews related party transactions involving directors and director nominees in conjunction with making director independence determinations and preparing the annual Proxy Statement. We require that executive officers report any transactions with the Company under the Statement of Policy on Ethics and Business Conduct (Business Conduct Policy) that covers all Company employees. Under the Business Conduct Policy, the Audit Committee reviews any transaction reported by executive officers and refers any reported transactions to the Corporate Governance and Nominating Committee for evaluation pursuant to the Company’s Related Party Transaction Policies and Procedures (the Related Party Policy) described below.
Under the Company’s Related Party Policy, transactions with related parties are subject to approval or ratification by the Corporate Governance and Nominating Committee. Transactions subject to Committee review and approval include any transaction in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any related party will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
“Related party” is defined under the policy as any (i) person who is or was during the last fiscal year an executive officer or director of the Company or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing. “Immediate family” member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).
If advance Corporate Governance and Nominating Committee approval of a transaction is not feasible, then the transaction will be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
Under the Related Party Policy, the Committee may pre-approve certain transactions, even if the aggregate amount involved exceeds $120,000. Such transactions include (i) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), direct or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues; and (ii) any charitable contribution, grant or endowment by the Company to a charitable organization, foundation, or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts. Additionally, the Board has delegated to the Chair of the Committee the authority to pre-approve or ratify, as applicable, any transaction with any related party in which the aggregate amount involved is expected to be less than $1 million. At each regularly scheduled meeting of the Committee, a summary of each new transaction deemed pre-approved will be provided to the Committee for its review.
Related Party Transactions in 2020
Since 1994, the Railroad has historically and routinely done business with Omaha Track, Inc. and its related companies (Omaha Track). Kelvin Whited, who became the Chief Financial Officer of Omaha Track in July 2015, is the spouse of Elizabeth F. Whited, who became the Company’s Executive Vice President and Chief Human Resource Officer in August 2018. Ms. Whited served as the Company’s Executive Vice President and Chief Marketing Officer until August 15, 2018, when she was appointed Executive Vice President and Chief Human Resource Officer.
In 2020, the Railroad paid Omaha Track or its affiliates approximately $22.9 million for tie disposal services, on-track scrap metal removal and railcar repairs. All of these transactions are managed by the Railroad’s Supply Department and Ms. Whited has no involvement in these matters.

BOARD CORPORATE GOVERNANCE MATTERS
Omaha Track has been a transload provider to customers of the Railroad for transload shipments of various materials. The Railroad paid Omaha Track approximately $35,000 in 2020 in connection with these transload services. Ms. Whited is not involved in any commercial or rate discussions involving Omaha Track.
The Railroad provides transportation services to LyondellBasell. Mr. Patel is the Chief Executive Officer and a director of LyondellBasell and a director of the Company. Payments to the Railroad over the last three years from LyondellBasell are detailed on page 21 of this Proxy Statement.
April Rocker, Senior Manager Signal Design, is the spouse of Kenny G. Rocker, who became the Company’s Executive Vice President Marketing and Sales on August 15, 2018. Ms. Rocker has been employed by the Railroad since March 1, 2004. Ms. Rocker’s taxable compensation from the Railroad in 2020 was approximately $138,000.
These transactions were ratified by the Corporate Governance and Nominating Committee under the Company’s Related Party Policy.

BOARD CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
The Board believes it is in the best interest of the Company for the Board to periodically evaluate the leadership structure of the Company and make a determination regarding whether to separate or combine the roles of Chairman and CEO based on circumstances at the time of its evaluation. By retaining flexibility to adjust the Company’s leadership structure, the Board is best able to provide for appropriate management and leadership of the Company and address any circumstances the Company may face. In accordance with the Company’s Corporate Governance Guidelines and Policies, the Board annually will elect a Chairman of the Board, who may or may not be the CEO of the Company. Additionally, the Guidelines provide that if the individual elected as Chairman of the Board is not an independent director, the independent directors also will elect a lead independent director. The Board determined that having a combined Chairman and CEO at this time best allows the Board and management to focus on the oversight and implementation of the Company’s strategic initiatives and business plan to efficiently and effectively protect and enhance the Company’s long-term success and shareholder value.
In addition, the independent directors of the Board elected Mr. McCarthy as the lead independent director with the following responsibilities:
✔	Preside at meetings of the Board at which the Chairman and CEO are not present, including executive sessions of the independent directors;
✔	Approve the flow of information sent to the Board, and approve the agenda, schedule and what materials are sent for the Board meetings;
✔	Serve as the liaison between the independent directors and the Chairman and CEO;
✔	Be available for consultation and communication with major shareholders as appropriate;
✔	Oversee the process of evaluating and compensating the Chairman and CEO (in conjunction with the Compensation and Benefits Committee);
✔	Assure that a succession plan is in place for the Chairman and CEO, as well as the lead independent director;
✔	Authorize or recommend the retention of consultants who report directly to the full Board; and
✔	Assist the Board and Company officers in compliance with, and implementation of, the Company’s governance guidelines and policies.
The independent directors conducted executive sessions at all Board meetings in 2020. Mr. McCarthy also has the authority to call executive sessions of the independent directors. The Board has adopted a number of strong corporate governance practices that provide effective, independent oversight of management, including:
✔	Holding executive sessions of the non-management, independent directors after every Board meeting;
✔	Providing that only independent directors serve on key Board committees; and
✔	Conducting an annual performance evaluation of the Chairman and CEO by the independent directors.
The Board believes that the current leadership structure and succession planning coupled with an active lead independent director provides effective oversight of management and responsiveness to shareholders, while also continuing the solid leadership of the Company and the Board necessary to effect execution of the Company’s strategic plans.

BOARD CORPORATE GOVERNANCE MATTERS
Risk Oversight of the Company
The Board of Directors is responsible for overseeing the assessment and management of the critical enterprise risks affecting the Company. The Board delegates to the Audit Committee primary responsibility for oversight of managing risks related to operations of the Company.
Management identifies and prioritizes enterprise risks (included in the risk factors disclosed in our Annual Report on Form 10-K) and regularly presents them to the Board for its review and consideration. The senior executives responsible for implementation of appropriate mitigation strategies for the Company’s top enterprise risks, along with the chief compliance officer, provide reports directly to the Board during the year. The Audit Committee also receives reports throughout the year from the chief compliance officer and the senior executives responsible for financial reporting, cybersecurity and environmental matters.
In addition, the Audit Committee oversees the Company’s internal audit of enterprise risks selected for review and evaluation based upon the Company’s annual risk assessment model with the purpose of evaluating the effectiveness of mitigating controls and activities of Company personnel. The Company’s internal auditors present to the Audit Committee findings regarding the mitigating controls and processes for the enterprise risks selected for review. The Audit Committee, in turn, reports those findings to the entire Board. The Company’s enterprise risk management process is dynamic and continually monitored so that the Company can timely identify and address any potential risks that arise in the ever-changing economic, political, legal and technology threat environment in which the Company operates.

BOARD CORPORATE GOVERNANCE MATTERS
Board of Directors Meetings and Committees
In accordance with applicable provisions of Utah law and the By-Laws of the Company, the business and affairs of the Company are managed under the direction of the Board. The Board has established standing Committees and adopted guidelines and policies to assist it in fulfilling its responsibilities as described below.
During 2020, the Board met seven times. None of the directors attended fewer than 75% of the aggregate number of meetings of the Board and the Committees on which he or she served. Our Corporate Governance Guidelines and Policies reflect our policy that all directors should attend the Annual Meeting. In accordance with this policy, all directors then serving attended last year’s Annual Meeting.
The Board currently maintains four standing committees − the Audit Committee, Finance Committee, Compensation and Benefits Committee, and Corporate Governance and Nominating Committee. Each of the committees operates under a written charter adopted by the Board, copies of which are available on the Company’s website at www.up.com/investors/governance, and shareholders may obtain copies by contacting the Secretary of the Company at the address set forth on the notice page of this Proxy Statement. Each committee has the ability to retain outside advisors to assist it in the performance of its duties and responsibilities. All Board Committees are composed entirely of independent directors, satisfying both the independence standards of the NYSE and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and Policies. Audit Committee members and Compensation and Benefits Committee members also satisfy the additional independence criteria applicable to Audit Committee and Compensation and Benefits Committee members under the listing standards of the NYSE.

BOARD CORPORATE GOVERNANCE MATTERS

David B. Dillon
Chair

Other Members:
William J. DeLaney
Deborah C. Hopkins
Jane H. Lute
Christopher J. Williams

Meetings in 2020: 10

FINANCIAL EXPERTS ON AUDIT COMMITTEE

The Board has determined that Mr. DeLaney, Mr. Dillon, Ms. Hopkins and Mr. Williams, each of whom are independent directors, qualify as “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.
Overview	Committee Functions

The Audit Committee assists the Board in fulfilling its responsibilities for overseeing our financial reporting process and the audit of our financial statements.

The Audit Committee meets regularly with the independent registered public accounting firm of the Company, financial management, the internal auditors, the chief compliance officer and the chief legal officer to provide oversight of the financial reporting process, internal control structure, and the Company’s compliance requirements and activities. The independent registered public accounting firm, the internal auditors, the chief compliance officer and the chief legal officer have unrestricted access to the Committee and meet regularly with the Committee, without Company management representatives present, to discuss the results of their examinations, their opinions on the adequacy of internal controls and quality of financial reporting, and various legal matters.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered accounting firm (as described on page 39 of this Proxy Statement).

The Audit Committee’s Report is included on page 40 of this Proxy Statement.

• Appoint, evaluate and retain
   our independent registered
    public accounting firm

• Maintain direct responsibility
   for the compensation,
   termination and oversight of
   our independent registered
   public accounting firm and
   evaluate the independent
   registered public accounting
   firm’s qualifications,
   performance and
   independence

• Review and discuss earnings
   releases, audited financial
   statements and unaudited
   quarterly financial statements,
   including reviewing specific
    disclosures under
   “Management’s Discussion
   and Analysis of Financial
   Condition and Results of
    Operations”

• Review the Company’s policies
   and procedures to maintain
   the adequacy and effectiveness
   of internal controls and
   disclosure controls

• Review the scope, resources
   and results of the internal audit
   program, including
   participation in the General
   Auditor performance review

• Oversee the Company’s
   enterprise risk management
   program as well as the annual
   enterprise risk assessment

• Oversee the administration of
   the Company’s Code of Ethics
   for the Chief Executive Officer
   and Senior Financial Officers
   and the Statement of Policy on
   Ethics and Business Conduct
   for employees

BOARD CORPORATE GOVERNANCE MATTERS

Thomas F. McLarty III Chair Other Members: Deborah C. Hopkins Michael R. McCarthy Bhavesh V. Patel Christopher J. Williams Meetings in 2020: 5	Overview	Committee Functions

The Finance Committee is responsible for assisting the Board with its review and oversight of the Company’s financial position, plans and programs and dividend policy and actions. The Finance Committee also assists the Board by reviewing strategic options and opportunities for the Company, including acquisitions and divestitures.

• Review and oversee significant
   treasury matters such as the
   Company’s capital structure,
   balance sheet, credit ratings,
   short-and long-term financing
   plans and programs, derivative
   policy, share repurchases and
   dividend policy

• Review the Company’s liquidity
   position, including the
   Company’s credit facilities

• Oversee the Company’s
   investor relations activities,
   including the Company’s
   interaction with the investor
   community

• Review the performance of the
   Company’s internal investment
   committee that oversees the
   investment management of
   assets held by the Company’s
   pension, thrift and other
   funded employee benefit
   programs

BOARD CORPORATE GOVERNANCE MATTERS

William J. DeLaney
Chair

Other Members:
Andrew H. Card, Jr.
David B. Dillon
Bhavesh V. Patel
Jose H. Villarreal

Meetings in 2020: 7

COMPENSATION AND BENEFITS INTERLOCKS AND INSIDER PARTICIPATION

There were no Compensation and Benefits Committee interlocks or insider participation in 2020.
Overview	Committee Functions

The Compensation and Benefits Committee discharges the Board’s responsibilities relating to the compensation of senior executives and provides strategic oversight of our compensation structure, including equity compensation plans and benefits programs.

The Compensation and Benefits Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Chairman and CEO and certain other elected executives. The details of the processes and procedures involved are described in the Compensation Discussion and Analysis (CD&A). The independent members of the full Board ultimately make the final decisions regarding the Chairman and CEO’s compensation.

The Compensation and Benefits Committee Report is included on page 71 of this Proxy Statement.

• Evaluate the CEO’s performance
   and, together with the other
   independent directors,
   determine and approve the
   CEO’s compensation

• Oversee the Company’s
   executive incentive plans and
   review amounts of awards and
   the executives who will receive
   awards and refer its
   determinations with respect to
   the annual incentive program to
   the Board for approval

• Review the CD&A and
   recommend to the Board its
   inclusion in our Proxy
   Statement

• Oversee the Company’s
   pension, thrift and equity
   compensation plans and review
   and recommend to the Board all
   material amendments to these
   plans

• Oversee the administration of
    the Company’s general
   compensation plans and
   employee benefit plans and
   periodically review the
   Company’s benefit plans to
   assess whether such benefit
   plans remain competitive

Compensation Consultant
Under its charter, the Compensation and Benefits Committee has the authority to retain, terminate and approve fees for advisors and consultants as it deems necessary. The Committee, in its discretion, uses outside advisors and experts to assist it in performing its duties and fulfilling its responsibilities. The Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant. A representative of FW Cook attends all Committee meetings. The Committee is solely responsible for the engagement and termination of this relationship. At its March 2020 meeting, the Committee reviewed and reaffirmed the engagement of FW Cook as the Committee’s compensation consultant and determined that the retention of FW Cook did not raise any conflicts of interest.
FW Cook advises the Committee on compensation philosophy and matters related to CEO and other executive and director compensation. The Committee annually requests that FW Cook update compensation and performance data on the peer companies selected by the Committee, as described on page 55 of this Proxy

BOARD CORPORATE GOVERNANCE MATTERS
Statement. In addition, the Committee periodically requests that FW Cook make presentations on various topics, such as compensation trends and best practices, regulatory changes, long-term incentive components and award mix and stock plan utilization. The Committee Chair reviews and approves all charges for these consulting services.
Under the Committee’s engagement, FW Cook also confers with management on a limited basis to promote consistency and efficiency. In such matters, FW Cook acts in its capacity as the Committee’s advisor, and the Committee Chair reviews and approves any major projects for which management requests the assistance of FW Cook. Such projects involve only the amount and form of executive or director compensation and may include analysis of competitive director compensation data, design and development of new compensation and stock plans, calculation of compensation amounts reported in this Proxy Statement and review of materials prior to distribution to the Committee to confirm that the materials conform with the Committee’s philosophy and policies. The Committee Chair reviews and approves all charges for any projects requested by management. During 2020, the Company paid fees to FW Cook only for advising on matters under the Committee’s purview. The Company did not pay any fees for additional projects or services.
In early 2021, the Committee, with the assistance of FW Cook, conducted its annual compensation risk assessment of our executive compensation programs and confirmed that they were designed and operate within a system of guidelines and controls to avoid creating any material adverse risks to the Company.

BOARD CORPORATE GOVERNANCE MATTERS

Michael R. McCarthy Chair Other Members: Andrew H. Card, Jr. Jane H. Lute Thomas F. McLarty III Jose H. Villarreal Meetings in 2020: 3	Overview	Committee Functions

The Corporate Governance and Nominating Committee oversees and assists the Board in fulfilling its responsibilities relating to our corporate governance, including the practices, policies and procedures of the Board and its committees.

The Committee also reviews the size, structure and needs of the Board and Board committees, reviews possible candidates for the Board and recommends director nominees to the Board for approval.

• Identify and recommend
   candidates to be nominated for
   election as directors at the
   Annual Meeting or to fill Board
   vacancies

• Review the composition and
   activities of the Board,
   including, but not limited to,
   committee memberships,
   Board self-evaluation, Board
   size, continuing education,
   retirement policy and stock
   ownership requirements

• Review the Board’s leadership
   structure, recommending
   changes to the Board when
   appropriate, and oversee the
   election of the lead
   independent director

• Oversee the Corporate
   Governance Guidelines and
   Policies, and the Company’s
   Code of Business Conduct and
   Ethics for members of the
   Board of Directors

• Establish policies and
   procedures for the review and
   approval of related party
   transactions

• Review current trends in
   environmental, social and
   corporate governance (ESG)
   and recommend to the Board
   for adoption new (or
   modifications of existing)
   practices, policies and
   procedures

• Review director compensation
   periodically to assess whether
   compensation is competitive
   and reflects duties and
   responsibilities of Board
   members

Codes of Conduct and Ethics
The Board has adopted the Union Pacific Corporation Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Statement of Policy on Ethics and Business Conduct for employees (the Business Conduct Policy) and the Union Pacific Corporation Code of Business Conduct and Ethics for Members of the Board of Directors. We post these codes of conduct on our website at www.up.com/investors/governance, and printed copies are available to any shareholder upon request to the Secretary of the Company at the address set forth on the notice page of this Proxy Statement. To the extent permitted by SEC rules and the NYSE listing standards, we intend to disclose any future amendments to, or waivers from, certain provisions of these codes of conduct on our website.
Communications with the Board
Interested parties wishing to communicate with the Board may do so by U.S. mail c/o the Corporate Secretary, Union Pacific Corporation, 1400 Douglas Street, 19th Floor, Omaha, NE 68179. Communications intended for a specific director or directors (e.g., the lead independent director, a committee chairperson or all of the non-management directors) should be addressed to their attention and sent, by U.S. mail, to the address above. The Board has appointed and authorized the Corporate Secretary of the Company to process these communications and forward them to the appropriate directors. We forward appropriate communications from shareholders directly to the appropriate Board member(s). If a communication is illegal, unduly hostile or threatening, or similarly inappropriate, the Corporate Secretary of the Company has the authority to disregard or take appropriate action regarding any such communication.

ENVIRONMENTAL, SOCIAL & GOVERNANCE (ESG)
Union Pacific’s vision of Building America means we connect the nation’s businesses and communities to each other and the world by providing safe, reliable and efficient supply chain solutions that support sustainable economic growth.
ESG Governance Structure
The Board of Directors provides oversight of our ESG strategy. The Corporate Governance and Nominating Committee reviews current developments in ESG and recommends adoption of new, or modifications to existing, practices, policies and procedures. To see that ESG is appropriately managed throughout the Company, we have designed the following governance structures:
•	Board of Directors: Provides oversight of ESG strategy
•	Chief Executive Officer: Provides executive direction on ESG strategy
•	Management Leadership: Our Executive Vice President and Chief Human Resource Officer oversees ESG strategy and sustainability efforts
•
Sustainability Steering Committee: Senior leaders from law, finance, supply chain, environmental management, corporate relations and investor relations meet quarterly to drive decision-making, accountability and ownership of specific ESG initiatives

Our ESG Strategy
In 2020, we reinforced our commitment to a more sustainable future by introducing our environmental, social and governance (ESG) strategy: Building a Sustainable Future 2030.
Built on four areas of concentration – Engaging Employees, Sustainable Solutions, Protecting the Environment and Strengthening Communities – our strategy is designed to address the evolving needs of our stakeholder groups over the next decade and is more inclusive of the overall impact we can have. It builds on our foundation of safety as our No. 1 priority and addresses our most material issues, while aligning with our commitment to the United Nation’s Sustainable Development Goals (SDGs).
The COVID-19 pandemic taught the world about the importance of resiliency, and, in many cases, businesses like Union Pacific reacted faster than governments to support employees, supply chains and communities. As a critical part of America’s infrastructure, we played a key role ensuring continuity of functions to support public health and safety, as well as delivering materials to support hospitals, stock grocery store shelves, purify water, make medicine and feed livestock. These responsibilities and our ability to be agile in responding to evolving customer and community needs will continue to be critical long into the future as we face the impacts of climate change, social injustice and other global crises.
More information about the Company’s ESG goals in each of these four areas can be found in the Company’s 2020 Building America Report which will be available in early May 2021. The Company’s prior Building America Reports are available on our website www.up.com under the Investors caption link by selecting “Sustainability.” Please note that information contained on our website is not incorporated by reference in this Proxy Statement or considered to be part of this document.

Investing in Our Workforce. Our employees are passionate about their role in Building America. We believe the work that every employee does matters, and how the work is accomplished is just as important as producing results and achieving goals. Every employee’s career path is unique, from working on or with trains to in an office setting. At Union Pacific, our goal is to help employees develop skill sets enabling them to grow, move into positions across the Company and become experts in their role, leading to fulfilling careers.

Providing employees with fulfilling, family-supporting careers is important to us. We offer competitive compensation to our employees. Our Board of Directors evaluates our compensation plans and reviews recommendations from the Compensation and Benefits Committee. The median annual total compensation for all our employees who were employed as of December 31, 2020, was $99,153.*
*
The median annual compensation reported in the Company’s Form 10-K for the year ended December 31, 2020, was $77,778 and is calculated differently than the $99,153 noted above. The $99,153 includes $21,375 for pre-tax medical premiums and 401(k)/thrift plan contributions.

ENVIRONMENTAL, SOCIAL & GOVERNANCE (ESG)
Agreement professionals who worked at least 30 days during the pandemic received a one-time $1,000 gross bonus payment in December 2020 in recognition of their critical role during the COVID-19 pandemic.
We are committed to improving and strengthening performance through an inclusive workforce that reflects the diverse markets and communities we serve. Recognizing we still have work to do, we continue to focus on building an inclusive culture, and a talented workforce and marketplace with a goal to reach 40% minority and 11% female representation in total for the Company by 2030.

Driving Sustainable Solutions. By operating a safe, efficient and environmentally responsible rail network, we aim to deliver the best customer experience, create economic strength and grow our business profitably and responsibly, allowing us to invest in the future.

Union Pacific owns and operates more than 32,000 track miles in 23 states across the western two-thirds of the United States. We create economic opportunities for local communities through direct employment with Union Pacific, as well as contributing to prosperity by local employee spending.

The Company’s capital investments create economic opportunity through employment and supply chain activity and represent investments in building a rail network that supports sustainable economic growth for generations to come. The more we invest in building a safe and efficient railroad today, the better our infrastructure can support communities going forward.

Championing Environmental Stewardship. A healthy environment is an essential foundation for a strong country and a vibrant economy. Our vision of Building America involves protecting and strengthening this foundation.

Railroads are one of the most fuel efficient means of transportation. Today, Union Pacific moves a ton of freight 454 miles on a single gallon of fuel and rail remains the most environmentally responsible way to move freight, cutting greenhouse gas (GHG) emissions by up to 75% compared to commercial trucks. While our ESG strategy supports Union Pacific’s corporate strategy to be the best freight railroad in North America, it leverages our expertise and enables further sustainable growth across our supply chain.

We already can move freight in an environmentally responsible way while enabling sustainable economic growth, but we are not complacent about our operations’ impact. As we work to reduce our GHG emissions, we have set science-based targets to determine how much and how quickly we need to act to support global climate change goals outlined in the Paris Agreement. The agreement encourages all nations to combat climate change by keeping the global temperature rise this century well below 2°C above pre-industrial levels. Our actions also can enable our customers to reduce their carbon footprint and create meaningful global change. In early 2021, the Science Based Targets initiative (SBTi) approved our targets to reduce absolute scope 1 and 2 GHG emissions from our operations 26% by 2030 against a 2018 baseline.

Strengthening Our Communities. Communities are one of Union Pacific’s key stakeholders, and we are committed to serving and investing in their futures. We take tremendous pride in our relationships and efforts to improve the communities where we operate through the Community Ties Giving Program and volunteer efforts. In 2020, we supported nearly 3,000 nonprofit partners, donated more than $26 million to community efforts, and our representatives are members of more than 180 local civic organizations, such as chambers of commerce and economic development organizations. The results lead to safe, prosperous and vibrant communities where people want to live and work.

In the four years since we redefined our philanthropic pillars to focus on safety, workforce development and community spaces, we’ve served approximately 48 million people, 18 million of which are in underserved populations. We believe our impact has a ripple effect and the potential to change future generations.
In 2020, the Company purchased about $423 million in goods and services from more than 275 diverse suppliers in 35 states. Our spending with diverse suppliers grew 29% from 2019 to 2020. Approximately 89% of our strategic suppliers reported purchasing goods and services from diverse suppliers, demonstrating their support for our diversity initiative.

DIRECTOR COMPENSATION IN FISCAL YEAR 2020
Non-Management Directors’ Fees and Compensation
During 2020, non-employee directors were compensated for their Board service as shown below. Directors who are employees do not receive retainers or any other Board-related compensation.
•	Annual Retainer: $280,000 ($160,000 annual mandatory deferral into a Stock Unit Account, remainder ($120,000) may be deferred at the director’s election or taken in cash)
•	Annual Mandatory Deferral: $160,000 of their Annual Retainer deferred in the Stock Unit Account described below
•	Committee Chair Retainer: $20,000 for each standing Committee chair
•	Audit Committee Member Retainer: $10,000
•	Lead Director Retainer: $30,000
In response to declining volumes as a result of the COVID-19 pandemic, on April 17, 2020, the Board approved a 25% reduction applicable to the cash retainer portion ($120,000) and Committee and Lead Director retainer portions of each non-management director’s compensation for the months of May, June, July and August 2020.
Stock Unit Grant and Deferred Compensation Plan for the Board of Directors
Under our Stock Unit Grant and Deferred Compensation Plan for non-management directors, a director may, by December 31 of any year, elect to defer all or a portion of any compensation (in addition to the amount mentioned above that is required to be invested in their Stock Unit Account) for service as a director in the ensuing year or years, excluding reimbursements for expenses. Such deferred amounts may be invested, at the option of the director, in (i) a Fixed Rate Fund administered by the Company, (ii) a Stock Unit Account administered by the Company, or (iii) various notional accounts administered by The Vanguard Group. These accounts are unfunded, unsecured obligations of the Company. The Company Fixed Rate Fund bears interest equal to 120% of the applicable federal long-term rate compounded annually. The Stock Unit Account fluctuates in value based on changes in the price of our common stock, and equivalents to cash dividends paid on the common stock are deemed to be reinvested in the Stock Unit Account. The Vanguard Accounts are subject to earnings and value fluctuations from the investment performance of the notional accounts at Vanguard. Payment of all deferred amounts begins in January of the year following separation from service as a director. Deferred amounts may be paid, at the election of the director, in either a lump-sum or in up to 15 equal, annual installments.
2000 Directors Stock Plan
Under the 2000 Directors Stock Plan (the 2000 Directors Plan) adopted by the shareholders on April 21, 2000, the Company may grant options to purchase shares of our common stock to non-management directors. Upon recommendation of the Corporate Governance and Nominating Committee in September 2007, the Board eliminated the annual grant of options for 2008 and future years. The Company did not award any options to non-management directors in 2020.
Previously, each non-management director, upon election to the Board of Directors, would receive a grant of 4,000 restricted shares of our common stock or restricted share units that represent the right to receive our common stock in the future (which number has been adjusted to reflect the Company’s two-for-one stock splits on May 28, 2008 and June 6, 2014). The restricted shares or share units vest on the date a director ceases to be a director by reason of death, disability or retirement, as defined in the 2000 Directors Plan. During the restricted period, the director has the right to vote such restricted shares and receive dividends or dividend equivalents, but may not transfer or encumber such shares or units. The director would forfeit such shares or units upon ceasing to be a director for any reason other than death, disability or retirement. Effective August 1, 2018, the Board approved the elimination of this initial equity grant for newly elected directors.

DIRECTOR COMPENSATION IN FISCAL YEAR 2020
Non-Management Director Compensation in Fiscal Year 2020
The following table provides a summary of the compensation of our non-management directors for 2020.
NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS (a)	OPTION AWARDS	ALL OTHER COMPENSATION (b)	TOTAL COMPENSATION
Andrew H. Card, Jr.	$273,958	$0	$0	$28,536	$302,494
Erroll B. Davis, Jr. (c)	122,084	0	0	29,744	151,828
William J. DeLaney	290,833	0	0	23,292	314,125
David B. Dillon	297,500	0	0	13,452	310,952
Deborah C. Hopkins	279,166	0	0	24,072	303,238
Jane H. Lute	279,166	0	0	26,332	305,498
Michael R. McCarthy	315,834	0	0	26,549	342,383
Thomas F. McLarty III	288,334	0	0	29,147	317,481
Bhavesh V. Patel	270,000	0	0	6,575	276,575
Jose H. Villareal	270,000	0	0	9,115	279,115
Christopher J. Williams	277,499	0	0	1,867	279,366
(a)
The following table provides the outstanding equity awards at fiscal year-end held by all individuals who served as non-management directors in 2020. The Number of Shares in the Vesting Upon Termination column represents the shares granted to each director upon initial election to the Board and required to be held until his or her service as a member of the Board ends.

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	NUMBER OF SHARES VESTING UPON TERMINATION	NUMBER OF UNITS IN DEFERRED STOCK UNIT ACCOUNT
Andrew H. Card Jr.	0	4,000	32,470
Erroll B. Davis, Jr. (c)	0	4,000 (d)	39,378 (d)
William J. Delaney	0	0 (e)	2,097
David B. Dillon	0	4,000	8,150
Deborah C. Hopkins	0	4,000	7,248
Jane H. Lute	0	4,000	5,065
Michael R. McCarthy	0	4,000	54,200
Thomas F. McLarty III	0	4,000	31,805
Bhavesh V. Patel	0	4,000	3,305
Jose H. Villarreal	0	4,000	25,194
Christopher J. Williams	0	0 (e)	1,422
(b)
Excess liability insurance premiums paid in 2020 for each non-management director were $1,549. Under the Company’s charitable matching gift program which is also available to all employees of the Company, the Company matched the following amounts for each director: Mr. Card, $25,000; Mr. Davis, $25,000; Mr. DeLaney, $20,000; Mr. Dillion, $10,000; Ms. Hopkins, $22,500; Ms. Lute, $22,750; Mr. McCarthy, $25,000; Mr. McLarty, $25,000; Mr. Patel, $5,000; and Mr. Villarreal, $5,100. In addition, the Company began paying Nebraska state income taxes on behalf of nonresident directors in 2014 because of their travel to Nebraska required for Company business. The reimbursement covers the incremental cost of these nonresident directors’ taxes. The directors do not claim any tax benefits for the reimbursement in their resident states. The amounts shown in the table reflect additional federal and Nebraska income taxes paid in 2021 for the applicable director’s service, and stock option exercises, if any, during the director’s service in 2020. The Company does not consider this a perquisite and does not gross-up or pay any state income taxes that the directors incur in their normal work locations.

(c)	Mr. Davis retired from the Board on May 14, 2020.
(d)	Mr. Davis’ 4,000 shares vested upon his retirement. Mr. Davis’ Deferred Stock Unit Account was paid out on January 4, 2021.
(e)
Upon recommendation of the Corporate Governance and Nominating Committee, effective August 1, 2018, the Board eliminated the 4,000 share grant to non-management directors upon their election to the Board.

PROPOSAL NUMBER 2 − Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2021
The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the books and accounts of the Company and its consolidated subsidiaries for the year ending December 31, 2021 and submits this selection for ratification by a vote of shareholders as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte & Touche LLP does not receive an affirmative vote of a majority of the votes cast, the Audit Committee will review its future selection of an independent registered public accounting firm.
The Audit Committee believes that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of our shareholders as there are several benefits to the Company of having a long-tenured auditor.
•
Enhanced Audit Quality. Through more than 50 years of experience with the Company, Deloitte & Touche LLP has gained institutional knowledge and deep expertise regarding the Company’s rail operations and business, accounting policies and practices and internal control over financial reporting.

•	Competitive Fee Structure. Due to Deloitte & Touche LLP’s familiarity with the Company, audit fees are competitive with peer companies.
•
Avoids Costs Associated with New Auditor. Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.

The Company expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to relevant questions by shareholders.
Vote Required for Approval
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.
The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2021.

Independent Registered Public Accounting Firm’s Fees and Services
Aggregate fees billed to the Company for services rendered by our independent registered public accounting firm for each of the past two years are set forth below:
	YEAR ENDED DECEMBER 31,
	2020	2019
Audit Fees	$3,057,700	$2,974,700
Audit-Related Fees	460,262	509,603
Tax Fees	201,023	244,713
All Other Fees	0	0
Total	$3,718,985	$3,729,016
Audit Fees. Audit services included the integrated audit of financial statements and internal control, quarterly reviews, comfort letters provided in conjunction with the issuance of debt, and agreed-upon procedures performed on the Annual Report R-1 filed by Union Pacific Railroad Company with the Surface Transportation Board.
Audit-Related Fees. Audit-related services included consultation on accounting standards and transactions, audits of employee benefit plans, and audits of subsidiary companies.
Tax Fees. Tax fees included fees for corporate tax planning and consultation services and work performed for international tax compliance.
All Other Fees. No other services were provided to the Company by Deloitte & Touche LLP during the years ended December 31, 2020 and 2019.
Pre-Approval of Audit and Non-Audit Services Policy
The Audit Committee’s charter requires the Committee to approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent registered public accounting firm. By approving the engagement, which is performed in conjunction with the first Board meeting of each year, the audit services are deemed pre-approved. As part of its pre-approval policy, the Committee considers whether the provision of any proposed non-audit services is consistent with auditor independence. With respect to non-audit services provided by the independent registered accounting firm, the Audit Committee adopted and observes procedures that require the independent registered public accounting firm to present a budget for the three categories of non-audit services: (i) audit-related services, (ii) tax services and (iii) other services. The budget is detailed as to the particular services to be provided so that the Committee knows what services it is being requested to pre-approve in order to facilitate a well-reasoned assessment of the impact of the services on the auditor’s independence. After review and approval of the annual budget by the Committee, no further approval by the Committee is required to undertake specific projects within the three categories of non-audit services.

Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2020. The Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed with the Audit Committee under applicable Public Company Accounting Oversight Board (PCAOB) standards and SEC Rule 2-07 of Regulation S-X. The Committee also has received the written disclosure and correspondence from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP communications with the Committee concerning independence and has discussed their independence with them. Based on the foregoing reviews and discussions, the Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
The Audit Committee
David B. Dillon, Chair
William J. DeLaney
Deborah C. Hopkins
Jane H. Lute
Christopher J. Williams

PROPOSAL NUMBER 3 − Advisory Vote to Approve Executive Compensation
The Board of Directors asks shareholders to support a non-binding, advisory resolution approving the Company’s executive compensation as reported in this Proxy Statement.
We design our executive compensation programs to support the Company’s long-term success. As described below in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation and Benefits Committee has structured the Company’s executive compensation programs to achieve key Company goals and objectives. We believe our compensation philosophy allows us to link realized pay to performance measures and reward management efforts that produce consistent, long-term performance accompanied with effective risk management and execution of the Company’s strategy.
The year 2020 was marked with uncertainty and challenge. The COVID-19 pandemic impacted our country and its economy and our Company’s business. Our freight revenues decreased 10% year-over-year driven primarily by a volume decline of 7%. Although the environment we operated in changed due to COVID-19, we continued our operational transformation. This was evident as our key performance indicators improved substantially year-over-year. Highlights of the Company’s 2020 operational and financial performance include:
•
For the full year 2020, net income was $5.3 billion or $7.88 per diluted share. Excluding the effects of the $278 million one-time non-cash impairment charge related to the Company’s Brazos yard investment, adjusted full year net income was $5.6 billion, or $8.19 per diluted share compared to $5.9 billion, or $8.38 per diluted share, in 2019*;

•
Despite the challenges presented by COVID-19, our operational transformation produced a full-year operating ratio of 59.9%, and when adjusted for the one-time non-cash impairment charge was a best-ever 58.5%*; and

•
Substantial improvement in key performance indicators year-over-year. For example, transportation plan changes to eliminate switches and improved terminal processes drove an 8% improvement in freight car terminal dwell. Improved dwell coupled with 3% faster average train speed led to a 6% improvement in freight car velocity. We also saw a 14% improvement in locomotive productivity and 11% improvement in work force productivity.

The Board urges shareholders to read the Compensation Discussion and Analysis, beginning on page 54 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures, including many best practices, operate and are designed to align compensation with our Company strategy, goals and objectives. Shareholders should also review the Summary Compensation Table and related compensation tables and narrative, appearing on pages 72 through 87, which provide detailed information regarding the compensation of our Named Executive Officers. The Compensation and Benefits Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis create effective incentives for achieving Company goals, including returns to shareholders, and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and directly contributed to the Company’s performance and success.
In accordance with Section 14A of the Securities Exchange Act of 1934, and as a matter of good corporate governance, the Board asks shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Union Pacific Corporation (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders.
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation and Benefits Committee will review and consider the voting results when evaluating the Company’s executive compensation programs.
The Company currently holds an advisory vote on the compensation of the Company’s NEOs on an annual basis (in accordance with results of the advisory vote held at the Company’s 2017 Annual Meeting to determine the frequency of an advisory vote on NEO compensation), and will continue to hold the vote annually until the next frequency vote is held (which is not required until 2023).
The Board of Directors recommends a vote FOR the advisory resolution to approve executive compensation.
*	2020 adjusted to exclude the impact of the Brazos one-time non-cash impairment charge. See Appendix A for a reconciliation to GAAP.

PROPOSAL NUMBER 4 – Adoption of Union Pacific Corporation 2021 Stock Incentive Plan
Introduction
On March 25, 2021, the Board of Directors approved and recommended for submission to the shareholders for their adoption the Union Pacific Corporation 2021 Stock Incentive Plan (the Incentive Plan). The approval by an affirmative vote of a majority of the votes cast on the proposal (either in person or by proxy) is required for adoption.
The Board of Directors believes that the adoption of the Incentive Plan is desirable because it will promote and closely align the interests of employees of the Company and its shareholders by providing the ability for the Company to award to employees stock-based compensation and other performance-based compensation. The Board of Directors believes the Incentive Plan promotes the Company’s ability to drive performance, which the Board of Directors believes enhances long-term shareholder value; increases employee stock ownership; and enables the Company to attract and retain an outstanding employee and executive team. If our shareholders approve the adoption of the Incentive Plan, no new awards may be granted under the Prior Plans (as described below), although outstanding awards under the Prior Plans will continue to be administered pursuant to their terms.
A maximum of 23,000,000 shares plus
•
any shares subject to outstanding awards under any Prior Plans (as described below) as of December 31, 2020 that after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), less

•	any shares subject to awards made under the Prior Plans made after December 31, 2020 (subject to adjustments as described below)
will be available for grants of stock options and stock awards under the Incentive Plan. The approval of the Incentive Plan represents a net reduction in the shares available for grant. None of the 68,497,205 from the 2013 Stock Incentive Plan will be available under the new Incentive Plan.
The Board of Directors believes that this number of shares represents a reasonable amount of potential equity dilution in light of the purposes of the Incentive Plan as described above. The 23,000,000 shares available under the Incentive Plan would represent approximately 3.4% of fully diluted common stock outstanding as of December 31, 2020.
The following summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan as set forth in Appendix B to this Proxy Statement. You should read the complete text of the Incentive Plan for more details regarding the operation of the Incentive Plan.
Information Regarding Grants Made Under Prior Plans
The Company has historically granted equity awards under various plans, including most recently the 2013 Stock Incentive Plan and the 2004 Stock Incentive Plan (together, the Prior Plans). If the Incentive Plan is approved by the Company’s shareholders as proposed, no further awards will be made under the 2013 Stock Incentive Plan, and no awards have been made under the 2004 Stock Incentive Plan since the approval of the 2013 Stock Incentive Plan. We also have awards outstanding under the 2000 Directors Plan.
Information as of December 31, 2020, regarding overhang from awards outstanding under the Prior Plans and the 2000 Directors Plan is summarized in the following table:
Award	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Options	2,568,542	$132.47	6.4 years
Full Value Awards (1)	2,281,201 (1)	N/A	N/A
Total Overhang	10.0% (2)

(1)
Full-Value Awards are awards other than stock options and stock appreciation rights. Includes performance stock units granted at the maximum amount to be achieved. Includes 1,359,165 retention shares already issued and outstanding. Includes 32,000 shares already issued and outstanding under the 2000 Directors Plan.

(2)
After the 2013 Stock Incentive Plan is no longer in effect, total overhang is only 5.5% assuming the approval of 23 million shares under the 2021 Stock Incentive Plan and 10 million shares under the 2021 Employee Stock Purchase Plan.

One means of evaluating the long-term dilution from equity compensation plans is to monitor the number of equity awards granted annually, commonly referred to as “burn rate.” As shown in the following table, the Company’s three-year average annual burn rate calculated using Institutional Shareholder Services (ISS) methodology has been .32%, which is below the ISS burn rate benchmark of 2.0% applied to our industry.
Fiscal Year	Options Granted	Total Full- Value Awards	Time-based Full-Value Awards granted (1)	Perf-based Full-Value Awards earned	Weighted Avg. CSO	Burn Rate
2020	558,000	654,000	315,000	339,000	677,300,000	0.32%
2019	573,000	653,000	384,000	269,000	703,500,000	0.31%
2018	800,000	637,000	542,000	95,000	750,900,000	0.32%
(1)	Total Granted calculation is based on the ISS methodology of weighing performance stock units and retention stock awards more heavily than options, using a 2.5:1 ratio.
Key Features of the Incentive Plan
•
Limitation on shares requested. The maximum number of shares available for grant under the Incentive Plan is 23,000,000 shares, plus any shares that are subject to outstanding awards under the Prior Plans as of May 13, 2021 that after such date are canceled, expired, forfeited or otherwise not issued under the Prior Plans or settled in cash, minus any shares that are subject to awards granted after December 31, 2020 under the Prior Plans, in each case adjusted as described in the Incentive Plan. If our shareholders approve the adoption of the Incentive Plan, no new awards may be granted under the Prior Plans, although outstanding awards under the Prior Plans will continue to be administered pursuant to their terms.

•	Limitation on term of stock option grants. The term of each stock option will not exceed ten years.
•
Fungible share counting formula. Shares issued pursuant to stock options and stock appreciation rights (SARs) will count against the number of shares available for issuance under the Incentive Plan on a one-for-one basis, whereas each share issued pursuant to all other awards will count against the number of shares available for issuance under the Incentive Plan as 2 shares.

•
Limitation on share recycling. Shares surrendered for the payment of the exercise price or withholding taxes under stock options or SARs, shares subject to SARs not issued upon net settlement of such awards, and shares repurchased in the open market with the proceeds of an option exercise, may not again be made available for issuance under the Incentive Plan.

•
No repricing or grant of discounted stock options. The Incentive Plan prohibits the repricing of options or SARs without shareholder approval by reducing the exercise price or cancelling and re-granting or exchanging the option or SAR for cash or a new award with a lower (or no) exercise price. The Incentive Plan also prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the Company’s stock on the date of grant.

•
No reload stock options. Stock options under the Incentive Plan will not be granted in consideration for and will not be conditioned upon the delivery of shares to the Company in payment of the exercise price or tax withholding obligation under any other stock option.

•	No evergreen provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Incentive Plan can be increased automatically without shareholder approval.
Description of the Incentive Plan
Eligibility. The officers, executives, and other employees of the Company and its subsidiaries will be eligible to participate in the Incentive Plan. The Company’s non-employee directors will not be eligible to participate in the Incentive Plan.
Administration. The Incentive Plan will be administered by the Compensation and Benefits Committee or such other committee as designated by the Board of Directors (the Committee). The Committee may grant awards to eligible persons and, to the extent permitted by applicable law, may delegate to (i) one or more subcommittees consisting of one or more directors and/or officers of the Company any of the authority of the Committee under the Incentive Plan or (ii) one or more officers, the right to grant awards in accordance with the terms of the Incentive Plan. The Committee may further designate or delegate to one or more additional officers or employees of the Company or any subsidiary, and/or to one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Incentive Plan and/or of the awards granted under the Incentive Plan. The Committee has broad authority, as stated in the Incentive Plan, to interpret and administer the Incentive Plan and related agreements and documents and to take various other actions with respect thereto.
Shares Available Under the Incentive Plan
Subject to adjustment as provided for in the Incentive Plan, the number of shares of the Company’s common stock subject to grants under the Incentive Plan will not exceed in the aggregate:
•	23,000,000 shares, plus
•
any shares that were subject to outstanding awards under the Prior Plans as of May 13, 2021 that are subsequently canceled, expired, forfeited or otherwise not issued under a Prior Plan or are settled in cash (such shares to be added to the number of shares issuable under the Incentive Plan as one share of stock if such shares were subject to options or SARs under the Prior Plans and as 2 shares of stock if such shares were subject to awards other than options or SARs under the Prior Plans), minus

•	any shares subject to awards made under the Prior Plans after May 13, 2021.
These share authorizations are affected by various provisions in the Incentive Plan, as discussed below under “Share Counting” and “Other Provisions—Adjustments.” The shares may be authorized and unissued shares or shares that were reacquired by the Company, including shares purchased in the open market, or a combination of the foregoing. After the effective date of the Incentive Plan, no awards may be granted under the Prior Plans, although outstanding awards under the Prior Plan will continue to be administered pursuant to their terms.
Share Counting
Under the Incentive Plan, each share of the Company’s common stock that is subject to a stock option or SAR counts against the aggregate Incentive Plan limit as one share, and each share of the Company’s common stock that is subject to an award other than a stock option or SAR under the Incentive Plan counts against the aggregate Incentive Plan limit as 2 shares. However, for each share subject to an award that is forfeited, expires or is settled for cash (in whole or in part) under the Incentive Plan, or after the effective date under the Prior Plans, one share will be added back to the aggregate Incentive Plan limit for such share subject to a stock option or SAR, and 2 shares will be added back to the aggregate Incentive Plan limit for such share subject to an award other than a stock option or SAR. The number of shares available for grant under the Incentive Plan will not be increased by the following:
•
any shares of the Company’s common stock tendered by a participant or withheld by the Company in full or partial payment of the exercise price of stock options or the full or partial satisfaction of a tax withholding obligation on any stock option or SAR under either the Incentive Plan or the Prior Plans;

•
any shares of the Company’s common stock subject to a SAR granted under either the Incentive Plan or the Prior Plans that is not issued when the SAR is exercised and settled in the Company’s common stock; and

•
any shares of the Company’s common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted either under the Incentive Plan or the Prior Plans.

Shares of the Company’s common stock issued as substitution awards (as defined in the Incentive Plan) in connection with any merger with or acquisition of a company will not decrease the number of shares available for grant under the Incentive Plan, but shares of the Company’s common stock subject to substitution awards will not be available for further awards under the Incentive Plan if the substitution awards are forfeited, expire or settled in cash. The Company may use shares under a pre-existing, shareholder-approved plan of a company acquired by the Company for awards under the Incentive Plan, which shares will not decrease the number of shares available for grant under the Incentive Plan, but consistent with New York Stock Exchange rules, such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of the Company or any subsidiary prior to such acquisition.
Repricing Prohibited
The Committee may not, without the approval of the Company’s shareholders, authorize the amendment of any outstanding stock option or SAR to reduce the exercise or base price, and no outstanding stock option or SAR may be cancelled in exchange for stock options, SARs or other awards having a lower (or no) exercise or base price, or cancelled in exchange for cash. However, the foregoing provision does not apply in connection with an adjustment involving a corporate transaction or event as provided in the Incentive Plan.
Types of Awards Authorized Under the Incentive Plan
Stock Options and Stock Appreciation Rights. The Committee may award stock options in the form of nonqualified stock options or incentive stock options, and SARs, each with a maximum term of ten years. The Committee will establish the vesting schedule for stock options and SARs and the method of payment for the exercise price, which may include cash, shares, or other awards.
Retention Shares and Stock Units. The Committee may award retention shares and stock units and establish the applicable restrictions thereon (which may include performance criteria and level of achievement versus these criteria), including any limitation on voting rights or the receipt of dividends or dividend equivalents. The Committee will establish the manner and timing under which restrictions may lapse. The Committee may decide to include dividends or dividend equivalents as part of an award of retention shares or stock units and may accrue dividends or dividend equivalents, as applicable, with or without interest, until the award is paid. However, in no event will dividends or dividend equivalents be paid during the performance period with respect to retention share or stock unit awards that are subject to performance-based vesting criteria.
Incentive Bonuses. The Committee may establish performance criteria and level of achievement versus these criteria that shall determine the amount payable under an incentive bonus. Payment of the amount due under an incentive bonus may be denominated in cash or shares as determined by the Committee. Performance criteria mean any measures, as determined by the Committee, which may be used to measure the level of performance of the Company or a participant during a performance period.
Other Provisions
Limitations on Transfer. Awards are not transferable other than by will or the laws of descent and distribution unless determined otherwise by the Committee. Awards may not be pledged or otherwise encumbered.
Amendments. The Board of Directors may alter, amend, suspend or terminate the Incentive Plan from time to time subject to approval by the Company’s shareholders if required by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which shares of the Company’s common stock are traded. The Committee may waive conditions or amend the term of awards, or otherwise amend or suspend awards already granted subject to certain conditions.
Adjustments. In the event of certain corporate transaction or events affecting the number or type of outstanding common shares of the Company, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate. These adjustments include changing the number and type of shares to be issued under the Incentive Plan and outstanding awards; changing the per-participant limitations on awards and the grant, purchase or exercise price of outstanding awards; and changing the limitations on the total amount of retention shares, stock units, performance awards or other stock-based award that may be granted. The Committee may also make adjustments in the terms of awards in connection with certain acquisitions, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the company or its financial statements or of changes in applicable laws, regulations, or accounting principles.
Treatment upon a Change in Control. Unless otherwise expressly provided for in an award agreement or another contract, including an employment agreement, severance agreement or severance plan, or under the terms of a transaction constituting a Change in Control (as defined in the Incentive Plan), in the event of an involuntary termination (i.e., other than termination as a result of disability, cause or gross misconduct) within 24 months following a Change in Control, the following shall occur: (i) outstanding stock options and stock appreciation rights shall become fully vested and may be exercised for a period of three years following such termination; (ii) outstanding awards subject to qualifying performance criteria, as described above, shall be converted into the right to receive a payment based on performance through a date determined by the Committee prior to the Change in Control (unless such performance cannot be determined, in which case the grantee shall have the right to receive a payment equal to the target amount payable), and (iii) outstanding retention shares and/or stock units shall become fully vested. In the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards upon the Change in Control, immediately prior to the Change in Control, all awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (i) outstanding options or stock appreciation rights shall become fully vested and exercisable; (ii) outstanding awards subject to qualifying performance criteria, as described above, shall be converted into the right to receive a payment based on performance through a date determined by the Committee prior to the Change in Control (unless such performance cannot be determined, in which case the grantee shall have the right to receive a payment equal to the target amount payable); and (iii) outstanding retention shares and/or stock units shall become fully vested.
Federal Income Tax Consequences
This general discussion of the U.S. federal income tax consequences of stock options that may be awarded under the Incentive Plan is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Incentive Plan. Different tax rules may apply to specific participants and transactions under the Incentive Plan, particularly in jurisdictions outside the United States. In addition, this discussion does not address other federal or state tax issues that may be implicated by awards that may be granted under the Incentive Plan.
The grant of an option or stock appreciation right will create no U.S. federal income tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.
Other awards under the Incentive Plan, including non-qualified options and stock appreciation rights, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards.
The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation rights, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods. Under Section 162(m) of the Code, the annual compensation paid to certain current or former executive officers generally will be deductible only to the extent that it does not exceed $1.0 million.
New Plan Benefits
The benefits that will be awarded or paid under the Incentive Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Equity Compensation Plan Information
The following table summarizes the equity compensation plans under which UPC common stock may be issued as of December 31, 2020 under the 2013 Stock Incentive Plan and the 2000 Directors Plan:
	Column (a)	Column (b)	Column (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,230,585 (1)	$132.49 (2)	69,867,405 (3)
Total	3,230,585	$132.49	69,867,405
(1)
Includes 662,043 retention units that do not have an exercise price. Includes 32,000 shares subject to director awards that have been fully expensed. Does not include 1,359,165 retention shares that have been issued and are outstanding.

(2)	Does not include the retention units, director awards or retention shares described above in footnote 1.
(3)
Includes 68,497,205 shares available for issuance under the 2013 Stock Incentive Plan and 1,370,200 shares available for issuance under the 2000 Directors Plan. If the Incentive Plan is approved by the Company’s shareholders as proposed, no further awards will be made under the 2013 Stock Incentive Plan.

The Board of Directors recommends a vote FOR the proposal to approve the 2021 Stock Incentive Plan.

PROPOSAL NUMBER 5 – Adoption of Union Pacific Corporation 2021 Employee Stock Purchase Plan
Introduction
On March 25, 2021, the Board of Directors approved and recommended for submission to the shareholders for their adoption the Union Pacific Corporation 2021 Employee Stock Purchase Plan (the ESPP). The approval by an affirmative vote of a majority of the votes cast on the proposal (either in person or by proxy) is required for adoption.
Union Pacific has a large workforce of unionized employees and the ESPP offers a straightforward method that enables employees to participate in the future success of the Company by purchasing shares of Union Pacific Corporation common stock. The ESPP is also intended to align their interests with the Company and our shareholders. The Board of Directors believes that the adoption of the ESPP is desirable because it will secure for the Company and its shareholders the benefits of the incentive inherent in ownership of common stock by present and future employees of the Company and its subsidiaries and affiliates.
A maximum of 10,000,000 shares will be available for issuance under the ESPP. The Board of Directors believes that this number of shares represents a reasonable amount of potential equity dilution in light of the purposes of the ESPP as described above. The 10,000,000 shares available under the ESPP would represent approximately 1.5% of fully diluted common stock outstanding as of December 31, 2020. Shares issued under the ESPP may consist of newly issued shares, shares acquired from treasury held by the Company, or shares purchased on the open market.
The following summary of the ESPP is qualified in its entirety by reference to the complete text of the ESPP as set forth in Appendix C to this Proxy Statement. You should read the complete text of the ESPP for more details regarding the operation of the ESPP.
Description of the ESPP
Eligibility. All individuals who are actively employed by the Company and its subsidiaries and, to the extent designated by the Committee, affiliates and are customarily paid through the Company’s regular payroll are eligible to participate in the ESPP, which excludes non-employee directors, independent contractors, leased employees, and student or interns hired to work on a short-term basis.
Administration. The ESPP will be administered by the Compensation and Benefits Committee or such other committee (including one or more officers of the Company) as designated by the Board of Directors (the Committee). The Committee has the authority to take any and all actions necessary to implement the ESPP and to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to the ESPP, and to make all other determinations necessary or advisable in administering the ESPP. All of such actions, interpretations and determinations shall be final and binding upon all persons.
Purchase of Shares. Each eligible employee may elect regular payroll deductions up to any maximum determined by the Committee to be used to purchase shares of common stock at monthly intervals (or at such other times as determined by the plan administrator). The total amount of payroll deductions for a participating employee may not exceed $15,000 in any calendar year (or such other limit determined by the Committee). A participating employee may elect at any time to increase, decrease, or eliminate his or her regular payroll deduction. Shares of common stock are purchased under the ESPP on the 15th day of each month (or the most recent business day) (an “investment date”), or at such other times as determined by the Committee.
Matching Contribution; Purchase Price. Each employee who participates in the ESPP will receive a matching contribution from the Company equal to 40% of the amount of such employee’s contributions to the ESPP for the first 5% of the participating employee’s base compensation in each payroll period that is contributed. This matching contribution is combined with the participating employee’s contributions and used to purchase common stock under the ESPP at a purchase price equal to the fair market value of the common stock on the applicable investment date.

Holding Requirement. All shares purchased under the ESPP may not be sold or transferred by the participant until the first to occur of (i) the participant’s termination of employment for any reason or (ii) the first anniversary of the investment date.
Effect of Termination of Employment. If an eligible employee’s employment is terminated for any reason (including death), any amount withheld prior to such termination will be used to purchase shares on the next investment date, unless the participating employee (or beneficiary) elects to receive such amount in cash.
Change in Capital Structure. In the event of a stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the common stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the ESPP, the maximum number of shares or securities that may be delivered under the ESPP, the purchase price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.
Amendment and Termination. The Board of Directors in its sole discretion may at any time amend the ESPP in any respect provided that such amendment is in compliance with all applicable laws and regulations and the requirements of any national securities exchange on which shares of common stock are then traded. The ESPP will terminate on the investment date that participants become entitled to purchase a number of shares greater than the number of reserved share remaining available for purchase or at any earlier date determined by the Board of Directors.
Federal Income Tax Consequences
The ESPP is not a tax-qualified employee stock purchase plan under Internal Revenue Code section 423.
This general discussion of the U.S. federal income tax consequences of participation in the ESPP is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the ESPP. Different tax rules may apply to specific participants and transactions under the ESPP, particularly in jurisdictions outside the United States. In addition, this discussion does not address other federal or state tax issues that may be implicated by participation in the ESPP.
On the date of each payroll contribution, a participant will have ordinary income equal to amount of the Company-paid match described above. The employee’s tax capital gains holding period will commence on the investment date. The Company is entitled to a deduction for amounts taxed as ordinary income to an employee.
New Plan Benefits
Future benefits available under the ESPP are subject to the participation level of the employees and to the Company’s stock price at the time of any purchases and therefore are not determinable at this time.
The Board of Directors recommends a vote FOR the proposal to approve the 2021 Employee Stock Purchase Plan.

A LETTER FROM OUR COMPENSATION AND BENEFITS COMMITTEE
Dear Fellow Union Pacific Shareholder:
We thank you for your continued support of Union Pacific. As directors and members of the Compensation and Benefits Committee, we are committed to implementing compensation programs that pay for performance, that attract and retain key executives critical to the success of our business, and that align our management team with the Company’s strategic goals and our shareholders’ long-term interests. We remain committed to this compensation philosophy in times of economic downturn or market disruption.
Over the past year, the COVID-19 pandemic has challenged companies, including Union Pacific, and has tested the quality of the Company’s management team and revealed how quickly they must, and indeed did, adapt in order for the Company to emerge stronger and more resilient from the current pandemic. During this time, the management team has demonstrated its ability to prioritize the safety of employees, customers and communities the Company serves and to communicate frequently and transparently with employees and customers while operating a resilient and essential enterprise.
As a Committee, we are focused on retaining and recognizing this critical team through compensation programs that continue to incentivize performance and align with the Company’s strategic goals and shareholders’ long-term interests.
COVID-19 & 2020 Results
The year 2020 was marked by uncertainty as the COVID-19 pandemic impacted our country, our economy and Union Pacific. The pandemic caused a dramatic economic slowdown as businesses transformed their operations to protect the health and safety of their employees, customers, and communities. The Company was also affected by the temporary suspension of automotive production and disruption of supply chains between Asia and the United States driving declines in intermodal shipments. While the second quarter was impacted the most, and volumes improved sequentially from that quarter, some market segments continued to lag and freight revenues decreased 10% year-over-year driven primarily by a volume decline of 7%.
Despite all of these challenges presented by the pandemic, the Company continued to deliver solid financial performance. For the full year 2020, net income was $5.3 billion or $7.88 per diluted share. Excluding the effects of the $278 million one-time non-cash impairment charge related to the Company’s Brazos yard investment, adjusted full year net income was $5.6 billion or $8.19 per diluted share, compared to $5.9 billion or $8.38 per diluted share in 2019.* The full year operating ratio of 59.9% when adjusted for the impairment charge was a best-ever 58.5%.* Additionally, through the continued implementation of precision scheduled railroading principles, the Company made year-over-year improvements in all operating key performance indicators.
In 2020, Union Pacific returned $6.3 billion to its shareholders in the form of dividends and share repurchases.
Our Fiscal 2020 Compensation Decisions
In response to declining volumes as a result of the COVID-19 pandemic, on April 17, 2020, our Board approved a 25% reduction in base salary for each of the Named Executive Officers (NEOs) for the months of May, June, July and August 2020. As freight traffic began to rebound in the third quarter of 2020, the Board discontinued the 25% reduction to base salary for each of the NEOS, except for Mr. Fritz, for the month of August.
For 2020, the NEOs’ formula-based incentive cash program (the 2020 Annual Incentive Plan) was similar to 2019 with eighty percent (80%) of the target annual incentive cash bonus based on two equally weighted key performance metrics: operating income and operating ratio. The remaining 20% of an executive’s target incentive cash bonus was based on the Committee’s evaluation of the Company’s performance against pre-established business objectives and individual executive performance in the key areas identified in the Company’s strategy wheel set forth on page 65 of the Compensation Discussion & Analysis (CD&A).
After thorough deliberation and consideration, including discussions with the Committee’s compensation consultant, the Committee made three adjustments to the Company’s 2020 Annual incentive Plan:
*	2020 adjusted to exclude the impact of the Brazos one-time non-cash impairment charge. See Appendix A for a reconciliation to GAAP.

(i) exclusion of the second quarter, which was the most heavily disrupted by the COVID-19 pandemic, including pro-rating the results for the remaining periods to reflect the exclusion, (ii) exclusion of the one-time non-cash impairment charge related to the Company’s Brazos yard investment, and (iii) exclusion of insurance proceeds received in 2020 as a result of 2019 weather events.
These adjustments to the calculation of our formulaic bonus program under the Company’s 2020 Annual Incentive Plan are detailed beginning on page 62 of the CD&A. The Committee believes that the exclusion of the second quarter appropriately recognizes how the management team adapted to the COVID-19 pandemic, protected the Company’s employees, customers and communities it serves, and continued to make significant productivity and operational improvements even in the face of the sudden and unprecedented decline in freight volumes and market disruption as a result of the pandemic. Additionally, the Committee reviewed the one-time non-cash impairment charge, and determined it was appropriate to exclude, because it related solely to a change in strategic direction for the Company as a result of the implementation of Unified Plan 2020. The Committee also excluded the weather related insurance proceeds the Company received in 2020, since it had excluded the effect the extraordinary weather events when calculating annual incentive plan results for 2019. These adjustments resulted in annual incentive bonus payouts for 2020 at 75% of target for Mr. Fritz and Mr. Rocker, 78% of target for Ms. Hamann, and 80% of target for Ms. Whited.
As described on page 58 of the CD&A, due to Mr. Vena’s critical role in the implementation of Unified Plan 2020, the Committee recommended, and the Board approved, a second $4 million performance-based long-term incentive grant in March of 2020. The 2020 grant consisted of 40% stock options and 60% performance stock units, with a two year vesting period, and the number of performance stock units payable based on the Company’s 2020 operating ratio. The Committee also recommended, and the Board approved, an annual incentive bonus for 2020 for Mr. Vena at 100% of target, vesting of the second tranche of his 2019 performance stock unit award at 100% of target, and vesting of the first tranche of his 2020 performance stock unit award at 100% of target. We are proud of the progress that the Company made under Mr. Vena’s operational leadership and thank him for his contributions in establishing and integrating precision scheduled railroading principles in our operations. As we previously announced, Mr. Vena transitioned to Senior Advisor to the Chairman effective January 1, 2021, and will remain at the Company through June 30, 2021.
Long-term equity incentives remain an integral part of our compensation program, as we believe they support alignment of our executives’ interests with the interests of our shareholders. The 2020 equity grants for the NEOs consisted of 60% performance stock units (PSUs) and stock options constituted the remaining 40% of award values. The performance period for the 2018 PSUs ended in 2020, and participating executives earned 95% of the target number of stock units.
Further detail on our compensation program is included in the CD&A that follows.
Diversity and Our Workforce
We support the Company’s commitment to attracting and maintaining a diverse workforce necessary to foster innovative ideas and business growth and to improving and strengthening employee performance through an inclusive workforce that reflects the diverse markets and communities the Company serves. We endorse the Company’s goal to improve to 40% minority and 11% female representation in total for the Company by 2030.
Ongoing Commitment to Shareholder Engagement
The Committee values the perspectives of the Company’s shareholders and the importance of shareholder feedback, as demonstrated by the continued evolution of our compensation program. We appreciate the strong support from shareholders on our 2020 say-on-pay vote on executive compensation. We remain committed to maintaining a compensation structure that aligns pay with performance, drives long-term value creation and reflects the perspectives of our shareholders.
Thank you for your continued support and investment in Union Pacific.
Respectfully,

The Compensation and Benefits Committee
William J. DeLaney, Chair
Andrew H. Card, Jr.
David B. Dillon
Bhavesh V. Patel
Jose H. Villarreal

2020 Business Highlights
Union Pacific Railroad Company is the principal operating company of Union Pacific Corporation. One of America's most recognized companies, Union Pacific Railroad Company connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. We serve many of the fastest-growing U.S. population centers, operate from all major West Coast and Gulf Coast ports to eastern gateways, connect with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. The Railroad’s diversified business mix includes Bulk, Industrial, and Premium. Bulk traffic consists of grain and grain products, fertilizer, food and refrigerated, and coal and renewables. The Industrial group consists of several categories, including construction, industrial chemicals, plastics, forest products, specialized products (primarily waste, salt, roofing, and government), metals and ores, petroleum, liquid petroleum gases (LPG), and soda ash. The transportation of finished vehicles, auto parts, and merchandise in intermodal containers both domestic and international are included as part of our premium business. The Railroad provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.
Union Pacific’s strategy is predicated on being the best freight railroad in North America, which is established through safety, service, reliability, and efficiency. That sets the foundation for growth, which, combined with increasing margins, creates long term enterprise value. We expect to generate growth in three ways – increasing profitable carloads that fit our network and transportation plan; providing more products and services to our customers; and increasing the geographic reach of our franchise.
To assist us in accomplishing our goal of being the best freight railroad in North America, we announced our efficiency and business growth initiative of G55+0 (grow to an operating ratio of 55 with zero injuries), which was launched in late 2015. Additionally, beginning in October 2018, we began conversion to precision scheduled railroading (PSR) in an effort to streamline operations with four principles:
1.	Shift the focus of operations from moving trains to moving cars.
2.	Minimize car dwell, car classification events, and locomotive power requirements.
3.	Utilize general-purpose trains by blending existing train service.
4.	Balance train movements to improve the utilization of crews and rail assets.
We want to move cars faster, reducing the number of times each is touched, resulting in terminal consolidation opportunities, improved asset utilization, and fewer car classifications, allowing product to get to the market quicker and more reliably. The end result is we are delivering a better customer experience, which will enable us to grow our market share.
Coronavirus Pandemic (COVID-19) – 2020 was a year of great uncertainty as COVID-19 spread across the globe. The pandemic caused a dramatic slowdown of the economy as government intervention forced closures and changed individual behaviors, and businesses transformed their operations to protect the health and safety of their employees, customers, and communities. The varying levels of mitigation across different industries had a significant impact on the demand to ship freight in certain market segments. The most notable impact on our revenue was the temporary suspension of automotive production and the corollary effect it had on products used for auto manufacturing. Other reductions in production drove volume declines in a number of other markets as well. The pandemic also disrupted supply chains between Asia and the United States driving declines in intermodal shipments. While second quarter was the hardest hit and volumes have improved sequentially from that quarter, some market segments are still lagging as year-over-year volumes are down.
Safety – The health and well-being of our employees was top of mind in 2020 as we navigated the continually changing environment due to COVID-19. We have and are continuing to adapt to protect the safety of our employees, our customers, and the communities we serve. Enhanced safety procedures were implemented across the system, including new procedures and policies based on Centers for Disease Control and Prevention (CDC) guidelines.
We continued our focus on safety to reduce risk and eliminate incidents for our employees, our customers, and the public. While we have implemented new practices, which drove a 17% improvement in our reportable equipment incident rate per million train miles, we have significant opportunity for improvement remaining. Our reportable personal injury incidents per 200,000 employee-hours of 0.90 was flat with last year. We continued to use Total Safety Culture, Courage to Care, and COMMIT (Coaching, Observing, Mentoring and Motivating with Integrity and Trust) throughout our operations. We remained focused on identifying and managing risks and training our employees as their work environment changes.
Network Operations – While the pandemic resulted in significant swings in volume, we were able to adjust our demand-driven resources to reflect these fluctuations with minimal disruptions to our customers. Both our Intermodal and Manifest/Automotive car trip plan compliance improved 6 points in 2020, showing our dedication to providing the customer with a service product that delivers value. Although the environment we operated in changed due to COVID-19, we continued our operational transformation. This was evident as our key performance indicators have improved substantially year-over-year. Transportation plan changes to eliminate switches and improved terminal processes drove an 8% improvement in freight car terminal dwell. Improved dwell coupled with 3% faster average train speed led to a 6% improvement in freight car velocity. We also saw 14% improvement in locomotive productivity and 11% improvement in workforce productivity.
Financial Results* – In 2020, the Company generated adjusted operating income of $8.1 billion, 5% below 2019, driven by the impacts of COVID-19. Productivity initiatives, lower volumes, and lower fuel prices drove adjusted operating expenses down 13% from 2019. These factors coupled with improved pricing were not enough to offset the impact of the revenue decline. Adjusted net income of $5.6 billion translated into adjusted earnings of $8.19 per diluted share, down 2% from last year. Despite the adversity from COVID-19, our operational transformation produced an all-time record 58.5% adjusted operating ratio, improving 2.1 points from 2019.
Our return on invested capital as adjusted** of 13.9% decreased 1.1 points compared to 2019. We maintained our dividend through the economic downturn, resulting in dividends paid totaling $2.6 billion in 2020. In addition, we repurchased 22 million Union Pacific shares, decreasing our full-year average share count by 4 percent. Combining dividends and share repurchases, Union Pacific returned $6.3 billion to our shareholders in 2020.
Please also refer to the Company’s Annual Report on Form 10-K for a complete analysis of the Company’s 2020 financial and operating performance and non-GAAP reconciliation.
*	2020 adjusted to exclude the impact of the Brazos one-time non-cash impairment charge. See Appendix A for a reconciliation to GAAP.
**	A non-GAAP measure. See Appendix A for a reconciliation to GAAP.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Philosophy and the Compensation-Setting Process
The Company’s executive compensation philosophy is to:
•
Pay for Performance — We tie pay to performance by aligning a significant portion of the executive’s opportunity for compensation to annual (short-term) and long-term Company strategy. We also integrate the Company’s critical business objectives (safety, service, and financial performance) into the Company’s strategy and compensation programs to reflect individual performance and management effectiveness, along with other qualitative factors, which contribute to the Company’s performance.

•
Align with Shareholder Interests — We link a substantial portion of executive compensation to both short-term and long-term financial performance that benefits our shareholders and aligns the interests of management with those of our shareholders by providing equity incentives.

•
Attract and Retain Top Talent — We are able to attract and retain key executives critical to our long-term success by structuring compensation levels to reflect the competitive marketplace for similar positions at other comparable peer group companies.

The Compensation and Benefits Committee believes this compensation philosophy allows us to reward behavior that produces consistent, long-term performance accompanied with effective risk management and execution of the Company’s strategy.
The Committee carefully evaluates and considers a number of factors in connection with its executive compensation decisions, including:
✔	Company performance against objectives;
✔	Guidance from the Committee’s compensation consultant;
✔	Input from the CEO; and
✔	Appropriate peer comparisons.
Company Performance. As described above, under the Company’s annual incentive cash program, the Company measures its performance against a formulaic component based on pre-established operating income and operating ratio targets, as well as a non-formulaic component based on the Committee’s evaluation of certain business objectives related to safety, service and financial performance outlined on pages 64 and 65. The Committee recommends the operating income and operating ratio targets to the Board for approval each February. Management also develops the Company’s overall strategy and the corresponding business objectives and presents them to the Board annually in February. After Board approval, the Committee incorporates the objectives into the compensation program with assistance and advice from the Finance Committee of the Board. The Board monitors the Company’s progress concerning execution of its strategy and its business objectives during the year. At the end of the year, the Board assesses the Company’s achievement of these objectives. In February, subsequent to the performance year, management presents to the Committee the Company’s operating income and operating ratio results, its achievement compared to the business objectives, and its relative performance compared to the Peer Group.
Guidance from Compensation Consultant and Input from CEO. The Committee reviews and recommends the compensation of all NEOs to the Board for its approval. The CEO provides the Committee with his evaluation of the performance of the other NEOs and his recommendations for their compensation. The Committee also receives information and recommendations from its independent compensation consultant (FW Cook) on matters related to the NEOs’ (including the CEO’s) and other executives’ compensation. The Committee then determines (with advice from the Board, and assistance from its consultant) a bonus and equity award for the Company’s CEO.
For more information on the operation of the Committee, including information on its compensation consultant, see pages 30 and 31 of this Proxy Statement.

Executive Compensation Philosophy and the Compensation-Setting Process
Peer Companies. The Committee benchmarks salary, Target Total Cash Compensation and Target Total Direct Compensation for the NEOs against competitive market information. To assess competitive market information, the Committee looks primarily to pay data from the proxy statements of the Company’s Peer Group. In determining 2020 target pay opportunities for the NEOs, the Committee considered competitive market information gathered in 2019 from the Peer Group.
As further discussed below, the Committee generally seeks to establish base salaries below the median of the Peer Group, reflecting the Committee’s philosophy that a greater proportion of the cash component of the executives’ compensation should be incentive-based. The Committee generally targets a range around the median of the Peer Group for Target Total Cash Compensation and Target Total Direct Compensation. Actual Total Direct Compensation and Actual Total Cash Compensation may be greater or less than targeted percentiles, depending upon whether and to what degree the Company achieves its business objectives (as described above).
Other factors considered in setting target compensation levels may include the individual performance of each NEO and his or her position relative to the Company’s current internal pay structure or changes in personnel or compensation at the Peer Group companies. In addition, the Committee particularly focuses on competitive pay for railroad executives within the Peer Group and the performance of other comparable railroads. In comparing the executive positions with comparable positions at companies within the Peer Group, the Committee and FW Cook review and consider any adjustments that may be required to account for significant differences in tenure or functional responsibilities.
For compensation decisions made in 2020, the Company’s Peer Group consisted of the following 15 companies listed below.
Canadian National	Canadian Pacific	CSX
Deere & Co	Delta Airlines	Exelon
FedEx	Honeywell International	NextEra Energy
Norfolk Southern	Northrop Grumman	Raytheon
Southern Co.	Southwest Airlines	UPS
The Committee selected this Peer Group in 2019 with the assistance of its compensation consultant, FW Cook, after considering U.S. based public companies in the same Global Industry Classification System (GICS) Industry Group with comparable revenues and market capitalization and other U.S.-based public companies with comparable (i) revenues, (ii) operating income, (iii) total assets, (iv) market capitalization and (v) employees, while excluding pharmaceuticals, high-tech, insurance and financial services companies. These comparative financial measures and the number of employees for the Peer Group are summarized below.
	PEER GROUP		UNION PACIFIC
	MEDIAN	75TH PERCENTILE	COMPANY DATA	PERCENTILE RANK
Net Revenue	$29,176	$37,971	$21,708	38th
Operating Income	$4,531	$ 5,505	$8,615	100th
Total Assets	$57,857	$71,483	$61,673	61st
Market Capitalization	$ 52,980	$61,801	$119,992	100th
Employees	60,767	90,612	37,483	44th
Dollars in millions. Median/Percentiles determined by FW Cook using Standard & Poor’s Capital IQ Service, Form 8-K filings and Peer Group company information. The financial information provided above is derived from data as of fiscal year ending December 31, 2019, except as of October 2019 for Deere & Co., and November 2019 for FedEx. Market Capitalization is a 12-month average as of December 31, 2019.

Executive Compensation Philosophy and the Compensation-Setting Process
Compensation Best Practices
We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of key executive compensation and governance practices in place during 2020.
What We Do		What We Don’t Do
✔	Emphasize Performance-Based Variable Compensation	✘	No Repricing or Back-Dating of Options Allowed
✔	Utilize a Compensation Recoupment Policy	✘	No Individual Supplemental Executive Retirement Plans
✔	Tie Compensation to Short-and-Long-Term Performance	✘	No Tax Gross-Up Payments Allowed for NEOs, including on Change-in-Control
✔	Allow Only Minimal Perquisites	✘	No Employment Agreements with any of our Executive Officers, including NEOs
✔	Utilize Double Trigger Change-in-Control Plan	✘	NEOs are Prohibited from Pledging and Hedging Company Stock
✔	Target Base Salaries Below the Median of our Peer Group
✔	Enforce Stringent Executive Stock Ownership Guidelines
✔	Conduct Annual Compensation Risk Assessment
✔	Require Trading Plans for Executive Officers (as set forth on page 90) and Directors
Effective January 1, 2020, the Company adopted its Policy for Recoupment of Incentive Compensation. This policy allows the Board’s Compensation and Benefits Committee to require Company executives to repay to the Company certain incentive compensation (or if such incentive compensation has not been paid or settled, the Company may cancel such incentive compensation) if the Committee determines either (a) that a financial restatement is required due to the Company’s material non-compliance with financial reporting requirements or if there was a material error in incentive compensation calculations, or (b) if the executive engaged in certain types of detrimental conduct, as more particularly described in the policy. This policy is meant to be consistent with, but also is more expansive than, the proposed “clawback” rules under the Dodd-Frank Wall Street and Consumer Protection Act. While such rules have not yet been finalized, the Company nevertheless implemented this recoupment policy because we believe it is consistent with good corporate governance principles.

Executive Compensation Philosophy and the Compensation-Setting Process
Named Executive Officers
This Compensation Discussion and Analysis describes the material elements of our executive compensation program, and the corresponding pay decisions for our 2020 Named Executive Officers (NEOs), who are listed below. The amounts in each NEO’s pie chart below reflect the values in the Summary Compensation Table on page 72.
Lance M. Fritz Chairman, President and Chief Executive Officer
Age: 58 Tenure: 21 years	Compensation Decisions for 2020
• Increased base salary by 2.1% • LTI target increased by $750,000 • Annual incentive target unchanged • Increased Total Target Direct Compensation by 5.9%

Mr. Fritz was elected President and Chief Executive Officer on February 5, 2015. The Compensation and Benefits Committee increased Mr. Fritz’s salary for 2020 to $1,200,000, a 2.1% increase, and maintained Mr. Fritz’s 2020 Annual Incentive Plan bonus target of $2,200,000. Mr. Fritz received an annual incentive bonus for 2020 of $1,650,000 at 75% of target based on the formulaic bonus program under the Company’s 2020 Annual Incentive Plan. The Committee increased Mr. Fritz’s long-term incentive target grant value to approximately $10,500,000 consisting of 60% performance stock units and 40% stock options granted on February 6, 2020. Mr. Fritz’s 2018 grant of performance stock units paid out at 95% of target.
Jennifer L. Hamann Executive Vice President and Chief Financial Officer
Age: 54 Tenure: 29 years	Compensation Decisions for 2020
• Elected EVP & CFO on January 1, 2020 • Base salary set at $525,000 • LTI target of $1,600,000 • Annual incentive target of $650,000

Ms. Hamann was elected our Executive Vice President and Chief Financial Officer effective January 1, 2020. Ms. Hamann previously served as Senior Vice President-Finance from April 2019 to December 2019, Vice President - Planning & Analysis from October 2017 to March 2019, and Vice President & General Manager - Marketing and Sales - Autos team from February 2016 to September 2017. The Compensation and Benefits Committee set Ms. Hamann’s salary for 2020 at $525,000 and her 2020 Annual Incentive Plan bonus target at $650,000. Ms. Hamann received an annual incentive bonus for 2020 of $508,000 at 78% of target based

Named Executive Officers
on the formulaic bonus program under the Company’s 2020 Annual Incentive Plan. The Committee set Ms. Hamann’s long-term incentive target grant value at approximately $1,600,000 consisting of 60% performance stock units and 40% stock options granted on February 6, 2020. Ms. Hamann’s 2018 grant of performance stock units paid out at 95% of target.
Vincenzo J. Vena Senior Advisor
Age: 62 Tenure: 2 years	Compensation Decisions for 2020

• Increased base
   salary by 3.3%

• Increased annual
   incentive target by
   $100,000

• $4,000,000 equity
   award comprised of
   60% performance
   stock units prorated
   annually based
   on the 2020
   Operating Ratio and
   40% stock options,
   with two-year vest

Mr. Vena was elected Chief Operating Officer on January 14, 2019 and transitioned to Senior Advisor to the Chairman effective January 1, 2021. Mr. Vena previously served as our Chief Operating Officer from January 2019 to December 2020 and the Executive Vice President and Chief Operating Officer of Canadian National Railway Company (CN) from February 2013 until his retirement from CN in June of 2016. The Compensation and Benefits Committee increased Mr. Vena’s salary for 2020 to $620,000, a 3.3% increase, and increased Mr. Vena’s 2020 Annual Incentive Plan bonus target from $750,000 to $850,000.
In recognition of the role and accomplishments of Mr. Vena in the implementation of Unified Plan 2020, the Compensation and Benefits Committee in March 2020 recommended, and the Board approved, a $4,000,000 equity grant award subject to vesting over two years. The new grant consisted of 40% stock options and 60% performance stock units, with a two year vesting period, and the number of performance stock units payable based on the Company’s 2020 operating ratio.
At its February 2021 meeting, the Compensation and Benefits Committee reviewed the critical role and accomplishments of Mr. Vena in the implementation of Unified Plan 2020. Based on Mr. Vena’s performance in leading the Company’s achievement of a full year operating ratio of 59.9% and when adjusted for the one-time non-cash impairment charge was a best-ever 58.5%*, the Committee recommended, and the Board approved, vesting of the second tranche of his 2019 performance stock unit award at 100%, and vesting of the first tranche of his 2020 performance stock unit award at 100%. In addition, the Compensation and Benefits Committee recommended, and the Board approved, payment to Mr. Vena of an annual incentive bonus for 2020 of $850,000 at 100% of target.
*	2020 adjusted to exclude the impact of the Brazos one-time non-cash impairment charge. See Appendix A for a reconciliation to GAAP.

Named Executive Officers
Elizabeth F. Whited Executive Vice President and Chief Human Resource Officer
Age: 55 Tenure: 33 years	Compensation Decisions for 2020
• Increased base salary by 3.0% • LTI target unchanged • Annual incentive target unchanged • Increased Total Target Direct Compensation by 0.5%

Ms. Whited was elected Executive Vice President and Chief Human Resource Officer on August 15, 2018. She served as the Company’s Executive Vice President and Chief Marketing Officer from December 2016 to August 2018 and Vice President and General Manager - Marketing and Sales - Chemicals team from October 2012 to December 2016. The Compensation and Benefits Committee increased Ms. Whited’s salary for 2020 to $478,000, a 3.0% increase, and maintained Ms. Whited’s 2020 Annual Incentive Plan bonus target of $750,000. Ms. Whited received an annual incentive bonus for 2020 of $600,000 at 80% of target based on the formulaic bonus program under the Company’s 2020 Annual Incentive Plan. The Committee made no change to Ms. Whited’s long-term incentive target value of approximately $1,500,000 consisting of 60% performance stock units and 40% stock options granted on February 6, 2020. Ms. Whited’s 2018 grant of performance stock units paid out at 95% of target.
Kenyatta G. Rocker Executive Vice President, Marketing and Sales
Age: 49 Tenure: 26 years	Compensation Decisions for 2020
• Increased base salary by 3.1% • LTI target $1,250,000 • Annual incentive target of $600,000 • Increased Total Target Direct Compensation by 18.9%

Mr. Rocker has been our Executive Vice President of Marketing and Sales since August 15, 2018. Mr. Rocker previously served as Vice President - Marketing and Sales - Industrial team from October 2016 to August 2018 and as Assistant Vice President - Marketing and Sales - Chemicals team from April 2014 to September 2016. The Compensation and Benefits Committee increased Mr. Rocker’s salary for 2020 to $438,000, a 3.1% increase, and maintained Mr. Rocker’s 2020 Annual Incentive Plan bonus target of $600,000. Mr. Rocker received an annual incentive bonus for 2020 of $450,000 at 75% of target based on the formulaic bonus

Named Executive Officers
program under the Company’s 2020 Annual Incentive Plan. The Committee increased Mr. Rocker’s long-term incentive target grant value to approximately $1,250,000 consisting of 60% performance stock units and 40% stock options granted on February 6, 2020. Mr. Rocker’s 2018 grant of performance stock units paid out at 95% of target.
Fiscal Year 2020 Total Direct Compensation Mix
The majority of the compensation awarded to our CEO and other NEOs, is performance-based, variable compensation and “at-risk.” This is illustrated in the charts below that show the pay mix for Mr. Fritz, our CEO, and for our other NEOs as a group based on the target total direct compensation received by these executives in fiscal 2020.

Elements of Our Executive Compensation Program
Base Salary
The CEO reviews base salaries and prior year performance and accomplishments for the other NEOs and recommends to the Committee a base salary for the coming year for each. The Committee considers and evaluates these base salary recommendations. Among many considerations, the Committee reviews: (i) the executive’s position and responsibility in the organization, (ii) the executive’s experience and expertise, (iii) Company performance, (iv) individual accomplishments and job performance during the year, (v) Peer Group pay data, (vi) internal benchmarking relative to the Company’s pay structure, and (vii) current salary. In making salary recommendations to the Board of Directors, the Committee exercises subjective judgment in evaluating many factors but applies no specific weights to any factor. The Committee, with input from its compensation consultant, and the Board’s review of CEO performance, assesses and determines the base salary of the CEO for subsequent Board approval.
In February 2020 and 2021, the Committee reviewed each of our NEO’s base salary. Upon review of competitive market data, including our Peer Group, the Committee reviewed and recommended the salary increases shown below. The Board approved the Committee’s recommended salary increases.
NAME	2019 SALARY	INCREASE FOR 2020	2020 SALARY	VS. PEER GROUP	INCREASE FOR 2021	2021 SALARY
Lance M. Fritz	$1,175,000	2.1%	$1,200,000	25P-50P	2.5%	$1,230,000
Vincenzo J. Vena	600,000	3.3%	620,000	25P-50P	N/A	620,000
Jennifer L. Hamann	311,250 (1)	68.7%	525,000	Below 25P	4.8%	550,000
Elizabeth F. Whited	464,000	3.0%	478,000	Below 25P	2.1%	488,000
Kenny G. Rocker	425,000	3.1%	438,000	Below 25P	2.7%	450,000
(1)	Ms. Hamann was elected Executive Vice President and Chief Financial Officer on January 1, 2020.
In response to declining volumes as a result of the COVID-19 pandemic, on April 17, 2020, the Board approved a 25% reduction in base salary for each of the NEOs, for the months of May, June, July and August 2020. As freight traffic began to rebound in the third quarter of 2020, the Board discontinued the 25% reduction to base salary for each of the NEOS, except for Mr. Fritz, for the month of August.
2020 Annual Incentive Plan
Eighty percent (80%) of the target annual incentive cash bonuses paid to executives, including the NEOs, are based on the attainment of pre-established objective Company financial performance goals, and the remainder (20%) is based on the Company’s performance against business objectives and individual executive performance in key areas such as safety, customer service, resource productivity, maximized franchise, innovation and employee engagement. The financial performance goals were equally weighted based on operating income and operating ratio. If the minimum performance thresholds for neither operating income nor operating ratio are achieved, then no annual incentive cash bonus is paid to executives. For performance that exceeds target levels, the annual incentive plan payout is capped at 200% of target.

When determining individual annual incentive bonus targets for each of the NEOs, the Committee generally targeted the 50th percentile of Target Total Cash Compensation. These individual annual incentive bonus targets for each of the NEOs were approved by the Committee and then recommended to the Board and approved in February of 2020.

Elements of Our Executive Compensation Program
2020 Target Total Cash Compensation Versus Peer Group
NAME	2020 SALARY	2020 TARGET BONUS	TOTAL 2020 TARGET TOTAL CASH COMP	VS. PEER GROUP
Lance M. Fritz	$1,200,000	$2,200,000	$3,400,000	50P-75P
Vincenzo J. Vena	620,000	850,000	1,470,000	25P - 50P
Jennifer L. Hamann	525,000	650,000	1,175,000	25P - 50P
Elizabeth F. Whited	478,000	750,000	1,228,000	25P - 50P
Kenny G. Rocker	438,000	600,000	1,038,000	Below 25P
Formulaic Component
Annual incentive compensation supports the Committee’s pay-for-performance philosophy and further aligns individual goals with Company goals as set forth in the Company’s annual operating plan. For 2020, the Committee selected Operating Income and Operating Ratio as the key financial metrics because they are key performance measures in the rail industry and balance our executives’ performance focus on operating performance.
Operating Income
Directly tied to Operating Ratio targets and quantifies our profitability.
Operating Ratio
A key indicator of the Company’s efficiency.

*	2020 adjusted to exclude the impact of the Brazos one-time non-cash impairment charge. See Appendix A for a reconciliation to GAAP.
The table below shows the weighted average annual incentive payout for each of the NEOs based on the Operating Income and Operating Ratio targets approved in February 2020 given the Company’s 2020 year-end results.
Full Year 2020 Annual Incentive Plan Results
	Company Performance (Formulaic 80%)		Individual Performance (Non-Formulaic 20%)
2020 PERFORMANCE	OPERATING INCOME 40%	OPERATING RATIO 40%	NON-FORMULAIC 20%
Maximum – 200% Payout	$9,900	57.5%	200%
Target – 100% Payout	$9,200- $9,500	58.9%-58.4%	100%
Threshold – 25% Payout	$8,738	60.6%	25%
2020 Plan Results	$8,087	60.0%	175%*
Performance Achieved – Weighted Average Payout = 55%	0%	20%	35%
*
Reflects the individual performance score for our CEO; individual performance scores for the other NEOs were 190% for Ms. Hamann, 200% for Ms. Whited, and 175% for Mr. Rocker. Mr. Vena’s incentive bonus was based on the Committee’s assessment of separate performance criteria.

The 2020 Annual Incentive Plan design provides for an adjustment to Operating Ratio for the reported fuel expense and fuel revenue from the actual price to the price assumed in the Board approved financial plan. The Compensation and Benefit’s Committee reviews any special transactions or events, such as weather or

Elements of Our Executive Compensation Program
unusual accounting charges, that impact operating income by $50 million or more in any year to determine whether such items should be included or excluded in determining financial performance results under the Annual Incentive Plan. For 2020, the Committee excluded the one-time non-cash impairment charge related to the Company’s Brazos yard investment due to a change in strategic direction as a result of the implementation of Unified Plan 2020. In addition, the Committee excluded the receipt of weather related insurance proceeds in 2020, since it had excluded the effect of the extraordinary weather events when calculating 2019 Annual Incentive Plan results.
The table below reflects the reconciliation between results as reported in the 2020 Annual Report on Form 10-K and the results as calculated under the 2020 Annual Incentive Plan.
Full Year 2020 Annual Incentive Plan Adjusted Results
	Operating Income	Operating Ratio
Reported in the 2020 Annual Report on Form 10-K	$7,834	59.9%
Fuel Price Assumptions ($2.15 / gallon)		1.3
Weather Related Insurance Recovery	(25)	0.2
Brazos Impairment	278	(1.4)
Total Adjustments	253	0.1
Adjusted Results	$8,087	60.0%
After reviewing the foregoing results, the Committee considered the significant and unforeseen impact of the COVID-19 pandemic on supply chains throughout the world, and in particular on freight revenues and volumes. Although the pandemic created challenges throughout 2020, the Company’s business was most heavily disrupted in the second quarter, with freight revenues down 24% compared to the same period in 2019 driven by a volume decline of 20% affecting almost every market segment. The Committee recommended, and the Board approved, an adjustment to 2020 Annual Incentive Plan determination to exclude the second quarter, as financial performance for that quarter was not reflective of the overall performance and accomplishments of the management team during 2020.
The Committee determined that exclusion of the second quarter appropriately recognizes how the management team quickly adapted to the unplanned and unbudgeted impacts of the COVID-19 pandemic, protected the Company’s employees, provided customers an uninterrupted, enhanced service product and continued the Company’s operational transformation, thereby mitigating the impact of volume losses as a result of the pandemic. Management’s actions included the following:
•
The management team implemented appropriate investments and operational changes to protect the health and well-being of our employees, as they played the most critical role in keeping the Company’s operations running. Enhanced safety procedures were implemented across the system, including new procedures and policies based on Centers for Disease Control and Prevention (CDC) guidelines.

•
Management also took steps to maintain the fluidity of the Company’s rail network, allowing customers to continue to be served with minimal impact. While the pandemic resulted in significant swings in volume, the management team was able to adjust the Company’s demand-driven resources to reflect these fluctuations with minimal disruptions to our customers. The Company’s Intermodal and Manifest/Automotive car trip plan compliance improved 6 points in 2020, showing the management team’s commitment to providing the customer with a service product that delivers value.

•
Notwithstanding the changed environment due to COVID-19, the management team remained committed to the Company’s operational transformation. This was exemplified by substantial year-over-year improvements in the Company’s key performance indicators. Among other results, transportation plan changes to eliminate switches and improved terminal processes drove an 8% improvement in freight car terminal dwell. Improved dwell coupled with 3% faster average train speed led to a 6% improvement in freight car velocity. The Company also saw 14% improvement in locomotive productivity and 11% improvement in work force productivity.

Along with its decision to exclude the results of the heavily impacted second quarter due to the COVID-19 pandemic, the Committee further decided to exclude the quarter from the final payout calculation by prorating

Elements of Our Executive Compensation Program
the resulting payout (discounting the payout by 25%), effectively weighting the Operating Income and Operating Ratio components to address only three of the four quarters. The calculation of the weighting is reflected below in the row titled Performance Achieved – Weighted Average Payout. The Committee did not adjust the individual (non-formulaic) component.
2020 Annual Incentive Plan Results Excluding the 2nd Quarter
	Company Performance (Formulaic 80%)		Individual Performance (Non-Formulaic 20%)
2020 PERFORMANCE	OPERATING INCOME* 40%	OPERATING RATIO* 40%	NON-FORMULAIC 20%
Maximum – 200% Payout	$7,393	57.7%	200%
Target – 100% Payout	$6,870 - $7,095	59.1%-58.6%	100%
Threshold – 25% Payout	$6,412	61.2%	25%
2020 Plan Results (excl. Q2)	$6,458	58.8%	175%
Performance Achieved – Component Payout	33%	100%	175%**
Performance Achieved – Weighted Average Payout = 75%	10% (33% x 3∕4 x 40%)	30% (100% x 3∕4 x 40%)	35%
*	The Operating Income and Operating Ratio maximum and target payout scale were set based upon our 2020 Annual Operating Plan. The payout scale was adjusted by excluding the second quarter.
**
Reflects the individual performance score for our CEO; individual performance scores for the other NEOs were 190% for Ms. Hamann, 200% for Ms. Whited, and 175% for Mr. Rocker. Mr. Vena’s incentive bonus was based on the Committee’s assessment of separate performance criteria.

Non-Formulaic Component
Our Company strategy serves as the basis for the non-formulaic component of the 2020 Annual Incentive Plan. We communicate to employees, and the Committee assesses, the individual strategic elements along the following lines, without assigning particular weighting to any one factor but taking into account how the different components work together to turn the flywheel, driving Union Pacific forward:
•
Safest and Most Reliable Freight Rail Products and Services. Everything we do must be done safely, or we don’t do it – that’s our promise to each other. We also must be reliable, so customers trust we’ll deliver on our promises. Unified Plan 2020 accomplishes this by creating an achievable transportation plan customers can count on.

•
Highly Efficient Operations. Driving down cost and removing waste helps us to be more competitive, enabling us to enter new markets. The faster we turn our assets – whether it’s a locomotive or a freight car – the more we can do with our investment.

•
Industry-Leading Customer Experience. Continuously improving the customer journey provides higher levels of service and better transparency into customers’ transportation supply chains, helping them win in their markets.

•
Secure Appropriate Business. Selling products that fit our business model versus developing boutique services builds a consistent, balanced network. We will continue finding solutions customers value, but they also must optimize our network.

•
Best-in-Industry Cash Returns. Each employee plays a role, from getting price on a contract to finding efficiencies in everyday work. This gives shareholders confidence in our ability to create financial returns, allowing us to invest in and grow our business.

•
Optimal Investment. Every dollar spent must drive safe, reliable and efficient results. We invest in areas customers are willing to pay for, whether it’s improving car cycle time, updating track infrastructure on vital corridors or developing digital tools that help them plan their business.

•
Proud and Engaged Workforce. The wheel turns when our employees work toward the same goals. It takes the best employees in the industry to become the best freight railroad in North America – we have that, and there is nothing stopping us from achieving our vision.

Elements of Our Executive Compensation Program
As we work to transform our railroad into the safest, most reliable and most efficient in North America, our values will continue guiding us: Our passion for performance will help us win; our high ethical standards will ensure we don’t win at the expense of any one stakeholder; and teamwork will make sure we win together.

Based on the Committee’s evaluation of the Company’s achievement of its business objectives and individual executive performance in the key areas identified in our strategy wheel above, the Committee exercised its discretion to award this component at 175% of target for Mr. Fritz. Based on Mr. Fritz’s recommendation, the Committee awarded 175% for Mr. Rocker, 190% for Ms. Hamman, and 200% for Ms. Whited. These weightings of the non-formulaic component by the Committee recognized the management team’s resilience and agility while navigating the complexities created by the COVID-19 pandemic while also progressing the Company’s strategic and operational priorities. In particular, the Committee noted Ms. Whited’s tireless efforts in protecting and preserving the Company’s workforce during the COVID-19 pandemic through her direction and oversight of the Company’s health and medical team and the Company’s implementation of timely policies and procedures addressing employee safety. For Ms. Hamann, the Committee noted her exceptional leadership in protecting the Company’s long-term liquidity during the pandemic.
In determining the payout for Mr. Vena, the Committee assessed Mr. Vena’s performance in leading the Company’s achievement of a full year operating ratio of 59.9%, which when adjusted for the one-time non-cash impairment charge was a best-ever 58.5%*. Accordingly, the Committee recommended, and the Board approved, payment to Mr. Vena of an annual incentive bonus for 2020 of $850,000 at 100% of target.
The table below reflects the aggregate actual performance incentive cash bonus reported for each of the NEOs for 2020.
		ACTUAL
NAME	2020 TARGET BONUS	OPERATING INCOME 40%	OPERATING RATIO 40%	NON-FORMULAIC 20%	2020 TOTAL ANNUAL INCENTIVE BONUS	2020 OVERALL PAYOUT (AS A % OF TARGET)
Lance M. Fritz	$2,200,000	$220,000	$660,000	$770,000	$1,650,000	75%
Vincenzo J. Vena	850,000	—	—	—	850,000	100%
Jennifer L. Hamann	650,000	65,000	195,000	248,000	508,000	78%
Elizabeth F. Whited	750,000	75,000	225,000	300,000	600,000	80%
Kenny G. Rocker	600,000	60,000	180,000	210,000	450,000	75%
*	2020 adjusted to exclude the impact of the Brazos one-time non-cash impairment charge. See Appendix A for a reconciliation to GAAP.

Elements of Our Executive Compensation Program
Long-Term Equity Incentive Compensation
The components of our long-term incentive compensation are:

Performance Stock Units

Performance stock units are payable based on the attainment and certification of average annual ROIC for a three-year period and a relative operating income growth Modifier (+/- 25% of the award earned based on the ROIC achieved) compared to the S&P 500 Industrials Index.

Stock Options

Stock option awards become fully exercisable only if the executive remains an employee through a three-year vesting period. One-third of each stock option grant vests each year over the three-year vesting period.

The Committee generally seeks to award long-term incentives with grant date fair values that range between 50% and 75% of each NEO’s Target Total Direct Compensation making it the largest element of their Total Direct Compensation. In setting the size of long-term incentive awards, the Committee considers the individual performance of the NEO as well as the Target Total Direct Compensation opportunities of similarly situated executives of the Company’s Peer Group. The CEO recommends to the Committee an aggregate value of long-term incentive awards for each of the NEOs (other than himself, a determination reserved for the Committee, taking into account advice from its compensation consultant and the Board’s evaluation of the CEO). The Committee considers these recommendations and determines the final amounts awarded to each NEO. The Committee may vary the mix of each component of equity compensation to some degree depending on Company and individual performance and retention risk regarding an executive.
The long-term incentive awards granted by the Committee in February 2020 reflected the Committee’s desire to provide long-term incentive compensation to ensure the continued efforts of the NEOs to meet the long-term goals and strategic plans of the Company and to align this element of their compensation with the long-term interests of the Company’s shareholders. The majority of our long-term incentive compensation is performance-based. The annual long-term incentive program grants for the NEOs in 2020 included the following targeted mix of equity compensation based on grant date fair value: 60% performance stock units and 40% stock options. The long-term incentive awards for the NEOs and a description of the terms of these awards are set forth on pages 74 and 75 in the Grants of Plan-Based Awards in Fiscal Year 2020 Table and accompanying narrative discussion.
Performance Stock Units
In February 2020, the Committee awarded the NEOs, other than Mr. Vena, performance stock units (PSUs) that are payable based on the attainment and certification of average annual ROIC, as adjusted, for a three-year period (Performance Period) and a relative operating income growth (OIG) modifier compared to the S&P 500 Industrials Index, which can increase or decrease payment by up to 25% of the stock units earned under the ROIC performance criteria. Payout of the 2020 performance stock units will continue to be capped at 200% of the target number of stock units. The threshold, target and maximum number of performance stock units that may be earned by each NEO is set forth on page 74 in the Grants of Plan-Based Awards in Fiscal Year 2020 Table.
We define ROIC as net operating profit after taxes, divided by average invested capital. The Committee may adjust ROIC to reflect the effect of special or strategic transactions or events, such as excluding the impact of significant gains on sales of real estate, tax adjustments, accounting charges, or reclassifications. The Committee selected ROIC because it is one of our key measurements that indicates success in making long-term capital investment decisions that improve financial and operational performance and increase shareholder value. In addition, the Board emphasizes ROIC as a key focus area for the Company.

Elements of Our Executive Compensation Program
The ROIC performance criteria are set with thoughtful analysis of current and projected business levels and changes in the economic environment that may impact the Company’s ability to achieve levels of return reported in previous periods.
PERFORMANCE PERIOD	ROIC THRESHOLD	ROIC TARGET	ROIC MAXIMUM
2018 – 2020	13.8%	14.8%	15.8%
2019 – 2021	15.1%	16.8%	18.1%
2020 – 2022	14.0%	17.0%	18.9%
The performance stock units granted in 2018, 2019 and 2020 generally vest three years from the date of grant subject to the achievement of the ROIC performance criteria.
Upon completion of year three of the Performance Period, the executive may earn up to two times the target number of performance stock units granted to that executive based on the average annual ROIC performance achieved over all three years of the program. In addition, the actual number of stock units earned at the end of the Performance Period will be adjusted up or down by a percentage not to exceed 25% (subject to a maximum of two times the target number of stock units granted) based on the Company’s OIG over the Performance Period as compared to the operating income growth of the companies in S&P 500 Industrials Index.
If the Company does not meet the threshold ROIC level for the three-year performance period, executives will not earn any performance stock units. The Company does not pay dividend equivalents on unearned performance stock units.
The Committee has certified the ROIC results as shown in the graph below for performance years 2018-2020.

In February 2021, the PSUs granted for the 2018-20 performance period were settled at an overall payout of 95% of target, based on performance over the three-year performance period against pre-established goals for ROIC. Our relative OIG was in the 42nd percentile so the modifier had no effect on the final payout.
Performance stock units earned under the 2018 grants for each of the NEOs are included as Earned Performance Stock Units in the Stock Awards column of the Outstanding Equity Awards at 2020 Fiscal Year-End Table on page 76.
The table below summarizes how the performance stock units granted in 2018 were earned, and how the performance stock units granted in 2019 and 2020 are tracking as of the end of 2020.
PERFORMANCE PERIOD	AVERAGE ROIC	PERCENT OF TARGET ACHIEVED TO DATE	PERCENT OF TARGET EARNED
2018 – 2020	14.6%	95%	95% of the target number of stock units
2019 – 2021	14.5%	0%	No stock units earned until the end of the performance period
2020 – 2022	13.9%	0%	No stock units earned until the end of the performance period

Elements of Our Executive Compensation Program
The table below shows the application of the OIG modifier based on the Company’s operating income growth percentile.
OPERATING INCOME GROWTH (PERCENTILE)	MODIFIER (% OF EARNED SHARES)
0% - 10%	-25%
11% - 20%	-20%
21% - 30%	-15%
31% - 40%	-10%
41% - 60%	No Effect
61% - 70%	+10%
71% - 80%	+15%
81% - 90%	+20%
91% - 100%	+25%
Mr. Vena’s long-term equity incentive compensation is described on page 58 of this Compensation Discussion and Analysis.
2021 Compensation Decisions
In February 2021, the Compensation and Benefits Committee reviewed and approved the following compensation changes for the NEOs and the Board of Directors reviewed and approved Mr. Fritz’s compensation.
The following table summarizes adjustments made to CEO and other NEO compensation for 2021.
NAME	Annual Base Salary Increase %	Target Annual Incentive	Target Long-Term Incentive
Lance M. Fritz	2.5%	No change	No change
Vincenzo J. Vena (1)	N/A	N/A	N/A
Jennifer L. Hamann	4.8%	+100,000	+400,000
Elizabeth F. Whited	2.1%	No change	No change
Kenny G. Rocker	2.7%	+100,000	+150,000
(1)	Mr. Vena transitioned to Senior Advisor to the Chairman effective January 1, 2021, and will remain at the Company through June 30, 2021.
2021 Annual Incentive Plan. The Committee approved changes to the formula applicable to the 2021 Annual Incentive Plan. Financial performance continues to be heavily weighted in the plan, with seventy percent (70%) of the target annual incentive cash bonuses paid to executives, including the NEOs, based on the attainment of pre-established objective Company financial performance goals. The non-formulaic component is divided into two parts: twenty percent (20%) is based on a shared set of Company goals in key areas such as safety, customer service, resource productivity, maximized franchise, innovation and employee engagement, and ten percent (10%) is based on individual performance. The financial performance goals remain the same as 2020 and are based on operating income and operating ratio, with each being equally weighted. The 2021 Annual Incentive Plan continues to emphasize the importance of financial performance, while incorporating a more streamlined set of strategic goals as well as differentiation for individual performance. The table below reflects the 2021 Annual Incentive Plan formula changes described above.
	2020 AIP	2021 AIP
Operating Income	40%	35%
Operating Ratio	40%	35%
Non-Formulaic	20%	20%
Individual/Team	0%	10%
2021 Performance Stock Units. The Committee modified the performance criteria applicable to the performance stock units granted February 4, 2021. The performance criteria for the 2021 performance stock units are based two-thirds (2/3) on the average annual return on invested capital (ROIC), as adjusted, for a three-year performance period (Performance Period) and one-third (1/3) on the Company’s operating income

Elements of Our Executive Compensation Program
growth (OIG) over the Performance Period as compared to the OIG of the companies in S&P 100 Industrials Index and the Class I Railroads as of the first day of the Performance Period (to the extent such companies continue to report financial results publicly as of the end of the Performance Period). The 2021 performance stock units continue to emphasize the importance of ROIC, while separately creating incentives for OIG. In addition, the companies against which relative OIG is compared were refined to focus on the Company’s direct competitors as well as companies of similar size.
	2020 Performance Stock Units	2021 Performance Stock Units
PSU Performance Measures	100% three-year average ROIC, modified by three-year Operating Income Growth relative to companies in S&P 500 Industrials Index	• 2/3 three-year average ROIC • 1/3 three-year Operating Income Growth relative to companies in S&P 100 Industrials Index plus the Class I Railroads
Other Compensation
Perquisites
The Committee reviews perquisites periodically for both appropriateness and effectiveness. Key executives, including the NEOs, receive tax and financial counseling services and personal excess liability coverage. In 2016, the Committee eliminated the requirement for the CEO to use Company aircraft for all air travel and set a limitation for personal flights at $90,000 for the CEO and $45,000 for the other NEOs. Executives will pay for any personal flights beyond these limits in accordance with applicable tax rules and regulations and Federal Aviation Administration rules and regulations, as stated in the Company’s policy regarding use of corporate aircraft. Income is imputed to the CEO and NEOs for personal travel below the limits and tax gross-ups are not provided. All use of Company aircraft must be approved in advance by the CEO or a specifically authorized designate.
The value of perquisites provided to the NEOs by the Company is not a significant portion of any of the NEOs’ compensation on an annual basis. Due to the relatively low cost to the Company of these perquisites, combined with the policy regarding use of Company aircraft, the Committee does not consider perquisites in its analyses of Total Direct Compensation for the CEO and the other NEOs.
Deferred Compensation
The Committee, pursuant to its charter, is responsible for oversight of our deferred compensation arrangements. Management and the Committee believe that deferred compensation arrangements are important benefits that contribute to the Company’s competitive compensation arrangements and help attract and retain executives. The Company’s deferred compensation programs allow for elective deferrals of (i) salary, (ii) bonus (iii) performance stock units, and (iv) retention stock units, which accrue earnings during the deferral period as described on page 82. These deferrals are not funded and there are no mechanisms in place (such as insurance or trusts) to protect the executives from any inability of the Company to pay these amounts in the future. More detailed descriptions of the features of our non-qualified deferred compensation plans begin on page 82. In addition to these non-qualified deferred compensation benefits, the Company allows its executives to participate in its tax qualified 401(k) plan on terms and conditions similar to the Company’s other employees.
Pension Plan and Supplemental Pension Plan
The Company sponsors a tax-qualified defined benefit Pension Plan and a non-qualified excess Supplemental Pension Plan. Management and the Committee believe that the defined benefit Pension Plan and the Supplemental Pension Plan (with respect to our executives, including the NEOs) provide employees with a competitive retirement benefit. The Company offers the Supplemental Pension Plan to allow executives to receive pension benefits for compensation and benefits that exceed government imposed limits applicable to defined benefit plans and to allow for the inclusion of compensation that has been deferred, which cannot be included as compensation under the defined benefit Pension Plan. Benefit amounts are based on the employee’s years of service, salary, bonus and age. More detailed descriptions of the Pension Plan and Supplemental Pension Plan are set forth on pages 79 and 80.

Elements of Our Executive Compensation Program
Other Policies and Considerations
Change-in-Control Arrangements
The NEOs do not have individual severance agreements or employment agreements with the Company. In November 2000, the Board adopted the Union Pacific Corporation Key Employee Continuity Plan (the Continuity Plan). The purpose of the Continuity Plan is to assure the smooth transition of management and effective operation of the Company in the event of a change-in-control by providing (i) sufficient economic security to allow key executives to focus on overall shareholder value without concern about personal financial interests and (ii) severance benefits in the event their employment with the Company is terminated within two years following a change-in-control.
The Continuity Plan provides severance benefits to certain senior level executives, including the NEOs, in the event (i) a change-in-control occurs and (ii) the covered executive is involuntarily terminated or constructively discharged within two years following the change-in-control. This two-step requirement will allow the new controlling party to retain certain executives and terminate others with the obligation to provide the benefits set forth in the Continuity Plan. Severance benefits are the same for all covered executives, except for the multiple used to determine an executive’s lump-sum severance payment. The lump-sum severance payment is equal to three times the sum of base salary plus the average of the annual bonus payments earned in the three most recent calendar years for Mr. Fritz and two times this sum for each of Mr. Vena, Ms. Hamann, Ms. Whited and Mr. Rocker. The Committee determined these multiples based upon competitive practices at the time the plan was adopted. At its February 2014 meeting, the Committee recommended, and the Board approved, an amendment of the Continuity Plan to remove the excise tax gross-up. As a result, none of the Company’s executives, including the NEOs, are eligible to receive any excise tax gross-up on any severance payment received under the Continuity Plan.
In September 2003, the Board adopted the Union Pacific Corporation Policy Regarding Shareholder Approval of Future Severance Agreements (Severance Policy). Under this Severance Policy, the Company agreed not to enter into a future severance agreement with a senior executive that provides for benefits in an amount generally exceeding 2.99 times salary plus bonus unless such agreement is approved by a vote of our shareholders.
Payments and certain severance benefits for the NEOs upon a change-in-control, as well as a description of the Continuity Plan are set forth on pages 84 through 87.
Deductibility of Grandfathered Compensation
Due to the amendment to Section 162(m) of the Internal Revenue Code (the Code), compensation paid to covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief available for certain arrangements in place on November 2, 2017 (Grandfathered Compensation).
For Grandfathered Compensation intended to satisfy the requirements of Section 162(m) of the Code for performance based compensation, the Committee has, where it deemed appropriate, taken steps intended to preserve the deductibility of said compensation to the CEO and certain executive officers. However, because there are uncertainties as to the application and interpretation of Section 162(m) of the Code and the transition relief described above, it is possible that the Company’s deductions may be challenged or disallowed. Accordingly, there is no certainty that elements of any Grandfathered Compensation discussed in this Proxy Statement will in fact be deductible by the Company.

Compensation and Benefits Committee Report
The Committee reviewed and discussed with management the CD&A and, based on that review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s 2021 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020.
The Compensation and Benefits Committee
William J. DeLaney, Chair
Andrew H. Card, Jr.
David B. Dillon
Bhavesh V. Patel
Jose H. Villarreal

Executive Compensation
Summary Compensation Table
The following table provides a summary of compensation awarded to, earned by or paid to the NEOs, including salary, bonus, the value of stock awards and option awards and other compensation for 2020, 2019 and 2018.
NAME AND PRINCIPAL POSITION	YEAR	SALARY (a)	BONUS	STOCK AWARDS (b)	OPTION AWARDS (c)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS (d)	ALL OTHER COMPENSATION (e)	TOTAL COMPENSATION
Lance M. Fritz Chairman, President & CEO	2020	$1,095,833	$0	$6,300,010	$4,200,095	$1,650,000	$3,269,470	$116,691	$16,632,099
	2019	1,170,835	0	5,850,127	3,900,028	902,000	3,053,874	141,536	15,018,400
	2018	1,141,667	0	5,850,190	3,900,049	1,781,000	1,098,926	115,121	13,886,953
Vincenzo J. Vena Senior Advisor (f)	2020	577,917	0	2,400,155	1,599,973	850,000	0	186,231	5,614,276
	2019	579,032	0	2,400,068	1,599,991	1,125,000	0	96,936	5,801,027
Jennifer L. Hamann EVP & Chief Financial Officer	2020	492,188	0	960,141	640,069	508,000	1,103,577	17,830	3,721,805
	2019	302,588	0	240,093	160,083	200,000	756,384	13,261	1,672,409
	2018	267,934	0	252,217	168,011	259,000	2,076	11,417	960,655
Elizabeth F. Whited EVP & Chief Human Resource Officer	2020	445,792	0	900,028	600,083	600,000	2,052,342	29,923	4,628,168
	2019	462,500	0	900,106	600,060	308,000	1,994,999	16,586	4,282,251
	2018	438,958	0	900,365	600,048	608,000	653,157	19,007	3,219,535
Kenny G. Rocker EVP Marketing & Sales	2020	408,458	0	750,023	500,021	450,000	1,101,959	16,178	3,226,639
	2019	420,833	0	540,129	360,072	240,000	1,069,210	14,618	2,644,862
	2018	307,626	0	345,238	230,046	407,000	169,994	12,965	1,472,869
(a)
In response to declining volumes as a result of the COVID-19 pandemic, on April 17, 2020, the Board approved a 25% reduction in base salary for each of the NEOs, for the months of May, June, July and August 2020. As freight traffic began to rebound in the third quarter of 2020, the Board discontinued the 25% reduction to base salary for each of the NEOS, except for Mr. Fritz, for the month of August.

(b)
Amounts reported in the Stock Awards column reflect grant date fair value as calculated in accordance with FASB ASC Topic 718, including performance stock units, which are valued based on target performance achieved. Refer to the Grants of Plan-Based Awards in Fiscal Year 2020 Table on page 74 for the separate grant date fair values of the retention stock units and performance stock units granted in 2020. The grant date fair value is calculated on the number of stock units and performance stock units at target multiplied by the closing stock price on the date of grant. Dividend equivalents that accrue or are payable on retention stock units and earned performance stock units are reflected in the grant date fair value of such awards and, therefore, pursuant to SEC rules, are not separately reported in the Summary Compensation Table when actually paid to the NEOs. The maximum value of performance stock units for 2020 for Mr. Fritz is $12,600,019, for Mr. Vena is $4,800,309, for Ms. Hamann is $1,920,283, for Ms. Whited $1,800,056, and for Mr. Rocker is $1,500,047.

(c)
Amounts reported in the Option Awards column reflect grant date fair value as calculated in accordance with FASB ASC Topic 718. The following table shows the assumptions used to calculate the grant date fair value of Option Awards.

	March 19, 2020	February 6, 2020	February 7, 2019	January 14, 2019	2018
Risk-free interest rate	0.72%	1.46%	2.47%	2.53%	2.58%
Dividend yield	3.19%	2.10%	2.18%	2.08%	2.3%
Expected life (years)	4.9	4.9	5.2	5.1	5.3
Volatility	26.62%	23.39%	22.70%	22.77%	21.09%
Grant date fair value per option of options granted	$19.49	$32.20	$30.37	$29.38	$21.70
(d)
The amounts reported are the aggregate change in the actuarial present value of the accumulated benefit under the Company’s Pension Plan and Supplemental Pension Plan. The pension values fluctuate due to changes in the discount rate, discount period, and the value of the accrued annual pension benefit for each NEO. If the discount rate and discount period assumptions had not changed, the increase in the present value of the accrued annual pension benefit would have been $628,816 for Mr. Fritz, $394,674 for Ms. Hamann, $232,647 for Ms. Whited and $377,490 for Mr. Rocker. These assumption changes have no impact on the actual pension benefits payable under the Company’s defined benefit pension plans.

Executive Compensation
(e)	The following table provides a summary of the All Other Compensation column that includes all perquisites.
Summary of All Other Compensation
		PERQUISITES
NAME AND PRINCIPAL POSITION	YEAR	USE OF CORPORATE ASSETS (x)	TAX AND FINANCIAL COUNSELING SERVICES	EXCESS LIABILITY PREMIUM	COMPANY- MATCHED THRIFT PLAN CONTRIBUTIONS	RELOCATION (y)	TOTAL ALL OTHER COMPENSATION
Lance M. Fritz Chairman President & CEO	2020	$67,267	$15,000	$1,549	$32,875	$0	$116,691
	2019	90,000	15,000	1,411	35,125	0	141,536
	2018	64, 604	15,000	1,267	34,250	0	115,121
Vincenzo J. Vena Senior Advisor	2020	121,487	11,182	1,549	52,013 (z)	0	186,231
	2019	16,391	15,000	705	15,058	49,782	96,936
Jennifer L. Hamann EVP & Chief Financial Officer	2020	0	1,515	1,549	14,766	0	17,830
	2019	0	3,410	773	9,078	0	13,261
	2018	0	2,685	694	8,038	0	11,417
Elizabeth F. Whited EVP & Chief Human Resource Officer	2020	0	15,000	1,549	13,374	0	29,923
	2019	0	1,300	1,411	13,875	0	16,586
	2018	0	4,569	1,267	13,171	0	19,007
Kenny G. Rocker EVP Marketing & Sales	2020	0	2,375	1,549	12,254	0	16,178
	2019	0	4,807	1,411	8,400	0	14,618
	2018	0	4,021	694	8,250	0	12,965
(x)
The aggregate incremental cost for use of corporate aircraft is computed by multiplying the variable cost per air mile by the number of miles used for travel other than for Company business (including empty plane miles). The variable cost per air mile is the cost incurred for flying the plane divided by the number of miles flown. Costs may include jet fuel, catering, or pilot personal expenses.

(y)
In 2019, Mr. Vena relocated to Omaha, Nebraska from Scottsdale, Arizona. The Company’s relocation package elements include monetary allowances and moving services to help employees relocate. The packages are designed to meet the business needs of the Company and the personal needs of employees and their families. Relocation packages apply to all nonagreement employees, based on set criteria such as distance and duration of the assignment, destination for the assignment, family size, and other needs as applicable.

(z)
Mr. Vena was hired after January 1, 2018, and like other employees hired after this date, receives a comprehensive thrift plan benefit instead of the Company’s combined thrift plan and pension plan offering. The Company match is dollar for dollar, up to 6% of salary per payroll period. In addition to the Company match, Mr. Vena received a non-elective annual Company contribution of 3% of base salary.

(f)	Mr. Vena was elected on January 14, 2019.

Executive Compensation
Grants of Plan-Based Awards in Fiscal Year 2020
The following table sets forth additional information concerning Stock Awards and Option Awards reported in the Summary Compensation Table as part of the NEOs’ compensation for 2020.
NAME AND PRINCIPAL POSITION	GRANT DATE	AWARD TYPE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS	EXERCISE OR BASE PRICE OF OPTION AWARDS (a)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (b)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Lance M. Fritz Chairman, President & CEO	2/6/2020	Performance Stock Units				16,926	33,851	67,702				$6,300,010
	2/6/2020	Stock Options								130,458	$186.11	4,200,095
		Annual Incentive	$ 1,100,000	$2,200,000	$4,400,000
Vincenzo J. Vena Senior Advisor (c)	3/19/2020	Performance Stock Units				9,865	19,730	39,460				2,400,155
	3/19/2020	Stock Options								82,100	121.65	1,599,973
		Annual Incentive	425,000	850,000	1,700,000
Jennifer L. Hamann EVP & Chief Financial Officer	2/6/2020	Performance Stock Units				2,580	5,159	10,318				960,141
	2/6/2020	Stock Options								19,881	186.11	640,069
		Annual Incentive	325,000	650,000	1,300,000
Elizabeth F. Whited EVP & Chief Human Resource Officer	2/6/2020	Performance Stock Units				2,418	4,836	9,672				900,028
	2/6/2020	Stock Options								18,639	186.11	600,083
		Annual Incentive	375,000	750,000	1,500,000
Kenny G. Rocker EVP Marketing & Sales	2/6/2020	Performance Stock Units				2,015	4,030	8,060				750,023
	2/6/2020	Stock Options								15,531	186.11	500,021
		Annual Incentive	300,000	600,000	1,200,000
(a)	The Exercise Price is the closing price of our common stock on February 6, 2020, the date of grant, and March 19, 2020 for Mr. Vena’s grant.
(b)
Amounts reported reflect grant date fair value as calculated in accordance with FASB ASC Topic 718. Performance Stock Units are valued based on target performance achieved. Refer to Footnote (b) to the Summary Compensation Table on page 72 for the assumptions made in calculating the grant date fair value of Stock Options.

(c)
Mr. Vena received a $4,000,000 equity grant consisting of 60% performance stock units and 40% stock options, each with a two year vesting period, prorated and payable annually based on the Company’s operating ratio.

Executive Compensation
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Annual bonuses are awarded under the Executive Incentive Plan, which allows the Committee to establish performance objectives annually in order to adjust to the changing business climate; provided that annual bonuses may not exceed 0.25% of operating income for the CEO or 0.15% of operating income for each other “covered employee” who is subject to Section 162(m) of the Code. The Committee determines bonuses for the NEOs by evaluating a combination of corporate and individual performance, as more fully described beginning on page 61.
On February 6, 2020, the Committee granted performance stock units and stock options to each of the NEOs, other than Mr. Vena. Performance stock units actually earned will be subject to continued employment through February 6, 2023. After the three year Performance Period covering fiscal years 2020 through 2022, the executive may earn up to two times the target number of performance stock units granted to that executive based on the average annual ROIC performance achieved over all three years of the program. In addition to ROIC, the actual number of stock units earned after the third year of the Performance Period will be adjusted up or down by a percentage not to exceed 25% (subject to a maximum of two times the target number of stock units granted) based on the Company’s Operating Income Growth (OIG) over the Performance Period as compared to the OIG of the companies in S&P 500 Industrials Index.
If the Company does not meet the threshold ROIC level, executives are not entitled to any payout of their performance stock units. Prior to the satisfaction of the ROIC performance criteria and continued employment requirement, the Company does not pay dividend equivalents on the performance stock units.
Performance stock units that have been earned over the three-year performance period will be paid out in Company common stock after the end of the performance period, subject to the executive’s continued employment. In addition, a participant may elect to defer the payment of the stock units earned pursuant to the Company’s Deferred Compensation Plan described on page 82. If the stock units are deferred, associated dividend equivalents paid on or after the date such stock units are earned also are deferred under the Deferred Compensation Plan.
Stock option grants vest one-third of total each year over a three-year period from the grant date of February 6, 2020. The maximum term of stock options is 10 years. Stock option grants are subject to continued employment. Vesting or forfeiture of these awards may occur upon termination of employment or a change-in-control as described further below and in the Potential Payments Upon Separation from Service, Change-In-Control or Death or Disability section below.
As part of the February 2020 grants of performance stock units and stock options, the Committee provided for the lapse of the continued employment requirement applicable to the award if an executive attains age 62 with 10 years of service under the Company pension plan, so long as the executive remained employed until September 30 in the year of grant. This same provision was contained in the stock award agreements for non-executive employees.
Mr. Vena’s 2020 equity grants are described on page 58 of the Compensation Discussion and Analysis.
Retention stock units granted prior to 2019 generally vest after a four-year period of continued service. Executives holding retention stock units have the right to receive a cash payment equivalent to dividends in such amounts as dividends are paid on our common stock. To the extent permissible by law, the Company delays payment of retention stock units granted before November 2, 2017 (which are not performance based) to a NEO who is also a “covered employee” for purposes of Section 162(m) of the Code if the Company anticipates that such payment, if made, would not be deductible due to the application of Section 162(m) of the Code. The shares that are subject to this delayed distribution are reflected below in the Nonqualified Deferred Compensation at 2020 Fiscal Year-End Table. The Company delays payment until the first taxable year in which the Company anticipates that the tax deduction would no longer be limited by Section 162(m) of the Code.

Executive Compensation
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth additional information concerning Option Awards and Stock Awards held by the NEOs as of our most recent fiscal year-end, including awards granted during 2020 and described in the tables above.
	OPTION AWARDS				STOCK AWARDS
					EARNED PERFORMANCE STOCK UNITS AND RETENTION UNITS		PERFORMANCE STOCK UNITS
NAME AND PRINCIPAL POSITION	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (EXERCISABLE)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (UNEXERCISABLE) (a)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK HELD THAT HAVE NOT VESTED (b)	MARKET VALUE OF SHARES OR UNITS OF STOCK HELD THAT HAVE NOT VESTED (c)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (a)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (c)
Lance M. Fritz Chairman, President & CEO	0	130,458	$186.11	2/6/2030	52,358	$10,901,983	26,566	$5,531,573
	42,805	85,610	161.57	2/7/2029
	119,826	59,913	124.86	2/8/2028
	107,643	0	122.85	2/5/2025
Vincenzo J. Vena Senior Advisor	41,050	41,050	121.65	3/19/2030	17,663	3,677,790	9,865	2,054,090
	27,225	27,225	153.89	1/14/2029
Jennifer L. Hamann EVP & Chief Financial Officer	0	19,881	186.11	2/6/2030	2,309	480,780	2,032	423,103
	1,757	3,514	161.57	2/7/2029
	5,162	2,581	124.86	2/8/2028
	8,796	0	107.30	2/2/2027
	5,385	0	122.85	2/5/2025
Elizabeth F. Whited EVP & Chief Human Resource Officer	0	18,639	186.11	2/6/2030	7,610	1,584,554	3,994	831,631
	6,586	13,172	161.57	2/7/2029
	18,436	9,218	124.86	2/8/2028
	16,491	0	107.30	2/2/2027
	9,510	0	122.85	2/5/2025
Kenny G. Rocker EVP Marketing & Sales	0	15,531	186.11	2/6/2030	3,000	624,660	2,681	558,238
	3,952	7,904	161.57	2/7/2029
	7,068	3,534	124.86	2/8/2028
	5,498	0	107.30	2/2/2027
	2,700	0	75.52	2/4/2026
(a)
The following table reflects the scheduled vesting dates for all unvested stock options as shown in the Number of Securities Underlying Unexercised Options (Unexercisable) column, unvested stock units as shown in the Number of Shares or Units of Stock Held That Have Not Vested column and unearned performance units as shown in the Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested column in the above table.

Executive Compensation
NAME AND PRINCIPAL POSITION	NUMBER OF SECURITIES UNDERLYING UNEXERCISED AND UNVESTED OPTIONS (i)	OPTION VEST DATE	OPTION EXPIRATION DATE	NUMBER OF UNITS OF STOCK HELD THAT HAVE NOT VESTED (ii)	UNEARNED PERFORMANCE UNITS (iii)	UNIT VEST DATE
Lance M. Fritz Chairman, President & CEO	43,486	2/6/2023	2/6/2030	0	8,462	2/6/2023
	43,486	2/6/2022	2/6/2030	7,809		2/8/2022
	43,486	2/6/2021	2/6/2030	0	18,104	2/7/2022
	42,805	2/7/2022	2/7/2029	7,456		2/2/2021
	42,805	2/7/2021	2/7/2029	37,093	0	2/8/2021
	59,913	2/8/2021	2/8/2028
Vincenzo J. Vena Senior Advisor	41,050	12/31/2021	3/19/2030	0	9,865	2/3/2022
	27,225	1/14/2021	1/14/2029	9,865	0	2/6/2021
				7,798	0	2/6/2021
Jennifer L. Hamann EVP & Chief Financial Officer	6,627	2/6/2023	2/6/2030	0	1,289	2/6/2023
	6,627	2/6/2022	2/6/2030	337		2/8/2022
	6,627	2/6/2021	2/6/2030	0	743	2/7/2022
	1,757	2/7/2022	2/7/2029	373		2/2/2021
	1,757	2/7/2021	2/7/2029	1,599	0	2/8/2021
	2,581	2/8/2021	2/8/2028
Elizabeth F. Whited EVP & Chief Human Resource Officer	6,213	2/6/2023	2/6/2030	0	1,209	2/6/2023
	6,213	2/6/2022	2/6/2030	1,202		2/8/2022
	6,213	2/6/2021	2/6/2030	0	2,785	2/7/2022
	6,586	2/7/2022	2/7/2029	699		2/2/2021
	6,586	2/7/2021	2/7/2029	5,709	0	2/8/2021
	9,218	2/8/2021	2/8/2028
Kenny G. Rocker EVP Marketing & Sales	5,177	2/6/2023	2/6/2030	0	1,007	2/6/2023
	5,177	2/6/2022	2/6/2030	461		2/8/2022
	5,177	2/6/2021	2/6/2030	0	1,674	2/7/2022
	3,952	2/7/2022	2/7/2029	350		2/2/2021
	3,952	2/7/2021	2/7/2029	2,189	0	2/8/2021
	3,534	2/8/2021	2/8/2028
(i)	Reflects a stock option grant that vests one-third of the total each year for three years from the date of grant.
(ii)
Reflects performance stock units granted on February 8, 2018, February 7, 2019 and February 6, 2020 that have been earned, but not yet vested and paid out, and unvested retention stock units as of December 31, 2020. For Mr. Vena, reflects performance stock units granted on January 14, 2019 and March 19, 2020 that have been earned, but not yet vested and paid out.

(iii)
Reflects the threshold amount of performance stock units that may be earned under the grants of performance stock units February 7, 2019 and February 6, 2020. These performance stock units are each subject to a three-year performance period ending December 31, 2021 and December 31, 2022, respectively. For Mr. Vena, reflects the target amount of performance stock units that may be earned under his January 14, 2019 and March 19, 2020 grant of performance stock units.

(b)	Dividends paid in 2020 on outstanding stock awards for each of our NEOs were as follows: Mr. Fritz, $150,120; Mr. Vena, $28,853; Ms. Hamann, $2,755; Ms. Whited, $19,955 and Mr. Rocker, $3,147.
(c)	Reflects the closing price per share of the common stock on the last business day of the fiscal year multiplied by the number of shares. The closing price per share was $208.22 on December 31, 2020.

Executive Compensation
Option Exercises and Stock Vested in Fiscal Year 2020
The following table shows a summary of the stock options exercised by the NEOs and stock awards that vested during the year.
	OPTION AWARDS		STOCK AWARDS
NAME AND PRINCIPAL POSITION	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED UPON EXERCISE (a)	NUMBER OF SHARES ACQUIRED ON VESTING (b)	VALUE REALIZED UPON VESTING (a)
Lance M. Fritz Chairman, President & CEO	175,899	$16,069,093	93,101	$17,273,820
Vincenzo J. Vena Senior Advisor	0	0	7,798	1,451,286
Jennifer L. Hamann EVP & Chief Financial Officer	15,525	1,653,438	4,527	840,238
Elizabeth F. Whited EVP & Chief Human Resource Officer	18,826	1,815,075	8,500	1,577,601
Kenny G. Rocker EVP Marketing & Sales	0	0	4,108	762,789
(a)
Value Realized Upon Exercise is calculated based upon the difference between the market price of the Company’s common stock at the time of exercise and the exercise price of the options. Value Realized Upon Vesting is calculated based upon the fair market value of the Company’s common stock on the day of vesting times the number of shares vested.

(b)
The number of these stock units that have been deferred under the Company’s Deferred Compensation Plan are 18,539 for Mr. Fritz and 863 shares for Ms. Whited. A description of the features of the Company’s Deferred Compensation Program is set forth on pages 82 − 84.

Executive Compensation
Pension Benefits at 2020 Fiscal Year-End
The table below sets forth the estimated present value of accumulated benefits payable under the Company’s defined benefit pension plans to the NEOs upon normal retirement at age 65 based on service and annual earnings (base salary and bonus, as described below) considered by the plans for the period through December 31, 2020. The present value was calculated as of December 31, 2020, based on the benefit at the normal retirement age of 65 paid in the form of a single life annuity. The present value factors used to determine the reported amounts are based on the sex distinct, white collar, Mercer Industry Longevity Experience Study Retiree Table for the Auto, Industrial Goods and Transportation industry group projected using Scale MP2019 as of December 31, 2019, and the discount rate as disclosed in Note 6 in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. For purposes of reporting the change in pension value in the Summary Compensation Table, present value factors for the year ended December 31, 2020, were based on the sex distinct, white collar, Mercer Industry Longevity Experience Study Retiree Table for the Auto, Industrial Goods and Transportation industry group projected using Scale MP-2019 as of December 31, 2019 to Scale MP-2020 as of December 31, 2020, and the discount rate as disclosed in Note 5 in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
For both mortality tables, no pre-retirement decrements (i.e., death, disability) were assumed.
NAME AND PRINCIPAL POSITION	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE	PRESENT VALUE OF ACCUMULATED BENEFIT (a)	PAYMENTS DURING LAST FISCAL YEAR
Lance M. Fritz Chairman, President & CEO	Basic Plan	20.5000	$1,259,642	$0
	Supplemental Plan	20.5000	14,422,266	0
Vincenzo J. Vena Senior Advisor (b)	Basic Plan	0	0	0
	Supplemental Plan	0	0	0
Jennifer L. Hamann EVP & Chief Financial Officer	Basic Plan	29.0000	1,575,235	0
	Supplemental Plan	29.0000	2,071,703	0
Elizabeth F. Whited EVP & Chief Human Resource Officer	Basic Plan	33.0000	1,849,656	0
	Supplemental Plan	33.0000	5,730,195	0
Kenny G. Rocker EVP Marketing & Sales	Basic Plan	26.4167	1,217,079	0
	Supplemental Plan	26.4167	2,123,239	0
(a)
Present values for Mr. Fritz and Ms. Whited are based on the single life annuity payable at age 65 and include the present values of the joint life benefit (amount payable to the surviving spouse upon participant’s death). As of December 31, 2020, Ms. Hamann and Mr. Rocker were not eligible for the surviving spouse benefit. We do not have a lump-sum payment option under our plans.

(b)	Mr. Vena was elected Chief Operating Officer on January 14, 2019. A pension benefit is not offered to employees after the plans closed to new entrants on January 1, 2018.
Pensions for our NEOs are provided through the Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates (Basic Plan) and the Supplemental Pension Plan for Officers and Managers of Union Pacific Corporation and Affiliates (Supplemental Plan). The pension benefit formula for both the Basic Plan and the Supplemental Plan is (i) 1.667% of final average compensation times credited service (up to 30 years), plus (ii) 1% of final average compensation times credited service above 30 years (not to exceed 40 years) minus (iii) 1.5% of Social Security or Railroad Retirement benefit times credited service (not to exceed 40 years). The amount of the annual pension benefit from both Plans is based upon final average compensation for the 36 consecutive months of highest regular compensation (base salary and up to three annual bonus plan awards within the 36-month period) within the 120-month period immediately preceding retirement. Credited service includes the years and months of service as a non-agreement employee and may include certain periods of agreement service or service with an acquired company. Both the Basic Plan and the Supplemental Plan were amended effective January 1, 2018 to provide that an employee hired or rehired on or after January 1, 2018, or who otherwise was not accruing a benefit under the Basic Plan on December 31, 2017 is not eligible to participate in the Basic Plan or the Supplemental Plan.

Executive Compensation
The Supplemental Plan is an unfunded non-contributory plan that, unlike the Basic Plan, provides for the grant of additional years of service and deemed age, for the inclusion of compensation in excess of IRS prescribed limits ($285,000 for 2020) and deferred annual bonuses in the calculation of final average compensation and for any benefit in excess of limitations provided for under Section 415(b) of the Code (for 2020, the lesser of 100% of the executive’s compensation or $230,000). The Committee may grant additional years of service and deemed age credit to any participant as it determines appropriate.
Under both the Basic Plan and the Supplemental Plan, an executive’s age and vesting service upon termination of employment with the Company determines whether the executive is eligible for a normal retirement, early retirement, postponed retirement, or a vested benefit. Vesting service generally includes all service while an employee is with the Company, whether or not the employment counts as credited service. Normal retirement is offered to employees who end their employment at or after age 65 and benefits are not reduced. Early retirement is offered to employees who end their employment between ages 55 and 65 and have at least ten years of vesting service. Postponed retirement is when an employee continues employment past age 65. The benefit is reduced if payments begin before age 65, to reflect the expectation that benefits will be paid over a longer period of time. A vested benefit is offered to employees who end their employment before age 65 with at least five years of vesting service but less than ten years of vesting service. This benefit is available as early as age 55. The benefit is reduced if payments begin before age 65. However, those reductions will be greater than those applied if the employee was eligible for early retirement. As of December 31, 2020, Mr. Fritz and Ms. Whited were eligible for early retirement under both Plans. Ms. Hamann and Mr. Rocker were eligible for vested benefits under both Plans. Mr. Vena was elected Chief Operating Officer on January 14, 2019. A pension benefit is not offered to employees after the Plans closed to new entrants on January 1, 2018.
Benefits from both Plans are normally paid as a single life annuity providing monthly benefits for the employee’s life. The employee may waive the single life annuity to receive the benefit in a different optional form. Subject to eligibility conditions, the available optional forms of benefit include: 25%, 50%, 75%, or 100% Joint and Survivor Annuity; 10-Year Certain and Continuous; or Level Income. All optional forms of benefit are actuarially equal in value to the single life annuity. The Plans do not offer a lump-sum payment as an optional form. No NEO received any payments under either Plan during 2020.

Executive Compensation
Nonqualified Deferred Compensation at 2020 Fiscal Year-End
The Company has two non-qualified deferred compensation plans: the Supplemental Thrift Plan, which permits an executive to defer amounts from base salary; and the Deferred Compensation Plan, which permits deferral of bonuses awarded under the Executive Incentive Plan and deferral of stock unit awards made under the 2004 Stock Incentive Plan and the 2013 Stock Incentive Plan (the Stock Incentive Plans). Each of these arrangements represents unfunded, unsecured obligations of the Company. The table below shows NEO and Company allocations under these arrangements, earnings accrued on all amounts that the NEOs have deferred under the plans and the balances under each plan as of December 31, 2020. Executive incentive bonus deferrals and stock unit award deferrals under the Deferred Compensation Plan are shown separately.
NAME AND PRINCIPAL POSITION	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR (a)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR (b)	AGGREGATE EARNINGS/ (LOSS) IN LAST FISCAL YEAR (c)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT LAST FISCAL YEAR END (d) (e)
Lance M. Fritz Chairman, President & CEO	Supplemental Thrift	$48,650	$24,325	$156,312	$0	$922,137
	Executive Incentive Deferral	0	0	2,890	201,170	0
	Deferral of Stock Unit Awards	3,397,086	0	1,192,277	0	8,824,490
Vincenzo J. Vena Senior Advisor	Supplemental Thrift	17,575	17,575	3,035	0	38,185
	Executive Incentive Deferral	0	0	0	0	0
	Deferral of Stock Unit Awards	0	0	0	0	0
Jennifer L. Hamann EVP & Chief Financial Officer	Supplemental Thrift	31,078	8,550	5,781	0	45,409
	Executive Incentive Deferral	0	0	0	0	0
	Deferral of Stock Unit Awards	0	0	0	0	0
Elizabeth F. Whited EVP & Chief Human Resource Officer	Supplemental Thrift	16,079	4,824	17,238	0	92,375
	Executive Incentive Deferral	77,000	0	59,773	108,132	610,196
	Deferral of Stock Unit Awards	1,577,601	0	318,011	0	2,465,438
Kenyattta G. Rocker EVP Marketing & Sales	Supplemental Thrift	11,111	3,704	1,036	0	15,851
	Executive Incentive Deferral	0	0	0	0	0
	Deferral of Stock Unit Awards	0	0	0	0	0
(a)	Executive Contributions in the Last Fiscal Year under the Supplemental Thrift Plan are amounts that are also reported in the Salary column in the Summary Compensation Table.
(b)	Company Contributions in the Last Fiscal Year were reported as All Other Compensation in the Summary Compensation Table for 2020.
(c)	Aggregate Earnings on deferred stock unit awards represent appreciation in the value of Company common stock and dividend equivalents, which are deemed to be reinvested in Company common stock.
(d)
Amounts reported in Aggregate Balance at Last Fiscal Year End that were reported in the Salary column of the Summary Compensation Table for 2019 and 2018, but deferred under the Supplemental Thrift Plan are, for Mr. Fritz, $53,450 and $52,001; Ms. Hamann, $2,259; and Ms. Whited $16,425 and $13,121, respectively. Amounts reported in Aggregate Balance at Last Fiscal Year End that were reported in the All Other Compensation column of the Summary Compensation Table for 2019 and 2018, representing Company contributions to the Supplemental Thrift Plan are, for Mr. Fritz, $26,725 and $26,000; Ms. Hamann, $8,400; and Ms. Whited $5,475 and $4,921, respectively.

(e)	The Aggregate Balance at Last Fiscal Year End for deferred stock unit awards represents 42,381 shares of Company common stock for Mr. Fritz and 11,841 shares for Ms. Whited.

Executive Compensation
Deferral Amounts
Supplemental Thrift Plan. The Supplemental Thrift Plan is available to executives who otherwise participate in the Company’s Thrift Plan, which is a defined contribution plan intended to be a plan qualified under Section 401(a) of the Code. The Qualified Thrift Plan permits executives to contribute, on a pre-tax, Roth and/or after-tax basis from 2% to 75% (combined) of base salary through payroll deductions. An executive is not permitted to defer amounts from base salary under the terms of the Supplemental Thrift Plan until the earlier of the following: (i) the amount of base salary paid to the executive during the year equals the IRS prescribed limit ($285,000 for 2020); or (ii) the contributions to the Qualified Thrift Plan made by or on behalf of the executive (including matching contributions) equal the IRS prescribed annual addition limit under Section 415(c) of the Code ($57,000 in 2020). An executive who has elected to participate in the Supplemental Thrift Plan before the start of the calendar year in which one of these limits is reached will have payroll deductions on a pre-tax basis continued from his/her base pay for the remainder of the calendar year at a percentage that may differ from the percentage rate(s) the executive elected under the Qualified Thrift Plan as of the first day of the calendar year. Under the Supplemental Thrift Plan, the executive may defer from 2% to 75% of base salary. Currently and unless the changes described in the following paragraph apply to the executive, the Company credits a matching amount equal to 50 cents of each dollar an executive defers to the Supplemental Thrift Plan for a pay period up to 6% of the executive’s base pay.
The Supplemental Thrift Plan was amended effective January 1, 2018, as part of the changes made to the Company’s overall retirement plan design strategy, including closing the Company’s pension plan for certain employees (see pages 79 and 80). The Supplemental Thrift Plan changes will apply to an executive hired or rehired by the Company on or after January 1, 2018, or who was not accruing a benefit under the Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates on December 31, 2017 (a “Post-2017 Executive”). The same general rules described above regarding executive deferrals continue to apply to Post-2017 Executives, except that the matching amount the Company credits under the Supplemental Thrift Plan is $1 for every dollar a Post-2017 Executive defers to the Supplemental Thrift Plan for a pay period up to 6% of the Post-2017 Executive’s base salary. Furthermore, a Non-Elective Contribution feature (“NEC”) was added to both the Qualified Thrift Plan and Supplemental Thrift Plan. The NEC amount equals 3% of the Post-2017 Executive’s base salary for the calendar year. The NEC amount credited on behalf of a Post-2017 Executive under the Supplemental Thrift Plan for a calendar year is the difference between the NEC calculated under the terms of the Qualified Thrift Plan (but determined without regard to the IRS limits described in the paragraph above) and the amount of the NEC actually contributed to the Qualified Thrift Plan on behalf of the Post-2017 Executive after taking into account those limits. The NEC amount contributed to the Qualified Thrift Plan or credited to the Supplemental Thrift Plan is determined in January of the year immediately following the year to which the NEC is attributable.
Deferred Compensation Plan. The Deferred Compensation Plan allows for the deferral of all or a portion of a bonus awarded under the Executive Incentive Plan and for the deferral of payment of stock units, both retention and performance based, awarded under the Stock Incentive Plan. An executive must elect by June 30th of the calendar year for which the bonus amount is awarded whether to defer any or all of his or her bonus award for such year. For retention stock units, an executive’s election to defer payment of a vested award must be made prior to the beginning of the calendar year for which the retention stock unit award is granted to the executive. For performance stock units, an executive must elect by June 30th of the first year of the three year performance period whether to defer the payment of the entire award of vested and earned performance stock units.
Rate of Return Provisions
Notional accounts in the Supplemental Thrift Plan are deemed to be invested in one or more of the investment options offered in the Qualified Thrift Plan, as selected by the participating executive. Notional accounts in the Deferred Compensation Plan for bonus amounts deferred currently can be invested in the same investment options, along with the Company’s Fixed Rate Fund that bears interest equal to 120% of the Applicable Federal Long-Term Annual rate for January of the applicable year. The Vanguard Group administers all notional accounts. Executives can generally transfer amounts between investment funds each business day. Earnings reflect the increase or decrease in the value of those investment funds and any interest or dividends earned by those funds, to the same extent as if amounts were actually invested in those investment funds.

Executive Compensation
Notional accounts in the Deferred Compensation Plan for stock units deferred are invested in notional shares of the Company’s common stock. The value of each stock unit deferred is equivalent to that of one share of Company common stock. Amounts equivalent to the dividends paid on Company common stock are added to an executive’s notional account when actual dividends are paid and are credited as reinvested in additional notional shares. These amounts are tracked through notional accounts maintained by the Company.
Payment Elections, Withdrawals and Distributions
The Company adopted amended and restated plans effective as of January 1, 2009, in order to satisfy the requirements of Section 409A of the Code. Non-qualified deferred compensation amounts not subject to Section 409A of the Code, (i.e., amounts credited to an executive’s notional account as of December 31, 2004, and earnings thereon), are available for distribution or withdrawal in accordance with the terms of the Grandfathered Component of the Supplemental Thrift Plan or the Grandfathered Component of the Deferred Compensation Plan, as applicable. Non-qualified deferred compensation amounts subject to Section 409A of the Code, (i.e., amounts credited to an executive’s notional account on and after January 1, 2005, and earnings thereon), are available for distribution in accordance with the terms of the Non-Grandfathered Component of the Supplemental Thrift Plan or Non-Grandfathered Component of the Deferred Compensation Plan, as applicable.
409A Non-Grandfathered Components-Supplemental Thrift and Deferred Compensation Plans
NEOs made payment elections with respect to their then-existing notional account balances under the Non-Grandfathered Component of both the Supplemental Thrift Plan and the Deferred Compensation Plan prior to the end of 2008. Generally speaking, NEOs who first participated in the Non-Grandfathered Component of the Supplemental Thrift Plan in 2009 or later may make a payment election under the Non-Grandfathered Component of the Supplemental Thrift Plan in the calendar year prior to the calendar year his or her initial deferral election becomes effective. A payment election made under the Non-Grandfathered Component of the Supplemental Thrift Plan also will apply with respect to compensation an executive elects to defer in the future under the Non-Grandfathered Component of the Supplemental Thrift Plan. Executives may make a separate payment election with respect to each bonus, retention stock unit or performance stock unit award deferred under the Non-Grandfathered Component of the Deferred Compensation Plan at the same time the deferral election is made. Generally, the same payment option must be elected for all awards of the same type (i.e., bonus or stock units) deferred to separation from service under the Non-Grandfathered Deferred Compensation Plan.
The Non-Grandfathered Component of both the Supplemental Thrift Plan and Deferred Compensation Plan provide the following payment options: (i) a single lump-sum distribution at separation from service or in January of the next year following separation from service, (ii) annual installments over a period not exceeding 15 years, with the initial installment being paid as soon as administratively practicable following the executive’s separation from service or in January of the year next following such separation from service, or (iii) a single lump-sum distribution in January of a specified year that is not earlier than 2 years and not later than 15 years following the executive’s separation from service. However, if the executive first participates in the Non-Grandfathered Component of the Supplemental Thrift Plan after December 31, 2017, the single sum or installment payments described above cannot be made or commence before the January of the year following the year in which the executive separates from service. The Non-Grandfathered Component of the Deferred Compensation Plan also permits an executive to elect to receive payment at the earlier of: (i) July of a year specified by the executive, or (ii) separation from service. In no case, however, will an amount payable on account of a NEO’s separation from service be paid from either Non-Grandfathered Component before the date that is six months after such executive’s separation from service.
Generally speaking, under both plans, an executive who does not make a timely election will receive the Non-Grandfathered Component of his or her notional account at the time of his or her separation from service in a single lump-sum payment, subject to the six-month delay as described in the last sentence of the immediately preceding paragraph. However, an executive who first participates in the Non-Grandfathered Component of the Supplemental Thrift Plan after December 31, 2017 and who does not make a timely election

Executive Compensation
will receive his or her notional account in January of the year following the executive’s separation from service, subject to the six-month delay rule. In the event an executive dies before receiving payment of his or her entire notional account balance, the unpaid balance is paid in a single lump-sum to the executive’s beneficiary.
Generally, no withdrawals are permitted from the notional accounts maintained in connection with the Non-Grandfathered Components of either the Supplemental Thrift Plan or the Deferred Compensation Plan prior to the executive’s separation from service.
Under the terms applicable to the Non-Grandfathered Components of the Deferred Compensation Plan and the Supplemental Thrift Plan, an executive may modify his or her payment election if such modification election is made prior to the executive’s separation from service and at least 12 months prior to the date payments would have commenced in accordance with the prior election. In addition, the modification must have the effect of postponing the payment commencement date by at least five years.
409A Grandfathered Components—Supplemental Thrift and Deferred Compensation Plans
An executive can take a withdrawal in cash from the Grandfathered Component of his or her notional account under the Supplemental Thrift Plan or the Deferred Compensation Plan prior to separation from service, provided that 10% of the amount withdrawn will be irrevocably forfeited by the executive.
Following an executive’s separation from service, the general rule is that an executive’s notional account under the Grandfathered Component of either plan is distributed in a single sum cash payment as soon as administratively practicable. However, an executive can elect at least six months prior to his or her separation from service and in the calendar year preceding such separation from service that such component be paid under one of the following payment options: (i) a single sum cash payment at separation from service or in January of the year next following his or her separation from service, (ii) annual installments over a period not exceeding 15 years, with the initial installment being paid as soon as administratively practicable following the executive’s separation from service or in January of the year next following such separation from service, or (iii) a single sum cash payment in January of a specified year that is not later than 15 years following the executive’s separation from service. The Grandfathered Component of the Deferred Compensation Plan also permits an executive to elect to receive payment at the earlier of: (i) July of a year specified by the executive, or (ii) separation from service. This election may be changed at least six months prior to the scheduled payment date and in the calendar year preceding such date. With respect to the Grandfathered Component of the Supplemental Thrift Plan, an executive’s payment election applies to the executive’s entire notional account balance. With respect to the Grandfathered Component of the Deferred Compensation Plan, an executive may make a separate payment election for each bonus award under the Executive Incentive Plan or stock unit award under the Stock Incentive Plan; provided that the executive must elect the same payment option for all such awards of the same type (i.e., bonus or stock units) deferred to separation from service.
Potential Payments Upon Separation from Service, Change-In-Control or Death or Disability
The information below describes certain compensation that would have become payable by the Company under existing plans assuming a separation from service or change-in-control and separation from service occurred on December 31, 2020 (based upon the Company’s closing stock price on December 31, 2020 of $208.22), given the NEOs’ current compensation and service levels as of such date. The benefits discussed below are in addition to those generally available to all salaried employees, such as distributions under the qualified Pension Plan for Salaried Employees, health care benefits and disability benefits. In addition, these benefits do not take into account any arrangements that do not currently exist but may be offered by the Company in connection with an actual separation from service or a change-in-control or other factors that may vary from time to time. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the NEOs should a separation from service or change-in-control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, the Company’s stock price, the target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event, and the executive’s age.

Executive Compensation
Separation from Service
In the event of the separation from service of any of the NEOs on December 31, 2020, for any reason, the executive would be entitled to the executive’s accumulated retirement benefits under the Basic and Supplemental Plans in the payment forms set forth in the Pension Benefits at 2020 Fiscal Year-End Table on page 79. Under both Plans, the executive must be at least age 55 and have 5 years of service (including deemed service under the Supplemental Plan) with the Company, or at least age 65 regardless of years of service, for benefits to be payable immediately. Assuming a termination date of December 31, 2020, Mr. Fritz and Ms. Whited were eligible to begin benefits immediately at January 1, 2021. The monthly amount payable as a single life annuity under the Supplemental Plan for Mr. Fritz was $59,100, and for Ms. Whited was $20,122. Assuming a termination date of December 31, 2020, Ms. Hamman would be eligible to begin her benefit on May 1, 2022. The monthly amount payable as a single life annuity under the Supplemental Plan for Ms. Hamann would be $6,592. Assuming a termination date of December 31, 2020, Mr. Rocker would be eligible to begin his benefit on December 1, 2026. The monthly amount payable as a single life annuity under the Supplemental Plan for Mr. Rocker would be $7,720.
Each of the NEOs would also be entitled to the amount shown in the Nonqualified Deferred Compensation at 2020 Fiscal Year-End Table on page 81. Notional returns continue to be credited and debited under these plans through the actual payment date, so amounts may differ at the time of an actual separation from service or change-in-control.
For any unvested equity awards, the Compensation and Benefits Committee may, but is not required to, waive the related restriction period and/or employment requirements. As described in the Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table on page 75, the 2020 equity awards provided for satisfaction of the continued employment requirement if an executive attains age 62 with 10 years of service under the Company’s pension plan and remains employed until September 30th in the year of grant.
Change-in-Control
The Continuity Plan provides severance benefits to the NEOs in the event (i) a change-in-control occurs and (ii) the NEO incurs a severance within the two-year period following such change-in-control. Severance means a separation from service (as such term is defined in Section 409A of the Code and the regulations promulgated thereunder): (i) by the Company other than for cause or pursuant to mandatory retirement policies in existence prior to the change-in-control, or (ii) by the NEO for good reason.
Under the Continuity Plan, a change-in-control means any of the following:
•	any “person,” as defined in the Exchange Act, becomes the “beneficial owner,” as defined in the Exchange Act, of 20% or more of our outstanding voting securities;
•	there is a change in 50% of the composition of the Board of Directors (such change must be due to new directors not recommended by the Board);
•	a merger, consolidation or reorganization that results in our shareholders holding 50% or less of the outstanding voting securities of the post-transaction entity; or
•	a liquidation, dissolution or sale of all or substantially all of our assets.
The Continuity Plan defines a severance “for cause” if it is for any of the following reasons: (i) the NEO has willfully and continually failed to substantially perform his duties, or (ii) the NEO has willfully engaged in conduct that is demonstrably injurious to the Company, monetarily or otherwise.
A severance of the NEO is for “good reason” if it is for any of the following reasons: (i) the assignment to the NEO of duties that are materially inconsistent with the NEO’s duties immediately prior to the change-in-control or any material diminution in the nature or scope of the NEO’s responsibilities from those in effect immediately prior to the change-in-control; (ii) a reduction in the NEO’s base salary or annual bonus opportunity in effect immediately prior to the change-in-control; provided, however, that such reduction results in a material diminution in the total package of compensation and benefits provided to the NEO; (iii) a material reduction in the NEO’s pension, thrift, medical or long term disability benefits provided to the NEO

Executive Compensation
immediately prior to the change-in-control; provided, however, that such reduction results in a material diminution in the total package of compensation and benefits provided to the NEO; or (iv) the failure by any successor, to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform under the Continuity Plan.
In the event of a qualifying severance following a change-in-control, each of the NEOs receives a lump-sum severance payment equal to the sum of (i) his or her annual base salary in effect at the time of his severance and (ii) the average annual bonus earned under the Executive Incentive Plan in the most recent three calendar years; multiplied by 3 for Mr. Fritz and by 2 for Mr. Vena, Ms. Hamann, Ms. Whited and Mr. Rocker. The Continuity Plan also provides for automatic vesting in the Company’s Supplemental Pension Plan and the receipt of an additional three years of age and service credit, not to exceed age 65 and 40 years of service. The age and service credit is solely for purposes of determining the amount of any benefit from the Company’s Supplemental Pension Plan.
The Continuity Plan provides in the event of a qualifying severance following a change-in-control that all restrictions on outstanding retention stock units awarded to each NEO lapse and all unvested stock options granted to each NEO vest and become exercisable for a period of three years (or five years if the NEO is retirement eligible) from the NEO’s separation from service. In no event will the period exceed the remaining term of the option. For outstanding performance stock units, the NEO will be entitled to receive shares equal to the number of performance stock units at the level of performance criteria actually achieved through the end of each year prior to the date of the change-in-control and through the end of the most recent fiscal quarter ending prior to the date of the change-in-control.
Other benefits under the Continuity Plan include the continuation of health coverage and dental coverage for three years following a NEO’s severance (or, if sooner, until the NEO attains the age of 52, at which time the NEO is eligible to receive benefits under the Company’s retiree medical benefit plans); provided, however, that (i) the NEO will pay the fair market value of such coverage (active or retiree, as applicable) as determined under Section 61 of the Code and the regulations promulgated thereunder, and (ii) benefit amounts received by the NEO will be reduced by any benefits received by the NEO from a subsequent employer.
At its February 2014 meeting, the Committee recommended, and the Board approved, the amendment of the Continuity Plan to remove the excise tax gross-up. As a result, none of the NEOs are currently eligible to receive any excise tax gross-up on any severance payment received under the Continuity Plan.
The table below sets forth the estimated value of the severance payments, welfare benefits, accelerated equity awards and additional pension benefits for each NEO, assuming a change-in-control had occurred as of December 31, 2020, and the NEO’s employment had immediately terminated without cause or for good reason as of that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.
NAME AND PRINCIPAL POSITION	CASH SEVERANCE PAYMENT (a)	SUPPLEMENTAL PENSION PLAN ENHANCEMENT (b)	ACCELERATED VESTING OF STOCK OPTIONS (c)	ACCELERATED VESTING OF RETENTION STOCK AND PERFORMANCE STOCK UNITS (d)	OTHER (e)	PRE-TAX TOTAL
Lance M. Fritz Chairman, President & CEO	$7,932,000	$4,078,863	$11,872,481	$16,433,503	$26,139	$40,342,985
Vincenzo J. Vena Senior Advisor	2,840,000	0	5,032,832	5,731,880	45,648	13,650,360
Jennifer L. Hamann EVP & Chief Financial Officer	1,694,000	1,147,255	818,649	1,722,501	45,648	4,609,403
Elizabeth F. Whited EVP & Chief Human Resource Officer	1,966,000	1,475,728	1,794,995	2,416,091	26,139	7,678,952
Kenny G. Rocker EVP Marketing & Sales	1,612,000	600,613	1,006,706	1,182,856	45,648	4,447,823
(a)	This amount is based on 2020 salary and three-year average bonus multiplied by the Continuity Plan severance multiple.

Executive Compensation
(b)
This amount represents the present value of an additional three years of service credit (up to a maximum of 40 years), three years of Supplemental Plan age (up to a maximum of 65 years), and reductions for early retirement.

(c)	This amount is based upon the difference between the exercise price of the options and the Company’s closing stock price on December 31, 2020, of $208.22.
(d)
This amount is based on the Company’s closing stock price on December 31, 2020, of $208.22 and assumed a payout of performance stock units at threshold levels of performance ending December 31, 2021 and December 31, 2022; assumes 95% of target earned for performance cycle ending December 31, 2020.

(e)	For a termination as of December 31, 2020, this amount includes the cost of medical premiums paid by the Company for three years and assumes no benefit reduction from a subsequent employer.
Death or Disability
In the event the NEO ceases to be an employee by way of death or disability under the Company’s long-term disability plan, the NEO would be entitled to receive shares of stock equal to a pro-rata portion of the number of outstanding performance stock units earned at the end of the three year performance period. The pro-rata portion is determined based on the number of years during the three year performance period the NEO remains continuously employed prior to the date of death or disability. The NEO must remain continuously employed through September 30th of the performance year in order to be credited with a year of service for such year. All unvested retention stock units and stock options would vest immediately. The NEO or his or her designated beneficiary will have the lesser of five years from the date of death or disability or the remaining life of the option to exercise any outstanding stock options.
Set forth below is the estimated value of the accelerated vesting of performance stock units, retention stock units and stock options for each NEO, as of December 31, 2020.
NAME	ACCELERATED VESTING OF PERFORMANCE STOCK UNITS (a)	ACCELERATED VESTING OF RETENTION STOCK UNITS (b)	ACCELERATED VESTING OF STOCK OPTIONS (c)
Lance M. Fritz Chairman, President & CEO	$22,311,189	$3,178,478	$11,872,481
Vincenzo J. Vena Senior Advisor	5,731,880	0	5,032,833
Jennifer L. Hamann EVP & Chief Financial Officer	1,716,566	147,836	818,649
Elizabeth F. Whited EVP & Chief Human Resource Officer	3,355,674	395,826	1,794,955
Kenny G. Rocker EVP Marketing & Sales	1,991,000	168,866	1,006,706
(a)
The amount is based on the Company’s closing stock price on December 31, 2020, of $208.22 and assumed a payout of performance stock units at target levels of performance ending December 31, 2021 and December 31, 2022; assumes 95% of target earned for performance cycle ending December 31, 2020. For Mr. Vena, assumes 100% of target earned for performance cycle ending December 31, 2020, and December 31, 2021.

(b)	Amounts are calculated based on the Company’s closing stock price on December 31, 2020, of $208.22 multiplied by retention stock units that are unvested on December 31, 2020.
(c)
Amounts are calculated based on the number of unvested option shares multiplied by the difference in the Company’s closing stock price on December 31, 2020, of $208.22 and the exercise price on the grant date.

Pay Ratio Disclosure
The median 2020 annual total compensation of all our employees who were employed as of December 31, 2020 was $99,153.* The 2020 annual total compensation of Lance M. Fritz, our Chief Executive Officer (CEO), was $16,632,099. The resulting CEO pay ratio of these amounts was 168:1. The median employee is a locomotive engineer whose compensation is subject to a national collective bargaining agreement.
In determining the median employee, we utilized reasonable estimates. We identified the median employee by examining the 2020 W-2 box 1 income (Taxable Income) for all individuals who were employed by us on December 31, 2020, other than our CEO. We included all employees, whether employed on a full-time, part-time or seasonal basis except that we excluded 30 of our non-U.S. employees, under the SEC’s de minimis exemption, since these employees represent less than 0.1% of our approximately 37,700 employees. Taxable Income for non-seasonal employees who were not employed for the full-year was annualized. The employees were then ranked based on Taxable Income and the median employee selected.
After identifying the median employee based on Taxable Income, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the 2020 Summary Compensation Table on page 72.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
*
The median annual compensation reported in the Company’s Form 10-K for the year ended December 31, 2020, was $77,778 and is calculated differently than the $99,153 noted above. The $99,153 includes $21,375 for pre-tax medical premiums and 401(k)/thrift plan contributions.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the number of shares of common stock beneficially owned as of March 16, 2021 (except as otherwise noted), by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Named Executive Officer (as defined in the CD&A section of this Proxy Statement under Executive Compensation), (iii) each director or director nominee and (iv) all current directors and executive officers (as designated in the Company’s 2020 Annual Report on Form 10-K) as a group. The table also sets forth ownership information concerning stock units, the value of which is measured by the price of the common stock. Stock units do not confer voting rights and are not considered beneficially owned shares under SEC rules.
NAME	NUMBER OF SHARES BENEFICIALLY OWNED (a)	STOCK UNITS (b)	PERCENT OF SHARES OUTSTANDING
Andrew H. Card, Jr.	18,400	32,822	*
William J. DeLaney	20,000	2,304	*
David B. Dillon	4,000	8,386	*
Lance M. Fritz	912,198	209,557	*
Jennifer L. Hamann	88,951	25,367	*
Deborah C. Hopkins	4,362	7,640	*
Jane H. Lute	4,051	5,286	*
Michael R. McCarthy	54,864	54,866	*
Thomas F. McLarty III	4,000	32,154	*
Bhavesh V. Patel	4,267	3,518	*
Kenny G. Rocker	49,352	23,425	*
Vincenzo J. Vena	18,791	19,730	*
Jose H. Villarreal	5,136	25,511	*
Elizabeth F. Whited	104,433	30,822	*
Christopher J. Williams	0	1,786	*
The Vanguard Group (c)	56,109,765	0	8.33%
BlackRock, Inc. (d)	46,601,555	0	6.90%
All current directors and executive officers as a group (17 people)	1,346,784	514,973	*
* Indicates ownership of less than 1%
(a)
Includes the maximum number of shares of common stock that may be acquired within 60 days of March 16, 2021, upon the exercise of stock options as follows: Mr. Fritz 416,478; Ms. Hamann 32,065; Mr. Rocker 31,881; Mr. Vena 0 and Ms. Whited 56,549; and all current directors and executive officers as a group 566,486. Also included in the number of shares owned by Mr. Fritz, Ms. Whited, and Mr. Rocker are 49,837, 18,247, and 350 deferred stock units, respectively, representing deferred stock option exercise gains and vested retention stock units which they will acquire as shares of common stock at termination of employment or a future designated date.

(b)
Consists of stock units payable in cash to non-management directors after retirement and held in their Stock Unit Accounts. For a discussion of the Stock Unit Grant and Deferred Compensation Plan for non-management directors, see page 36. These amounts for the Named Executive Officers consist of 209,557; 25,367; 23,425; 19,730 and 30,822 unvested stock units owned by Mr. Fritz, Ms. Hamann, Mr. Rocker, Mr. Vena, and Ms. Whited awarded under Company stock plans. Stock units do not confer voting rights and are not considered beneficially owned shares of common stock under SEC rules.

(c)
Based solely upon information contained in Schedule 13G/A filed on February 8, 2021, reporting that, as of December 31, 2020, this holder held sole and shared voting power over 0 and 1,418,725 of these shares, respectively, and sole and shared dispositive power over 52,846,848 and 3,262,917 of these shares, respectively. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(d)
Based solely upon information contained in Schedule 13G/A filed on February 4, 2021, reporting that, as of December 31, 2020 this holder held sole and shared voting power over 40,297,752 and 0 of these shares, respectively, and sole and shared dispositive power over 46,601,555 and 0 of these shares, respectively. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

Security Ownership of Certain Beneficial Owners and Management
Stock Ownership Requirements for Executives
The Company’s Compensation and Benefits Committee believes that stock ownership will better align the interests of our executives, including the Named Executive Officers, with those of our shareholders by enhancing the focus of executives on the long-term success of the Company. We require our executives to achieve and maintain a specified amount of stock ownership acquired primarily through the exercise of options and the receipt of retention stock or retention stock units under our equity compensation programs. Our Stock Ownership Guidelines require that the CEO hold at least seven (7) times annual salary and that the other Named Executive Officers hold at least four (4) times annual salary in stock or stock units. Until the required ownership target is achieved, executives must retain all of the shares of stock they receive from our plans, net of the shares of stock required, if any, to cover tax expense and the cost of exercising options. We do not include the following types of equity interests when calculating stock ownership under these guidelines: (i) unexercised stock options, (ii) unvested retention shares or units, and (iii) any investment in the Company stock fund under the Thrift Plan, the Supplemental Thrift Plan or the Executive Incentive Deferral Plan. As of December 31, 2020, all of the Named Executive Officers were in compliance with stock ownership requirements.
Hedging Our Common Stock Is Prohibited
Company policy prohibits directors and all employees (including our officers) from hedging Union Pacific common stock, such as (i) buying, selling or writing puts, calls or options related to our common stock and (ii) executing straddles, equity swaps and similar derivative arrangements that hedge our common stock. In addition, directors and executive officers may not pledge, deliver as collateral, or maintain a margin account with respect to shares of our common stock.
Sales of Our Common Stock by Executive Officers and Directors Under Rule 10b5-1 Trading Plans
Executive Officers (including the Named Executive Officers and certain other executives in key positions) and directors who meet their applicable ownership requirements as described above may sell shares of our common stock subject to the following restrictions:
•	Executive officers and directors may only sell shares of our common stock that exceed their ownership target (the Eligible Shares).
•	Eligible Shares may be sold only pursuant to a written trading plan designed to comply with SEC Rule 10b5-1, that:
•	was adopted when a quarterly trading blackout was not in effect and when such executive officer or director was not in possession of material nonpublic information regarding the Company,
•	has been reviewed and approved by the Chief Legal Officer,
•	has been disclosed to the public in a manner determined by the Chief Legal Officer (public disclosure may not be required for certain executives who are not executive officers), and
•	has been in effect for at least 20 trading days from the date of disclosure of the trading plan to the public or approval by the Chief Legal Officer for trading plans not announced.
•
The total sales by an executive officer or director of Eligible Shares during any calendar year may not exceed 50% of the total shares of our common stock beneficially owned by such executive officer or director using the immediately preceding February 1st measurement date.

For purposes of this policy, the number of shares beneficially owned by an executive officer or director includes shares and units deferred by the executive officer or director and excludes any shares disclaimed by the executive officer or director for purposes of reporting beneficial ownership under Section 16 reporting of the Securities Exchange Act of 1934 (Exchange Act). All of the reporting obligations of the executive officer or director under Section 16 apply to sales made pursuant to a 10b5-1 trading plan.

PROPOSAL NUMBER 6 – Shareholder Proposal Requesting EEO-1 Report Disclosure
The Comptroller of the City of New York, One Center Street, 8th Floor, North, New York, NY, 10007-2341, as custodian and trustee of the New York Teachers’ Retirement System and the Board of Education Retirement System (the “Systems”), the owners of 541,439 shares of the Company’s common stock, has submitted the following proposal. The proposal and supporting statement are presented as received in accordance with SEC rules, and the Company disclaims any responsibility for their content.
EEO-1 Report Disclosure
RESOLVED: Shareholders request that the Board of Directors adopt a policy requiring Union Pacific Corporation (“Union Pacific “) to disclose on its website its Consolidated EEO-1 Report, a comprehensive breakdown of its workforce by race, ethnicity and gender that the Company is required to submit annually to the U.S Equal Employment Opportunity Commission (EEOC). Union Pacific shall annually disclose its EEO-1 Report no later than 60 days after its submission.
Supporting Statement
High-profile killings of black men and women in 2020 highlighted the grave consequences of systemic racism in our society, sparked nationwide protests for racial justice, and prompted many companies to publicize their commitments to racial equity and diversity.
In a June 3rd statement, Union Pacific Chairman and CEO Lance Fritz announced: “Union Pacific has zero-tolerance for harassment or intimidation of this or any kind. Strengthening behavior that demonstrates respect and inclusion of culturally different employees is an ethical standard at Union Pacific. We, meaning me and my team at Union Pacific, need to stand up for our beliefs, our ethics and our fellow citizens.”
We believe that demonstrable commitments to hire, equitably compensate, retain, and promote black employees, other employees of color and women can contribute not only to a more just society, but to improved company performance. A May 2020 McKinsey study found that companies in the top quartile of gender diversity on executive teams were 25% more likely to experience above-average profitability than peer company diversity laggards, and that there is an even higher likelihood of outperformance among companies with more ethnically diverse executive teams. (“Diversity Wins,” at https://www.mckinsey.com/featuredinsights/diversity-and-inclusion/diversity-wins-how-inclusion-matters)
The EEO-1 Report breaks down a company’s U.S. workforce by race, ethnicity and gender according to 10 employment categories, including senior management, defined to incorporate individuals within two reporting levels of the CEO. Disclosure of this Report will provide investors with critical information, including:
•
Standardized, quantitative, and reliable data that is comparable across companies and industries, enabling investors to assess the representation of black employees and other employees of color and women at various levels of the corporation;

•	Specific data on senior management diversity; and
•
Particularized data that allows investors to assess the representation of specific racial and ethnic groups by gender, such as black female employees, in a job category – and to make meaningful, year-over-year comparisons.

Union Pacific’s 2019 Building America report disclosure provides only percentages for gender, and separately, for racial/ethnic groups for all employees as well as three company-specific job categories. This extremely limited disclosure is neither comparable, nor decision-useful for investors
Disclosing its EEO 1 Report is a cost-effective means for Union Pacific to demonstrate its diversity performance - it already collects the data for submission.
Finally, the proposal neither prevents nor discourages Union Pacific from disclosing any other data or information that management believes reflect its organizational structure or demonstrates its diversity.
A majority of S&P 100 companies disclose or have committed to disclose their EEO-1 Report beginning in 2021.
We ask shareholders to vote FOR this proposal.

PROPOSAL NUMBER 6 – Shareholder Proposal Requesting EEO-1 Report Disclosure
Recommendation of the Board of Directors
The Board acknowledges the importance of addressing societal issues such as racial injustices and other forms of discrimination, and of fostering a safe, collaborative and engaging environment for our employees, shares the goals of the proponent in promoting diversity and inclusion (D&I), and is grateful for the proponent raising the issue for our shareholders' consideration. Union Pacific is committed to improving and strengthening its performance through an inclusive workforce that reflects the diverse markets and communities it serves. Knowing that we still have work to do, we continue to focus on building an inclusive culture, and a talented workforce and marketplace. Union Pacific recognizes that attracting, acquiring and maintaining a diverse workforce provides access to the skills and character we need to foster innovative ideas and drive optimal, long-term business growth. Drawing on different experiences and expertise is critical for strategic decision-making, problem-solving, leadership development and creativity. Additionally, the Company makes available on its website information about its entire workforce population that is more comprehensive in that it covers a greater portion of our workforce and our D&I efforts than the EEO-1 report does, and that the Company updates on a quarterly basis (https://www.up.com/aboutup/corporate_info/diversity/ talented-workforce/index.htm). The Board leads the Company's D&I efforts by example, with five of its current members being diverse in gender or ethnicity. The Board's oversight of Union Pacific's continued commitment to D&I is an ongoing, full Board discussion.
Adoption of this shareholder proposal, however, would not support the Company’s D&I efforts. Instead, it would require the Company to disclose, on a particular timeframe, its EEO-1 report, a survey completed by certain companies and submitted to the U.S. Equal Employment Opportunity Commission (EEOC) that enumerates gender categories that may not align with how our employees self-identify, specifies ethnic and racial categories that may not reflect the workforce populations in the markets in which we compete for talent, uses employment and job categories that do not necessarily reflect our organizational structure, and, in any event, does not all align with how we analyze employment data for purposes of measuring progress against our human management and D&I goals, initiatives and strategies. And, as noted above, unlike the information Union Pacific makes available about its entire workforce population and updates regularly on a quarterly basis, the EEO-1 report only covers a subset of our workforce and does not provide as clear of a picture of our D&I efforts.
Understanding that it is important to be transparent, we publish information about our commitment to D&I on our website (https://www.up.com/aboutup/corporate_info/diversity/index.htm), in our Building America Report which is also available on our website (https://www.up.com/aboutup/corporate_info/sustainability/index.htm), also in our Annual Report on Form 10-K, and intend to continue to do so, but in a way that more accurately reflects how Union Pacific thinks about D&I. Some of the information Union Pacific already publishes on measures it takes in pursuit of its D&I goals and initiatives and/or that demonstrates Union Pacific’s existing and ongoing commitment to D&I, includes the following:
•
We announced our goal to reach 40% minority and 11% female representation in total for the Company by 2030; as of December 31, 2020, workforce representation of minorities and females was approximately 30% and 6%, respectively. We have committed to update the status of our minority and female representation on a quarterly basis. These quarterly updates will be made available on our website at: https://www.up.com/aboutup/corporate_info/diversity/talented-workforce/index.htm.

•
We work with trade schools that encourage women to see themselves in transportation, engineering and mechanical fields, and offer the training that helps them to succeed. Then, once in the workforce, Union Pacific takes efforts to help women manage their professional and personal careers. Additionally, Union Pacific launched a partnership with Fairygodboss.com, the largest career community for women, which provides free expert advice, job openings and company reviews written by women, for women.

•
Union Pacific has teamed up with Creighton University in Omaha, Nebraska, to create a diverse and inclusive culture and help build Omaha’s future workforce through the recently established Union Pacific Diversity Scholars Program at Creighton University. This program will create access to academic merit scholarships and professional development opportunities for minority students over a four-year period. During their freshman year, students will be paired with Union Pacific mentors. As the scholars advance,

PROPOSAL NUMBER 6 – Shareholder Proposal Requesting EEO-1 Report Disclosure
they will engage in peer-to-peer mentoring, connecting with community partners to grow their professional networks. Additionally, students in their junior and senior years in this program may apply to Union Pacific’s internship program for a chance to explore career opportunities at Union Pacific.
•
To allow us to move more quickly and broadly to identify barriers associated with D&I issues and implement new thinking within Union Pacific, we have established a D&I team that reports directly to Union Pacific’s EVP and Chief Human Resource Officer, and, effective August 1, 2020, appointed an AVP and Chief Diversity Officer, who will lead the D&I team in developing, implementing and supporting D&I strategies, with a focus on attracting, developing, and engaging Union Pacific’s talented diverse workforce, and promoting an inclusive workplace where all employees can be their best, professionally and personally.

•	We have a diversity council, chaired by our Chairman, President and CEO, that provides frontline insight and reports quarterly to our senior management.
•
We have an Employee Resource Group (ERG) Steering Committee that oversees Union Pacific’s nine (9) ERGs, which are critical to supporting our D&I strategy and efforts by helping to raise awareness and providing an environment where all employees can seek to realize their potential.

•
We launched a video series campaign called ‘We Are One’ that highlights personal employee stories meant to challenge viewers to identify their role in making a difference on D&I matters. We have also created an opportunity for our employees to participate in ‘Talk and Listen’ sessions, to provide a platform for our employees to listen and learn from those who have experienced racial injustice and bias, in an effort to help our employees recognize and eliminate bias and racism.

•
We created an in-person, unconscious bias training course called Inclusive Leadership, required for Union Pacific executives, senior managers and anyone else who has others reporting to her or him. Approximately 93% of required managers have completed this course.

•
We enhanced our benefit offerings for same and different-sex partners, expanded our anti-discrimination policy to the Community Ties Giving Program, and added LGBTQ to our Supplier Diversity program’s anti-discrimination policy, resulting in a score of 95 out of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index for the year 2020.

•	We have added Martin Luther King Jr. Day as a holiday for our nonagreement employees, in substitution for the February Presidents’ Day holiday that we previously recognized for nonagreement employees.
•
We have implemented our “Count Me In” initiative, which allows our employees to report to us, on a confidential basis, if they self-identify as a specific race, more than one race, a person with a disability, a veteran, or a member of the LGBT+ community. Union Pacific believes this initiative will create an increased level of belonging at Union Pacific, which will attract more diversity, develop a rich culture, and create programs and support at the right points in the pipeline.

•
Our Law Department is among 54 legal departments who signed on to achieve Mansfield Certification by completing Mansfield Rule: Legal Department Edition (MRLD) 2.0, which runs from July 2020 through June 2022. MRLD measures whether legal departments have affirmatively considered at least 50% women, racial and ethnic minorities, LGBTQ+ lawyers, and lawyers with disabilities for leadership, high-visibility opportunities, and secondment or intern programs within the law department, and for leadership roles when hiring new outside counsel.

•	We have adopted our Policy on Human Rights, which aligns with the United Nations’ Universal Declaration of Human Rights and other internationally accepted standards.
•
We have achieved a best-in-industry score of 95% on the newly released Corporate Equality Index (CEI) published by The Human Rights Campaign Foundation, which measures, with scores from zero to 100, a company’s treatment of LGBTQ employees based on a company’s non-discrimination policies, employment benefits, efforts to support an inclusive culture, and responsible citizenship.

•
Our Equal Employment Opportunity (EEO) Policy provides equal opportunity to all employees and applicants for employment without regard to race, religion, gender, national origin, age, sexual orientation, gender identity, disability, genetic information or status as a veteran. This EEO Policy exceeds the EEO requirements established under federal and state laws, and applies to all terms and conditions of

PROPOSAL NUMBER 6 – Shareholder Proposal Requesting EEO-1 Report Disclosure
employment, including, but not limited to, hiring, placement, promotion, demotion, termination, transfer, leaves of absence, compensation and training, showing that Union Pacific is committed to affirmative action for women and minorities at all levels and in all segments of our workforce. Union Pacific’s EEO and diversity personnel meet with each department to discuss their successes and initiatives relative to diversity in an effort to, among other things, continuously improve its D&I initiatives.
•
Our commitment to diversity also extends to our suppliers. Union Pacific maintains a Supplier Diversity Program. Through this program, Union Pacific strives to develop, cultivate and promote diverse-owned businesses while providing the highest quality materials and services at the lowest total cost to our customers, thereby impacting the economic growth and development of the communities where we operate. Union Pacific’s policy is to offer businesses owned by minorities, women, LGBTQ and veterans the maximum opportunity to compete with other suppliers and contractors in the marketplace, and we assist in developing and strengthening these business relationships by maintaining active efforts to seek, identify and encourage their participation in our procurement processes.

The data and information Union Pacific already discloses demonstrates to our employees, shareholders, customers and other stakeholders that we are committed to building a diverse and inclusive workforce, and in a way that is more complete and relevant compared to the particularized, granular format and method prescribed by the EEO-1 report. The Company believes that disclosing the EEO-1 report itself does not necessarily match our company or industry, or reflect how Union Pacific talks about its workforce, and is therefore incomplete and could be misconstrued in ways that are detrimental to Union Pacific’s D&I efforts. It is worth noting that, consistent with our approach, the SEC recently declined to implement rules requiring companies to provide specific, prescriptive rules on how companies disclose information about human capital management, such as D&I, like this proposal would require Union Pacific to do.1 Rather than requiring that all companies disclose the same information in the same format to allow for a company by company comparison, the SEC adopted a more company-specific, principles-based approach for such disclosures on this topic, because it would likely lead to more meaningful disclosure to investors as compared to a more prescriptive approach, whereas a prescriptive approach would not necessarily ensure more comparable disclosures across companies due to differences in companies’ operations and how each may define, measure and evaluate human capital measures. Furthermore, even assuming it were true that the EEO-1 form could allow for a good comparison between companies on their D&I efforts as the proponent suggests, such a comparison could not be made because not all of our peer companies are required to disclose their EEO-1 reports and, in fact, EEO-1 reports, while submitted to the EEOC, generally are confidential and cannot be made public by the EEOC other than pursuant to certain proceedings.2
For these reasons, we do not believe adoption of this proposal would enhance our commitment to D&I, nor would it create better transparency or more meaningful disclosure, in the form of more comparable disclosure and otherwise, for our stakeholders regarding the efforts and successes we are making and achieving in these areas.
The Board of Directors respectfully requests that shareholders vote AGAINST Proposal 6.
[1]	See Exchange Act Release No. 33-10825 (August 26, 2020) (available at: https://www.sec.gov/rules/final/2020/33-10825.pdf).
[2]	See EEO-1 Instruction Booklet (available at https://www.eeoc.gov/employers/eeo-1-survey/eeo-1-instruction-booklet).

PROPOSAL NUMBER 7 – Shareholder Proposal Requesting Annual Diversity and Inclusion Efforts Report
As You Sow, 2150 Kittredge Street, Suite 450, Berkeley, CA 94704, on behalf of Betsy L Kreiger CRUT (S), the owner of 96 shares of the Company’s common stock, Samajak LP (S), the owner of 170 shares of the Company’s common stock, and Julie Kreiger Tr (S), the owner of 796 shares of the Company’s common stock, has submitted the following proposal. The proposal and supporting statement are presented as received in accordance with SEC rules, and the Company disclaims any responsibility for their content.
Resolved: Shareholders request that Union Pacific Corporation (“Union Pacific”) publish annually a report, at reasonable expense and excluding proprietary information, assessing the Company's diversity and inclusion efforts. At a minimum the report should include:
•	the process that the Board follows for assessing the effectiveness of its diversity, equity and inclusion programs,
•	the Board's assessment of program effectiveness, as reflected in any goals, metrics, and trends related to its promotion, recruitment, and retention of protected classes of employees.
Supporting Statement: Investors seek quantitative, comparable data to understand the effectiveness of the company's diversity, equity, and inclusion programs.
Whereas: Numerous studies have pointed to the corporate benefits of a diverse workforce. These include:
•	Companies with the strongest racial and ethnic diversity are 35 percent more likely to have financial returns above their industry medians.
•	Companies in the top quartile for gender diversity are 21 percent more likely to outperform on profitability and 27 percent more likely to have superior value creation.[1]
•
A 2019 study of the S&P 500 by the Wall Street Journal found that the 20 most diverse companies had an average annual five year stock return that was 5.8 percent higher than the 20 least-diverse companies.[2]

Despite such benefits, significant barriers exist for diverse employees advancing within their careers. Women enter the workforce in almost equal numbers as men (48 percent) . However, they comprise only 22 percent of the executive suite. Similarly, people of color comprise 33 percent of entry level positions, but only 13 percent of the c-suite.3
On its website, Union Pacific states, “Union Pacific’s commitment to diversity and inclusion is based on our desire to create an environment where people can be their best, personally and professionally. From an employee's perspective, a diverse culture increases engagement, improves morale and supports safety. From a business perspective, diversity improves the company's decision making, problem solving, and strategic thinking, which translates into a competitive advantage with bottom-line results.”4
Despite this statement, Union Pacific has not released meaningful information that allows investors to determine the effectiveness of its human capital management programs related to workplace diversity. Stakeholders may become concerned that Union Pacific's statements are corporate puffery, language described by the United States Federal Trade Commission as marketing exaggerations intended to “puff up” companies or products and not able to be relied upon by consumers and investors.
[1]
McKinsey & Company, “Delivering through Diversity”, January 2018 https://www.mckinsey.com/~/media/mckinsey/business%%20insights/delivering%20through%20diversity/delivering-throughdiversity) full-report.ashx

[2]	Holger, Dieter, “The business case for more diversity” Wall Street Journal, October 26, 2019 https://www.wsj.com/articles/theiversity- 11572091200
[3]	McKinsey & Company, “Women in the Workplace 2018”, https://womeninthworkplace.com
[4]	https://www.up.com/aboutup/corporate_info/diversity/index.htm

PROPOSAL NUMBER 7 – Shareholder Proposal Requesting Annual Diversity and Inclusion Efforts Report
Investor desire for information on this issue is significant. As of October, 2020, $1.9 trillion in represented assets released an Investor Statement on the importance of increased corporate transparency on workplace equity data. It stated:
It is essential that investors have access to the most up-to-date and accurate information related to diverse workplace policies, practices, and outcomes.5
Recommendation of the Board of Directors
The Board acknowledges the importance of addressing societal issues such as racial injustices and other forms of discrimination, and of fostering a safe, collaborative and engaging environment for our employees, shares the goals of the proponent in promoting diversity and inclusion (D&I), and is grateful for the proponent raising the issue for our shareholders’ consideration. Union Pacific is committed to improving and strengthening its performance through an inclusive workforce that reflects the diverse markets and communities it serves. Knowing that we still have work to do, we continue to focus on building an inclusive culture, and a talented workforce and marketplace. Union Pacific recognizes that attracting, acquiring and maintaining a diverse workforce provides access to the skills and character we need to foster innovative ideas and drive optimal, long-term business growth. Drawing on different experiences and expertise is critical for strategic decision-making, problem-solving, leadership development and creativity. The Board leads the Company's D&I efforts by example, with five of its current members being diverse in gender or ethnicity. The Board's oversight of Union Pacific's continued commitment to D&I is an ongoing, full Board discussion.
Adoption of this shareholder proposal, however, is not necessary. The proposal requests that Union Pacific prepare an additional report assessing Union Pacific’s D&I efforts, diverting resources from our commitments and actual actions. The proposal fails to recognize that Union Pacific already publishes information about its D&I efforts on our website (https://www.up.com/aboutup/corporate_info/diversity/index.htm), in our Building America Report which is also available on our website (https://www.up.com/aboutup/corporate_info/sustainability/index.htm), and in our Annual Report on Form 10-K. Some of the information Union Pacific already publishes on measures it takes in pursuit of its D&I goals and initiatives and/or that demonstrates Union Pacific’s existing and ongoing commitment to D&I, includes the following:
•
We announced our goal to reach 40% minority and 11% female representation in total for the Company by 2030; as of December 31, 2020, workforce representation of minorities and females was approximately 30% and 6%, respectively. We have committed to update the status of our minority and female representation on a quarterly basis. These quarterly updates will be made available on our website at: https://www.up.com/aboutup/corporate_info/diversity/talented-workforce/index.htm.

•
We work with trade schools that encourage women to see themselves in transportation, engineering and mechanical fields, and offer the training that helps them to succeed. Then, once in the workforce, Union Pacific takes efforts to help women manage their professional and personal careers. Additionally, Union Pacific launched a partnership with Fairygodboss.com, the largest career community for women, which provides free expert advice, job openings and company reviews written by women, for women.

•
Union Pacific has teamed up with Creighton University in Omaha, Nebraska, to create a diverse and inclusive culture and help build Omaha’s future workforce through the recently established Union Pacific Diversity Scholars Program at Creighton University. This program will create access to academic merit scholarships and professional development opportunities for minority students over a four-year period. During their freshman year, students will be paired with Union Pacific mentors. As the scholars advance, they will engage in peer-to-peer mentoring, connecting with community partners to grow their professional networks. Additionally, students in their junior and senior years in this program may apply to Union Pacific’s internship program for a chance to explore career opportunities at Union Pacific.

•
To allow us to move more quickly and broadly to identify barriers associated with D&I issues and implement new thinking within Union Pacific, we have established a D&I team that reports directly to Union Pacific’s

[5]	https://www.asyousow.org/our-work/gender-workplace-equity-disclosure-statement

PROPOSAL NUMBER 7 – Shareholder Proposal Requesting Annual Diversity and Inclusion Efforts Report
EVP and Chief Human Resource Officer, and, effective August 1, 2020, appointed an AVP and Chief Diversity Officer, who will lead the D&I team in developing, implementing and supporting D&I strategies, with a focus on attracting, developing, and engaging Union Pacific’s talented diverse workforce, and promoting an inclusive workplace where all employees can be their best, professionally and personally.
•	We have a diversity council, chaired by our Chairman, President and CEO, that provides frontline insight and reports quarterly to our senior management.
•
We have an Employee Resource Group (ERG) Steering Committee that oversees Union Pacific’s nine (9) ERGs, which are critical to supporting our D&I strategy and efforts by helping to raise awareness and providing an environment where all employees can seek to realize their potential.

•
We launched a video series campaign called ‘We Are One’ that highlights personal employee stories meant to challenge viewers to identify their role in making a difference on D&I matters. We have also created an opportunity for our employees to participate in ‘Talk and Listen’ sessions, to provide a platform for our employees to listen and learn from those who have experienced racial injustice and bias, in an effort to help our employees recognize and eliminate bias and racism.

•
We created an in-person, unconscious bias training course called Inclusive Leadership, required for Union Pacific executives, senior managers and anyone else who has others reporting to her or him. Approximately 93% of required managers have completed this course.

•
We enhanced our benefit offerings for same and different-sex partners, expanded our anti-discrimination policy to the Community Ties Giving Program, and added LGBTQ to our Supplier Diversity program’s anti-discrimination policy, resulting in a score of 95 out of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index for the year 2020.

•
We have added Martin Luther King Jr. Day as a holiday for our nonagreement employees, in substitution for the February Presidents’ Day holiday that we previously recognized for nonagreement employees. The paid holidays we offer our nonagreement employees align with federal holidays. However, we recognize that it is not possible to select the most meaningful set of holidays for each employee. We offer our nonagreement employees the ability to exchange some of the religious-based holidays we offer with the religious holidays most significant to them.

•
We have implemented our “Count Me In” initiative, which allows our employees to report to us, on a confidential basis, if they self-identify as a specific race, more than one race, a person with a disability, a veteran, or a member of the LGBT+ community. Union Pacific believes this initiative will create an increased level of belonging at Union Pacific, which will attract more diversity, develop a rich culture, and create programs and support at the right points in the pipeline.

•
Our Law Department is among 54 legal departments who signed on to achieve Mansfield Certification by completing Mansfield Rule: Legal Department Edition (MRLD) 2.0, which runs from July 2020 through June 2022. MRLD measures whether legal departments have affirmatively considered at least 50% women, racial and ethnic minorities, LGBTQ+ lawyers, and lawyers with disabilities for leadership, high-visibility opportunities, and secondment or intern programs within the law department, and for leadership roles when hiring new outside counsel.

•	We have adopted our Policy on Human Rights, which aligns with the United Nations’ Universal Declaration of Human Rights and other internationally accepted standards.
•
We have achieved a best-in-industry score of 95% on the newly released Corporate Equality Index (CEI) published by The Human Rights Campaign Foundation, which measures, with scores from zero to 100, a company’s treatment of LGBTQ employees based on a company’s non-discrimination policies, employment benefits, efforts to support an inclusive culture, and responsible citizenship.

•
Our Equal Employment Opportunity (EEO) Policy provides equal opportunity to all employees and applicants for employment without regard to race, religion, gender, national origin, age, sexual orientation, gender identity, disability, genetic information or status as a veteran. This EEO Policy exceeds the EEO requirements established under federal and state laws, and applies to all terms and conditions of employment, including, but not limited to, hiring, placement, promotion, demotion, termination, transfer,

PROPOSAL NUMBER 7 – Shareholder Proposal Requesting Annual Diversity and Inclusion Efforts Report
leaves of absence, compensation and training, showing that Union Pacific is committed to affirmative action for women and minorities at all levels and in all segments of our workforce. Union Pacific’s EEO and diversity personnel meet with each department to discuss their successes and initiatives relative to diversity in an effort to, among other things, continuously improve its D&I initiatives.
•
Our commitment to diversity also extends to our suppliers. Union Pacific maintains a Supplier Diversity Program. Through this program, Union Pacific strives to develop, cultivate and promote diverse-owned businesses while providing the highest quality materials and services at the lowest total cost to our customers, thereby impacting the economic growth and development of the communities where we operate. Union Pacific’s policy is to offer businesses owned by minorities, women, LGBT[Q] and veterans the maximum opportunity to compete with other suppliers and contractors in the marketplace, and we assist in developing and strengthening these business relationships by maintaining active efforts to seek, identify and encourage their participation in our procurement processes.

We already present broad perspectives on our D&I initiatives, focuses, programs and progress to our stakeholders on our website, in our annual Building America Report, and in other publicly available resources. Each year we have, and will continue to, look for opportunities to expand our disclosure in response to feedback from our shareholders and other stakeholders, and we plan to continue to include this disclosure on the positive impact of our efforts in our future Building America Reports. The proposal does not ask the Company to undertake any new D&I efforts, to support additional work, or to advocate for broader diversity in our workforce or world. Rather, it in effect asks the Company to divert resources from our efforts, actions and commitments and instead put them to preparing and producing an additional annual report on diversity metrics.
We believe our efforts already made known to our stakeholders demonstrate that the Company means what it says on D&I and is making substantive progress. Diversity metrics alone do not lead to or necessarily accurately demonstrate our ultimate success. For example, additional reporting would not necessarily reflect our culture or that our employees are engaged and included in our work. Similarly, a litany of metrics would not necessarily add meaningful comparable data for shareholders or other stakeholders; the complexity of D&I and the differences in companies’ operations do not necessarily allow all companies to clearly and consistently define terms and measures across companies, leading to a variation in reporting approaches. Additionally, an emphasis on metrics can, and often does, narrow the focus to only the most easily measured and reported data, which would fail to reflect Union Pacific’s broad, holistic approach to D&I.
We believe our approach to D&I makes us better, and ultimately, that our business results, our impact and our investments in meaningful societal change are readily observable and are what truly drive value. Ultimately, these efforts collectively make the difference for our employees and other stakeholders.
For these reasons, we believe that the best use of Union Pacific’s resources, and that Union Pacific is better served, by not preparing yet another report and instead continuing our focus and investment in these value-creating efforts within our workforce and communities.
The Board of Directors respectfully requests that shareholders vote AGAINST Proposal 7.

PROPOSAL NUMBER 8 – Shareholder Proposal Requesting Annual Emissions Reduction Plan & Annual Advisory Vote on Emissions Reduction Plan
The Children’s Investment Master Fund, c/o of TCI Fund Management Limited, 7 Clifford Street, London W1S 2FT, the owner of 6,016,539 shares of the Company’s common stock, has submitted the following proposal. The proposal and supporting statement are presented as received in accordance with SEC rules, and the Company disclaims any responsibility for their content.
RESOLVED, that shareholders of Union Pacific Corporation (“UP” or the “Company”) request that the Board of Directors of UP disclose at each annual meeting of shareholders, as soon as reasonably practicable but no later than 60 days after this annual meeting, and thereafter no later than the date the Company disseminates its proxy statement in connection with each subsequent annual meeting, a report disclosing the Company’s greenhouse gas emission levels (the “Emissions”) in a manner consistent with the Task Force on Climate-related Financial Disclosure recommendations as well as any strategy that the Company may have adopted or will adopt to reduce the Emissions in the future, including any Emissions’ progress made year over year (the “Reduction Plan”), and provide shareholders with the opportunity, at each such annual meeting (starting at the next annual meeting), to express non-binding advisory approval or disapproval of the Reduction Plan.
Supporting Statement
As governments take steps to limit greenhouse gas emissions and mandate reporting in line with the Task Force on Climate-related Financial Disclosure; disclosing reduction targets, detailing strategies for embedding climate change throughout their business models and services and providing progress therein to shareholders, is an important means of assuring shareholders that management is taking seriously the physical and transition risks associated with climate change. Although this resolution cannot and does not compel the Company to do so, we believe it is in the best interests of the Company and its shareholders for the Board of Directors to disclose its current Emissions and its Reduction Plan, if any, prior to the Meeting and provide shareholders with an advisory vote on the Reduction Plan at the Meeting.
Recommendation of the Board of Directors
The Board of Directors acknowledges the importance of addressing and minimizing the environmental impact of the Company’s operations, shares the goals of the proponent in protecting our environment, and is grateful for the proponent raising the issue for our shareholders’ consideration. As addressed below, Union Pacific is already setting goals towards reducing our emissions and improving our environmental performance, we are confident in our management's capabilities in setting concrete plans to achieve, and achieving, these goals, and we have also demonstrated our commitment to providing disclosure on our progress. However, we believe that implementation of this proposal requesting an annual advisory vote on a “Reduction Plan” is not appropriate as a policy matter because it:
•	will result in undue focus on year-to-year change in an area that requires long-term planning,
•	could unduly restrict or impact our ability to adapt to improved technologies and changing scientific understanding of climate change, and
•	inappropriately blurs the lines between shareholders’ oversight of company policy and governance and management’s responsibility for the day-to-day operation of the Company.
In light of all of the actions the Company is already taking to address climate change and sustainability, as addressed below, the Board therefore does not believe that it is in the best interests of the Company and its shareholders.
Union Pacific Is Already Addressing Climate Change
Union Pacific is a strong supporter of corporate sustainability, including environmental and social considerations, is committed to incorporating these values in our business, and has promoted them in its practices. In addressing its environmental progress, the Company looks to the goals of the Paris Agreement, which encourages all nations to combat climate change by keeping the global temperature rise this century well below 2"C above pre-industrial

PROPOSAL NUMBER 8 – Shareholder Proposal Requesting Annual Emissions Reduction Plan & Annual Advisory Vote on Emissions Reduction Plan
levels. In fact, the Company has set science-based targets to determine how much and how quickly we need to act to support global climate change goals outlined in the Paris Agreement. In early 2021, the Science Based Targets initiative (SBTi) approved our targets to reduce by the year 2030 the absolute scope 1 and 2 GHG emissions from our operations by 26%, measured against a 2018 baseline.
Additionally, we support our customers in their efforts to address their environmental commitments by transporting their goods in a fuel efficient manner. Railroads are one of the most fuel efficient means of transportation. On average, trains are four times more fuel efficient than trucks. According to the American Association of Railroads, that means that moving freight by rail instead of truck can result in a relative 75 percent reduction in greenhouse gas emissions compared to commercial trucks. If 25% of the truck traffic moving at least 750 miles went by rail instead, annual greenhouse gas emissions would fall by approximately 13.1 million tons. Consistent with being part of the solution, Union Pacific offers customers a carbon emission estimator so they can calculate their potential carbon emissions savings if they use rail instead of trucks.
In addition, we already pursue ways to improve our environmental performance by, among other things, investing in technology, improving and maintaining equipment, training employees, and collaborating with a range of customers, suppliers, and other stakeholders to try to identify opportunities to reduce our environmental impact and manage our business and land responsibly. Some examples of the Company’s efforts include:
•
In March 2020, Union Pacific submitted a commitment letter to the Science Based Targets Initiative (SBTi) and intends to utilize SBTi’s Sectoral Decarbonization Approach Transport tool, which models targets for direct and indirect transportation emissions, to help establish Union Pacific’s GHG emissions reduction goals. SBTi assesses corporate emissions reduction targets in line with what climate scientists believe is needed to meet the Paris Agreement goals of limiting global warming to well below 2"C above pre-industrial levels. In early 2021, the Science Based Targets initiative (SBTi) approved our targets to reduce by the year 2030 the absolute scope 1 and 2 GHG emissions from our operations by 26%, measured against a 2018 baseline.

•	Union Pacific has adopted a Company environmental policy that applies to all of our employees, which can be found on the Company’s website at https://www.up.com/aboutup/environment/policy/index.htm.
•
We reduced our fuel consumption rate, measured in gallons of fuel per thousand gross ton miles, by 2% in 2020 compared to 2019. We met our commitment to reduce overall locomotive consumption by 1.5% from 2018 to 2020.

•
Union Pacific’s investment in technology has played a key role in the Company meeting its commitment to reduce overall locomotive consumption by 1.5% from 2018 to 2020. For example, in 2018, Union Pacific invested in new software that runs while the train is traveling on our network to help us predict potential locomotive failures, rather than requiring the locomotives to burn fuel while being tested in a static position inside our yard. Additionally, we have worked to optimize fuel consumption by expanding the use of our energy management system (EMS), which will allow high-horsepower locomotives that are equipped with EMS to use the system, similar to cruise control, in all locations that utilize Positive Train Control (PTC). PTC provides the two-way communication and data needed to optimize this EMS technology.

•
Union Pacific participates in and collaborates with our customers, suppliers, and other stakeholders to identify opportunities to reduce our environmental impact and manage our land responsibly, including: GreenBiz Network, a peer-to-peer learning forum for sustainability executives from a diverse group of some of the world’s largest companies; The California Council for Environmental and Economic Balance, a nonprofit, nonpartisan coalition of industry, labor and public leaders working to solve the most pressing environmental policy problems facing California; and The Association of American Railroads Environmental Affairs Committee, a rail industry forum that shares best practices.

•
Tier 4 switching locomotives are currently the highest tier, cleanest diesel fueled technology currently available. Union Pacific operates 10 Tier 4 single-engine switching locomotives for exclusive use in California and continues assessing their performance, as it does with all pioneering technology. Switching locomotives operate within rail yards, assembling and disassembling trains. Because they work within a concentrated area, improving switching locomotive emission levels can improve the local air quality by more than 90%. Union Pacific is the first, and currently the only, Class I railroad operating both Tier 4 Genset and Tier 4 single-engine switching locomotives.

PROPOSAL NUMBER 8 – Shareholder Proposal Requesting Annual Emissions Reduction Plan & Annual Advisory Vote on Emissions Reduction Plan
•
Since 2010, the Company has invested roughly $3.4 billion in purchasing more than 1,300 locomotives that all meet the EPA’s tier standards for emissions. Union Pacific retired about 2,500 older, less fuel efficient locomotives over the same period. As a result of new locomotive and refurbishment programs, 98% of Union Pacific locomotives meet EPA emissions standards.

Union Pacific Already Reports on Our Climate Change and Environmental Actions
Union Pacific already provides extensive and periodically updated reports on our actions to address climate change and minimize the environmental impact of our operations. Among other reports:
•
We provide an annual overview of our sustainability efforts in our Building America Reports, copies of which can be found at https://www.up.com/aboutup/corporate_info/building-america-report/index.htm.

•	For the past 12 years, Union Pacific has submitted, and intends to continue to submit, climate change data to the CDP. Union Pacific earned an A- rating on the CDP’s Climate Change Survey in 2020.
In addition, we revise and update the scope of these reports based on industry adoption of new standards, peer practice, and the input of our shareholders and other stakeholders received through our numerous outreach and engagement programs. While we have not to date issued a report detailing actions we expect to take to mitigate our carbon footprint in the future, and believe that it is unreasonable and impractical to require an emissions and strategy report within 60 days of the Annual Meeting date as this proposal would require, we are, as noted above, moving forward with efforts, in consultation with the SBTi, to reduce by the year 2030 the absolute scope 1 and 2 GHG emissions from our operations by 26%, measured against a 2018 baseline. Accordingly, regardless of the outcome of the vote on this proposal, we expect to continue to provide on-going transparency and annual reports on our corporate response to climate change.
Union Pacific Believes the Annual Advisory Vote Requested by This Proposal Is Not Appropriate
As discussed above, Union Pacific is already working hard on assessing, reducing, and reporting on its GHG emissions. However, the Company’s management and Board recognize that these are urgent but multi-year issues that require a long-term focus on the future. At the same time, we expect that the increased focus on developing new technologies to address climate change and advancing scientific understanding on how to effectively mitigate, offset, and reduce GHG emissions, will affect how we pursue our objectives. In addition, we believe that actions to address climate change must be addressed holistically, and therefore implicate a wide range of business issues, such as budgeting, marketing, and competitive considerations, that are beyond the scope of the report called for under this proposal, but which are important to understanding emissions goals. Thus, the Company believes that the vote called for by this proposal implicates very different considerations from the governance oversight principles addressed through an advisory vote on our past year’s executive compensation program or ratification of the Board’s selection of auditors, and instead implicates shareholders in judging detailed and complex operational aspects of our business.
In addition, this proposal advocates for a year-over-year process, possibly leading to a short-term focus on what is an issue of long-term significance. For example, an annual vote as requested by this proposal could discourage the Company from pursuing new technologies or investments that create a potential for significant reductions in future emission but that do not reduce our near-term emissions as much as other technologies. Finally, the Board believes that the focus on producing a single report that addresses all the considerations that would be appropriate for shareholders to consider when voting on the emissions reduction plan for the Company would disincentivize the Company from providing interim updates and adapting our goals and techniques between annual meetings.
Union Pacific is steadfast in its support of sustainable practices and its goal of acting as a responsible steward of the environment. While the Company shares this proponent’s concern that climate change requires urgent action, we believe that the proposal would result in an unnecessary and unproductive dynamic that would not advance the Company’s goal of continuously working and adapting to pursue the most appropriate means of reducing emissions and enhancing our environmental stewardship.
The Board of Directors respectfully requests that shareholders vote AGAINST Proposal 8.

Other Matters
Shareholder Proposals
Under SEC rules, any shareholder who wishes to present a proposal to be included in our Proxy Statement and introduced at our 2022 Annual Meeting of Shareholders must submit the proposal to the Secretary of the Company so that it is received no later than the close of business on December 1, 2021, and must satisfy the other requirements of SEC Rule 14a-8. Any shareholder who instead wishes to bring a proposal directly before the Company’s next Annual Meeting of Shareholders (other than certain proposals submitted only pursuant to SEC Rule 14a-8) must provide written notice of the proposal to the Secretary of the Company no earlier than January 13, 2022, and no later than the close of business on February 12, 2022, and must otherwise provide the information and comply with the procedures set forth in the Company’s By-Laws, a copy of which is available on the Company’s website at www.up.com/investors/governance. Shareholders may obtain a printed copy of the Company’s By-Laws by contacting the Secretary of the Company at the address set forth on the notice page of this Proxy Statement. If a shareholder wishing to make such a proposal fails to comply with the forgoing notice provision and does not also satisfy the requirements of SEC Rule14a-4(c)(1), the Company may exercise discretionary voting authority over proxies it solicits in determining how to vote on the proposal.
Any eligible shareholder wishing to nominate director candidates for inclusion in our Proxy Statement under our proxy access By-Law provisions should refer to page 20 for applicable procedures and submission requirements.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC. SEC regulations require executive officers, directors and greater than 10% shareholders to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a matter of practice, the Company’s administrative staff assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, there were two late filings. Mr. McCarthy’s and Mr. McLarty’s Form 4 filings were believed to be filed on April 2, 2020, along with the rest of non-employee directors, and even posted on the Company’s website. However, due to an error, the filings were not accepted by the SEC on that date. The late Form 4 filings were made on April 24, 2020.
Delivery of Documents to Shareholders Sharing an Address
The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s common stock may deliver only one copy of the Company’s Proxy Statement and annual report to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and annual report, now or in the future, should submit a request to the Secretary of the Company by telephone at 402-544-5000 or by submitting a written request to the Secretary of the Company at the address listed below. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other Matters
Availability of Annual Report on Form 10-K
If you would like an additional copy of the Annual Report on Form 10-K for the year ended December 31, 2020, you may find this document at www.up.com under the “Investors” caption link. Alternatively, any shareholder wishing to receive, without charge, a copy of this document should send a written request to: Corporate Secretary, Union Pacific Corporation, 1400 Douglas Street, 19th Floor, Omaha, NE 68179.
The references to the Company’s website in this Proxy Statement do not constitute, and should not be deemed, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this Proxy Statement.
Other Business
The Board does not currently intend to bring any other business before the Annual Meeting, and is not aware of any other business to be brought before the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.
Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet or complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope.
Craig V. Richardson
Executive Vice President,
Chief Legal Officer and
Corporate Secretary

Appendix A
UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Non-GAAP Financial Measures
Financial Performance*
Millions, Except Per Share Amounts and Percentages	Reported results (GAAP)	Brazos Yard Impairment	Adjusted results (non-GAAP)
For the Year Ended December 31, 2020
Other expense	$1,345	$(278)	$1,067
Operating expense	11,699	(278)	11,421
Operating income	7,834	278	8,112
Income taxes	1,631	69	1,700
Net income	$ 5,349	$209	$5,558
Diluted EPS	$7.88	$0.31	$8.19
Operating ratio	59.9%	(1.4) pts	58.5%
*
The above table reconciles our results for the year ended December 31, 2020, to adjust results that exclude the impact of certain items identified as affecting comparability. We use adjusted other expense, adjusted operating expense, adjusted operating income, adjusted income taxes, adjusted net income, adjusted diluted earnings per share (EPS), and adjusted operating ratio, as applicable, among other measures, to evaluate our actual operating performance. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, other expense, operating expense, operating income, income taxes, net income, diluted EPS, and operating ratio as indicators of operating performance.

Return on Average Common Shareholders' Equity
Millions, Except Percentages	2020	2019	2018
Net income	$5,349	$5,919	$5,966
Average equity	$17,543	$19,276	$22,640
Return on average common shareholders' equity	30.5%	30.7%	26.4%

Return on Invested Capital as Adjusted (ROIC)**
Millions, Except Percentages	2020	2019	2018
Net income	$ 5,349	$5,919	$5,966
Interest expense	1,141	1,050	870
Interest on average operating lease liabilities	64	76	82
Taxes on interest	(282)	(266)	(218)
Net operating profit after taxes as adjusted	$ 6,272	$6,779	$6,700
Average equity	$17,543	$19,276	$22,640
Average debt	25,965	23,796	19,668
Average operating lease liabilities	1,719	2,052	2,206
Average invested capital as adjusted	$ 45,227	$45,124	$44,514
Return on invested capital as adjusted	13.9%	15.0%	15.1%
**
ROIC is considered non-GAAP financial measures by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the efficiency and effectiveness of our long-term capital investments. In addition, we currently use ROIC as a performance criteria in determining certain elements of equity compensation for our executives. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is return on average common shareholders’ equity. The tables above provide reconciliations from return on average common shareholders’ equity to ROIC and comparable ROIC. At December 31, 2020, 2019, and 2018, the incremental borrowing rate on operating leases was 3.7%.

A-1

Appendix B
UNION PACIFIC CORPORATION
2021 STOCK INCENTIVE PLAN
Effective as of [•], 2021

UNION PACIFIC CORPORATION
2021 STOCK INCENTIVE PLAN
1. Purpose
The purpose of the Union Pacific Corporation 2021 Stock Incentive Plan is to promote and closely align the interests of employees of Union Pacific Corporation and its shareholders by providing stock-based compensation and other performance-based compensation. The Plan is intended to strengthen the Company’s ability to drive performance which enhances long term shareholder value; to increase employee stock ownership; and to strengthen the Company’s ability to attract and retain an outstanding employee and executive team.
The Plan supersedes the Company’s 2013 Stock Incentive Plan, 2004 Stock Incentive Plan and 2001 Stock Incentive Plan with respect to future awards, and provides for the grant of Options, Stock Appreciation Rights, Stock Units and Retention Shares, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Committee.
2. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.
(b) “Act” means the Securities Exchange Act of 1934, as amended.
(c) “Award” means an Option, Stock Appreciation Right, Stock Unit, Retention Share or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.
(d) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee and designated as such.
(e) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.
(f) “Board” means the board of directors of the Company.
(g) “Change in Control” means the occurrence of any one of the following:
(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2(g)(iii)(A) or (B) below; or
(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Approval Date (as defined in Section 4 below), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or
(iv) the implementation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.
(i) “Committee” means the Compensation and Benefits Committee of the Board (or any successor committee), or such other committee as designated by the Board to administer the Plan under Section 6.
(j) “Common Stock” means the common stock of the Company, par value $2.50 a share, or such other class or kind of shares or other securities as may be applicable under Section 14.
(k) “Company” means Union Pacific Corporation, a Utah corporation, and except as utilized in the definition of Change in Control, any successor corporation.
(l) “Dividend Equivalents” mean an amount payable in cash or Common Stock, as determined by the Committee, with respect to a Stock Unit Award equal to what would have been received if the shares underlying the Award had been owned by the Participant.
(m) “Effective Date” means the date on which the Plan takes effect, as defined pursuant to Section 4 of the Plan.
(n) “Eligible Person” means an employee of the Company or a Subsidiary, including an officer or director who is such an employee. Notwithstanding the foregoing, a person who would otherwise be an Eligible Person shall not be an Eligible Person in any jurisdiction where such person’s participation in the Plan would be unlawful. Non-employee directors shall not be considered Eligible Persons under the Plan.
(o) “Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable; and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.
(p) “Incentive Bonus” means a bonus opportunity awarded under Section 11 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a performance period of not less than one year as are specified in the Award Agreement.
(q) “Incentive Stock Option” means a stock option that is designated as potentially eligible to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(r) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(s) “Option” means a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to Section 8 of the Plan may be Incentive Stock Options or Nonqualified Stock Options.

(t) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.
(u) “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(v) “Plan” means the Union Pacific Corporation 2021 Stock Incentive Plan as set forth herein and as amended from time to time.
(w) “Prior Plans” means the Company’s 2013 Stock Incentive Plan, 2004 Stock Incentive Plan and 2001 Stock Incentive Plan.
(x) “Retention Share” means an Award or issuance of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.
(y) “Stock Unit” means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.
(z) “Separation from Service” or “Separates from Service” means the termination of Participant’s employment with the Company and all Subsidiaries that constitutes a “separation from service” within the meaning of Section 409A of the Code.
(aa) “Stock Appreciation Right” means a right granted pursuant to Section 9 of the Plan that entitles the Participant to receive, in cash or Common Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the market price of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.
(bb) “Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.
(cc) “Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
3. Eligibility
Any Eligible Person is eligible to receive an Award.
4. Effective Date and Termination of Plan
This Plan was adopted by the Board as of March 25, 2021 (the “Approval Date”), and it will become effective when it is approved by the Company’s shareholders (the “Effective Date”). All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the shareholders prior to the first anniversary date of the Approval Date; provided that if such approval by the shareholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Approval Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.

5. Shares Subject to the Plan and to Awards
(a) Aggregate Limits.
(i) The aggregate number of shares of Common Stock issuable under the Plan shall not exceed 23,000,000, reduced by any shares of Common Stock subject to awards made under the Prior Plans after December 31, 2020. Any shares of Common Stock issued under Options or Stock Appreciation Rights shall be counted against the number of shares issuable under the Plan on a one-for-one basis and any shares of Common Stock issued pursuant to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two shares of Common Stock for every one share of Common Stock subject to such Award.
(ii) Shares of Common Stock subject to outstanding awards under the Prior Plans as of May 13, 2021 (such awards the “Prior Plan Awards”) that, after May 13, 2021, are canceled, expired, forfeited or otherwise not issued under a Prior Plan Award (including as a result of being withheld to pay withholding taxes in connection with any such awards (other than options or stock appreciation rights)) or settled in cash shall be added to the number of shares of Common Stock issuable under the Plan as one share of Common Stock, if such shares were subject to options or stock appreciation rights granted under the Prior Plans, and as two shares of Common Stock, if such shares were subject to awards other than options or stock appreciation rights granted under the Prior Plans.
(iii) The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 14 shall be subject to adjustment as provided in Section 14. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.
(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award, and shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares of Common Stock subject to Awards settled in cash shall not count as shares of Common Stock issued under this Plan. Notwithstanding the foregoing, the following shares of Common Stock will not be added back (or with respect to Prior Plan Awards, will not be added) to the aggregate number of shares of Common Stock available for issuance: (i) shares of Common Stock that were subject to a stock-settled Stock Appreciation Right (or a stock appreciation right granted under a Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right granted under a Prior Plan), (ii) shares of Common Stock delivered to or withheld by the Company to pay the exercise price of an Option (or an option granted under a Prior Plan), (iii) shares of Common Stock delivered to or withheld by the Company to pay the withholding taxes related an Option or Stock Appreciation Right (or an option or stock appreciation right granted under a Prior Plan), or (iv) shares of Common Stock repurchased on the open market with cash proceeds from exercise of an Option (or option granted under a Prior Plan). Any shares of Common Stock that again become available for grant pursuant to this Section 5 shall be added back as one share of Common Stock, if such shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under a Prior Plan, and as two shares of Common Stock, if such shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or subject to awards other than options or stock appreciation rights granted under the Prior Plans. In addition, any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan.
(c) Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 23,000,000, which number shall be calculated and adjusted pursuant to Section 14 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.
(d) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.
6. Administration of the Plan
(a) Administrator of the Plan. The Plan shall be administered by the Committee. The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee delegates to a subcommittee comprised of one or more officers of the Company (who are not also directors) the authority to grant Awards, the resolution so authorizing such subcommittee shall specify the total number of shares of Common Stock such subcommittee may award pursuant to such delegated authority, and no such subcommittee shall designate any officer serving thereon or any executive officer of the Company as a recipient of any Awards granted under such delegated authority. The Committee hereby delegates to and designates the senior human resources officer of the Company (or such other officer with similar authority), and to his or her delegates or designees, the authority to assist the Committee in the day-to-day administration of the Plan and of Awards granted under the Plan, including without limitation those powers set forth in Section 6(b)(iv) through (ix) and to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. The Committee may further designate and delegate to one or more additional officers or employees of the Company or any Subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.
(b) Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation:
(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;
(ii) to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;
(iii) to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;
(iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;
(v) to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;
(vi) to determine the extent to which adjustments are required pursuant to Section 14;
(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;
(viii) to approve corrections in the documentation or administration of any Award; and
(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding anything in this Plan to the contrary, with respect to any Award that is “deferred compensation” under Section 409A of the Code, the Committee shall exercise its discretion in a manner that causes such Awards to be compliant with or exempt from the requirements of such Code section. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding such Award, the Committee shall not take any action with respect to any Award which constitutes (i) a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or (iii) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A of the Code within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E).
The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 18, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate. The Committee or any member thereof may, in its sole and absolute discretion and, except as otherwise provided in Section 18, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).
(c) Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.
(d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.
7. Plan Awards
(a) Terms Set Forth in Award Agreement. Awards may be granted at any time and from time to time prior to the termination of the Plan to Eligible Persons as determined by the Committee. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award (other than Retention Share awards) shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.
(b) Separation from Service. Subject to the express provisions of the Plan, the Committee shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s Separation from Service.
(c) Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10(b) or Section 14 of this Plan or as otherwise provided by the Committee.

8. Options
(a) Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than ten years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law from exercising the Option, which extension shall expire on the 30th day following the date such prohibition no longer applies. The Committee will establish the price at which Common Stock may be purchased upon exercise of an Option, which, in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise.
(b) No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 14), at any time when the exercise price of an Option is above the Fair Market Value of a share of Common Stock, the Committee shall not, without shareholder approval, reduce the exercise price of such Option and shall not, without shareholder approval, cancel and re-grant or exchange such Option for a new Award with a lower (or no) exercise price or for cash.
(c) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
(d) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Option intending to qualify as an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).
(e) No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.
9. Stock Appreciation Rights
(a) General Terms. The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued

employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the SAR's grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash, Retention Shares or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.
(b) No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 14), at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a share of Common Stock, the Committee shall not, without shareholder approval, reduce the exercise price of such Stock Appreciation Right and shall not, without shareholder approval, cancel and re-grant or exchange such Stock Appreciation Right for a new Award with a lower (or no) exercise price or for cash.
(c) No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any shares of Common Stock subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.
10. Retention Share and Stock Unit Awards
(a) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of any Retention Share or Stock Unit Award shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and /or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Retention Share or Stock Unit Awards as the form of payment for grants or rights earned or due under other shareholder-approved compensation plans or arrangements of the Company.
(b) Dividends and Distributions. Participants in whose name Retention Shares are granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional Retention Shares and/or subject to the same restrictions on transferability as the Retention Shares with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Unless otherwise provided in the Award Agreement, during the period prior to shares being issued in the name of a Participant under any Stock Unit, the Company shall pay or accrue Dividend Equivalents on each date dividends on Common Stock are paid, subject to such conditions as the Committee may deem appropriate. The time and form of any such payment of Dividend Equivalents shall be specified in the Award Agreement. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to unearned Awards of Retention Shares or Stock Units that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Stock Units have been earned.

11. Incentive Bonuses
(a) Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such.
(b) Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Stock, as determined by the Committee.
(c) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.
12. Deferral of Payment
The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon settlement, vesting or other events with respect to Stock Units, or in payment or satisfaction of an Incentive Bonus. If a Participant has elected to defer payment or settlement of an Award, then the Award will (provided that all vesting and other conditions have been satisfied) be paid in accordance with the Participant’s deferral consistent with the terms of the Deferred Compensation Plan of the Company. Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee.
13. Conditions and Restrictions Upon Securities Subject to Awards
The Committee may provide that the Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
14. Adjustment of and Changes in the Stock
(a) The number and kind of shares of Common Stock available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of shares of Common Stock subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued pursuant to such an adjustment.
(b) In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.
(c) Unless otherwise expressly provided for in the Award Agreement or another contract, including an employment or severance agreement or severance plan, or under the terms of a transaction constituting a Change in Control, the following shall occur upon a Participant’s involuntary termination of employment within 24 months following a Change in Control, provided that such termination does not result from the Participant’s termination for disability, cause or gross misconduct: (i) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, and the Option or Stock Appreciation Right shall remain exercisable for a period of three years following such termination, but in no event after the expiration of such Option or Stock Appreciation Right, (ii) in the case of an Award subject to performance conditions, the Participant shall have the right to receive a payment based on performance through a date determined by the Committee prior to the Change in Control (unless such performance cannot be determined, in which case the Participant shall have the right to receive a payment equal to the target amount payable), and (iii) in the case of outstanding Retention Shares and/or Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (A) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable (provided, that any Option or Stock Appreciation Right for which the exercise price is less than the consideration per Share payable to shareholders of the Company in such Change in Control may be cancelled upon the consummation of the Change in Control without payment of any additional consideration), (B) in the case of an Award subject to performance conditions, the Participant shall have the right to receive a payment based on performance through a date determined by the Committee prior to the Change in Control (unless such performance cannot be determined, in which case the Participant shall have the right to receive a payment equal to the target amount payable), and (C) in the case of outstanding Retention Shares and/or Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. In no event shall any action be taken pursuant to this Section 14(c) that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.
(d) The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 14 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.
(e) Notwithstanding anything in this Section 14 to the contrary, an adjustment to an Option or Stock Appreciation Right under this Section 14 shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Section 409A of the Code.

15. Transferability
Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Committee.
16. Compliance with Laws and Regulations
This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option is effective and current or the Company has determined that such registration is unnecessary.
In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.
17. Withholding
To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Committee, shares of Common Stock.
18. Amendment of the Plan or Awards
The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 14, no such amendment shall, without the approval of the shareholders of the Company:
(a) increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;
(b) reduce the price at which Options may be granted below the price provided for in Section 8(a);

(c) reduce the exercise price of outstanding Options or SARs as described in Sections 8(b) and 9(b);
(d) extend the term of this Plan;
(e) change the class of persons eligible to be Participants; or
(f) otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.
No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.
19. No Liability of Company
The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.
20. Non-Exclusivity of Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.
21. Governing Law
This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Utah and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
22. No Right to Employment, Reelection or Continued Service
Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.
23. Forfeiture Upon Termination of Employment
Except as otherwise provided by the Committee in the Award Agreement, Awards may be forfeited if the Participant terminates his or her employment with the Company, a Subsidiary or an Affiliate for any reason.

24. Clawback and Recoupment
Awards granted under this Plan are subject to recoupment, including in connection with a financial restatement or any detrimental conduct, pursuant to and in accordance with the Company’s Policy for Recoupment of Incentive Compensation, as amended from time to time, and pursuant to any other policy the Company may adopt pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy shall be treated as an event giving rise to a right to terminate employment for “good reason” or “constructive termination” (or any similar term) under any agreement with the Company.
25. Specified Employee Delay
To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee’s Separation from Service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee’s death).
26. No Liability of Committee Members
No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
27. Severability
If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
28. Unfunded Plan
The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Appendix C
UNION PACIFIC CORPORATION
2021 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose and Effect of Plan
The purpose of the Union Pacific Corporation 2021 Employee Stock Purchase Plan (the “Plan”) is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries and Affiliates. The Plan will become effective when it is approved by the Company’s shareholders (the “Effective Date”).
2. Shares Reserved for the Plan
There shall be reserved for issuance and purchase by Participating Employees under the Plan an aggregate of 10 million shares of Common Stock, subject to adjustment as provided in Section 12. Shares of Common Stock issued under the Plan may consist of newly issued shares, shares acquired from treasury held by the Company, or shares purchased on the open market.
3. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.
(b) “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.
(c) “Base Compensation” means, unless otherwise determined by the Committee: (i) with respect to an Eligible Employee that is an agreement employee of the Employer, “Compensation” as such term is defined in Section 2.13(a) of the Union Pacific Agreement Employee 401(k) Retirement Thrift Plan, as may be amended from time to time; and (ii) with respect to an Eligible Employee that is a nonagreement employee of the Employer, “Compensation” as such term is defined in Section 2.22(a) of the Union Pacific Corporation Thrift Plan, as may be amended from time to time.
(d) “Beneficiary” means the beneficiary designated by the Participating Employee in accordance with Section 13(c), or if no beneficiary designation is in effect under this Plan or if the Participating Employee’s designated beneficiary predeceases him, the Participating Employee’s beneficiary shall be his or her estate.
(e) “Board” means the Board of Directors of the Company.
(f) “Business Day” means a day on which the New York Stock Exchange is open for trading in Common Stock or, if trading in Common Stock is suspended, the next following day on which the New York Stock Exchange is open for trading and on which trading in Common Stock is no longer suspended.
(g) “Code” means the Internal Revenue Code of 1986, as amended.
(h) “Committee” means the Compensation and Benefits Committee of the Board (or any successor committee), or such other committee as designated by the Board to administer the Plan under Section 4.
(i) “Common Stock” means the common stock of the Company, par value $2.50 a share, or such other class or kind of shares or other securities as may be applicable under Section 12.
(j) “Company” means Union Pacific Corporation, a Utah corporation, and any successor by merger, consolidation or otherwise.

(k) “Disability” means a disability for which the Participating Employee has been determined to be disabled under the provisions of: (i) an applicable long-term disability plan of the Company or a Subsidiary; (ii) the Railroad Retirement Act; or (iii) the Social Security Act.
(l) “Eligible Employee” means any employee of the Company or any of its Subsidiaries or Affiliates who meets the eligibility requirements of Section 5.
(m) “Employer” means the Company or Subsidiary or Affiliate employing an Eligible Employee.
(n) “Enrollment Form” means the form submitted to the Senior Human Resources Officer (or designee) by an Eligible Employee electing to participate in the Plan pursuant to Section 6.
(o) “Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable; and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.
(p) “Investment Account” means the account established for each Participating Employee pursuant to Section 9 to account for Common Stock purchased under the Plan.
(q) “Investment Date” means the 15th day of each calendar month (or the most recent Business Day in the event the 15th is not a Business Day), or such other date(s) as determined by the Committee.
(r) “Participating Employee” means an Eligible Employee who elects participate in the Plan by submitting an Enrollment Form pursuant to Section 6.
(s) “Payroll Deduction Account” means the account established for a Participating Employee to reflect payroll deductions pursuant to Section 6.
(t) “Purchase Price” means the Fair Market Value on the date of purchase for each whole and fractional share of Common Stock purchased under the Plan.
(u) “Senior Human Resources Officer” means the senior human resources officer of the Company or Union Pacific Railroad Company (or such other officer with similar authority).
(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 100% of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(w) “Termination of Employment” means for any Employee, his or her death, retirement, resignation, discharge, Disability or any absence that causes him to cease to be an employee of the Company, its Affiliates and Subsidiaries.
4. Administration of the Plan
The Plan shall be administered by the Committee. The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee.
Subject to the express provisions of the Plan, the Committee (and any designee delegated by the Committee with such authority) shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in administering the Plan. All of such actions, interpretations and determinations shall be final and binding upon all persons.
A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to its actions signed by all members of the Committee. The Committee hereby delegates to and designates the Senior Human Resources Officer, and to his or her delegates or designees (which may include a non-Affiliate or non-Subsidiary entity designated to administer the Plan), the authority to assist the

Committee in the day-to-day administration of the Plan and to execute agreements or other documents entered into under this Plan on behalf of the Committee or the Company. The Committee may further designate and delegate to one or more additional officers or employees of the Company or any Subsidiary or Affiliate, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan.
No member of the Committee or the Board shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harm less each member of the Committee and each other director, employee or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability arising out of any action, omission or determination relating to the Plan, to the maximum extent permitted by law.
5. Eligible Employees
Subject to the limitations of this Section 5, all employees of the Company and its Subsidiaries and, to the extent so designated by the Committee, Affiliates shall be eligible to participate in the Plan. To be an employee eligible to participate in the Plan, a person must be actively employed by the Employer and customarily paid through the Employer’s regular payroll. For purposes of this Section 5, the following persons shall not be employees eligible to participate in the Plan:
(a) any person acting as a non-employee director of the Employer;
(b) any person designated by the Employer as an independent contractor;
(c) any person who is a “leased employee” within the meaning of Section 414(n) of the Code; and
(d) any student (high school, college or graduate school) or intern who, when hired, is expected to work on a short-term basis.
It is expressly intended that all such persons under clauses (a), (b) and (c) are to be excluded from Plan participation even if a court or administrative agency determines that such persons are common law employees.
6. Participation
(a) An Eligible Employee may become a Participating Employee by submitting to the Senior Human Resources Officer (or designee) an Enrollment Form, on or before a date determined by the Committee. The Enrollment Form must be submitted in the manner (i.e., written or electronic) specified by the Senior Human Resources Officer (or designee).
(b) At the time an Eligible Employee submits an Enrollment Form, such Participating Employee will elect to have regular payroll deductions equal to an elected percentage of the Participating Employee’s Base Compensation for each payroll period. A Participating Employee may elect at any time to increase, decrease, or eliminate such Participating Employee’s regular payroll deduction by filing a form in the manner specified by the Senior Human Resources Officer (or designee), subject to any restrictions that may be imposed by the Company; provided, however, that such payroll deductions are subject to a minimum deduction of 1% of Base Compensation for that payroll period, and any maximum deduction determined by the Committee.
(c) For purposes of Section 6(b), a Participating Employee’s Base Compensation for any payroll period shall be the actual Base Compensation paid to the Participating Employee during such payroll period taking into account only the Base Compensation paid with respect to payroll periods during which payroll deductions were being made under the Plan. In addition, the total of regular payroll deductions under the Plan for a Participating Employee in any calendar year shall not exceed $15,000, or such other amount determined by the Committee. All regular payroll deductions shall be credited as soon as practicable to the Payroll Deduction Account that the Company has established with respect to the Participating Employee. The Company is under no obligation to invest amounts in a Participating Employee’s Payroll Deduction Account prior to the purchase of shares and partial shares of Common Stock in accordance with Section 7 herein.

7. Method of Purchase and Investment Accounts
(a) Subject to Section 13, each Participating Employee shall receive a matching contribution to his or her Payroll Deduction Account as and when payroll deductions are made by the Participating Employee to his or her Payroll Deduction Account pursuant to Section 6 equal to 40% of the Participating Employee’s payroll deductions for the payroll period which are not in excess of 5% of such Participating Employee’s Base Compensation for such payroll period; provided, however, that the Committee may change from time to time the method of determining and/or the amount of matching contributions provided to Participating Employees. In addition, the Committee may make additional contributions from time to time to a Participating Employee’s Payroll Deduction Account. The Company is under no obligation to invest matching contributions credited in a Participating Employee’s Payroll Deduction Account prior to the purchase of shares and partial shares of Common Stock in accordance with Section 7 herein.
(b) Subject to Sections 6 and 13, each Participating Employee having eligible funds in his or her Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of whole and fractional shares that the eligible funds in his or her Payroll Deduction Account could purchase at the applicable Purchase Price on that Investment Date. All whole and fractional shares purchased shall be maintained in a separate Investment Account for each Participating Employee.
(c) All cash dividends paid with respect to the whole and fractional shares of Common Stock held in a Participating Employee’s Investment Account shall be used as soon as practicable to purchase additional shares of Common Stock at the Purchase Price on the date of purchase. All such additional shares, along with any dividends paid in shares of Common Stock, shall be added to the shares held for the Participating Employee in his or her Investment Account. Expenses incurred in the purchase of such shares of Common Stock shall be paid by the Company. Any distribution of shares or other property with respect to whole or fractional shares of Common Stock held in a Participating Employee’s Investment Account, other than a cash dividend or dividend of Common Stock, shall be distributed to the Participating Employee as soon as practicable. In the event of such a distribution, whole shares shall be issued and fractional shares shall be sold and the proceeds of sale, less selling expenses and other applicable charges, distributed to the Participating Employee.
8. Stock Purchases
The Company shall issue shares of Common Stock to be credited to the Investment Accounts of the Participating Employees as of each Investment Date (or as soon as practicable thereafter) and each date as of which shares of Common Stock are purchased with reinvested cash dividends (or as soon as practicable thereafter).
9. Title of Accounts
The Senior Human Resources Officer (or designee) shall establish and maintain an Investment Account with respect to each Participating Employee. Each Investment Account shall be in the name of the Participating Employee.
10. Rights as a Shareholder
(a) Prior to the Investment Date on which shares of Common Stock are to be purchased by a Participating Employee, such Participating Employee shall not have any rights as a shareholder of the Company with respect to such shares of Common Stock. Each Participating Employee shall be a general unsecured creditor of the Company to the extent of any amounts deducted under the Plan from such Participating Employee’s Base Compensation during the period prior to the Investment Date on which such amounts are applied to the purchase of Common Stock for the Participating Employee.
(b) From and after the Investment Date on which shares of Common Stock are purchased by a Participating Employee under the Plan, such Participating Employee shall have all of the rights and privileges of a shareholder of the Company with respect to such shares of Common Stock. Subject to Sections 13 and 18 herein, a Participating Employee shall have the right at any time (i) to obtain a certificate for the whole shares of Common Stock credited to his or her Investment Account or (ii) to direct that any whole shares in his or her Investment Account be sold and that the proceeds, less expenses of sale, be remitted to such Participating Employee.
(c) Notwithstanding anything in the Plan to the contrary, all whole and fractional shares of Common Stock acquired by the Participating Employee and held in his or her Investment Account (other than shares of Common Stock purchased as a result of the dividend reinvestment provisions of Section 7(c)) may not be sold or transferred by such Participating Employee until the earliest to occur of (i) such Participating Employee’s furlough or Termination of Employment for any reason or (ii) the first anniversary of the Investment Date on which such whole and fractional shares were purchased.
11. Rights Not Transferable
Rights under the Plan, except as set forth in Section 13(b) herein, are not transferable by a Participating Employee.
12. Change in Capital Structure
(a) In the event of a stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, the Purchase Price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.
(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.
(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participating Employee, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.
13. Distributions and Beneficiary Designations
(a) If a Participating Employee has a Termination of Employment for any reason other than death: (i) the whole shares in his or her Investment Account shall be issued to the Participating Employee as soon as practicable, provided that the Participating Employee may elect to have such shares sold and the proceeds of the sale, less selling expenses, remitted to the Participating Employee; (ii) unless otherwise determined by the Committee (or designee), any fractional shares in his or her Investment Account shall be sold as soon as practicable, and the proceeds of the sale, less selling expenses, shall be remitted to the Participating Employee; and (iii) any amount in his or her Payroll Deduction Account shall be used to purchase shares as of the next following Investment Date, and such shares shall be distributed as soon as practicable thereafter in accordance with (a)(i) and (a)(ii) above; provided that, following the termination of his or her employment for any reason other than death, a Participating Employee may elect to receive a cash distribution from his or her Payroll Deduction Account before the next following Investment Date, if practicable.
(b) If a Participating Employee dies: (i) with respect to any whole shares in his or her Investment Account shall be delivered to the Participating Employee’s Beneficiary as soon as practicable following the next Investment Date; (ii) unless otherwise determined by the Committee, any fractional shares in his or her Investment Account shall be sold as soon as practicable following the next Investment Date, and the proceeds of the sale, less selling expenses, shall be remitted to the Participating Employee’s Beneficiary; and (iii) any amount in his or her Payroll Deduction Account shall be used to purchase shares as of the next following Investment Date, and such shares shall be distributed to the Participating Employee’s Beneficiary as soon as practicable thereafter in accordance with (b)(i) and (b)(ii) above; provided that a Beneficiary may elect to receive the distributions from the Participating Employee’s Investment Account (as described in (b)(i) and (b)(ii), above) and Payroll Deduction Account before the Investment Date next following the Participating Employee’s death, if practicable.
(c) Any shares of Common Stock and any amount in a Participating Employee’s Payroll Deduction Account payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Committee, the Company, the Senior Human Resources Officer and all other parties with respect thereto.
14. Tax Withholding
Each Participating Employee must make adequate provision for federal, state, or other tax withholding obligations, if any, which arise in connection with participation in the Plan. By electing to participate in the Plan, a Participating Employee authorizes the Company to withhold from the Participating Employee’s compensation the amounts necessary to satisfy any such applicable tax withholding obligations. At any time, the Company may, but shall not be obligated to, withhold from the Participating Employee’s compensation the amount necessary for the Company to satisfy any applicable tax withholding obligations.
15. Amendment of the Plan
The Board in its sole discretion may at any time amend the Plan in any respect; provided that such amendment is in compliance with all applicable laws and regulations and the requirements of any national securities exchange on which shares of Common Stock are then traded. Any such amendment shall be subject to the approval of the Company’s stockholders to the extent required by applicable law or the requirements of any national securities exchange on which shares of Common Stock are then traded.
16. Termination of the Plan
The Plan and all rights of Eligible Employees hereunder shall terminate:
(a) on the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or
(b) at any earlier date determined by the Board in its sole discretion.
In the event that the Plan terminates under circumstances described in (a) above reserved shares remaining as of the termination date shall be sold to Participating Employees at the applicable Purchase Price on a pro rata basis. Upon termination of the Plan, all amounts in a Participating Employee’s Payroll Deduction Account that are not used to purchase Common Stock shall be refunded to the Participating Employee.
17. Effective Date of Plan
The Plan originally was adopted by the Board and became effective on May 13, 2021, subject to the approval of the Company’s shareholders at the Company’s 2021 annual meeting.
18. Government and Other Regulations
The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may be required in the opinion of counsel for the Company.

19. Heirs and Personal Representatives
This Plan shall be binding upon the heirs, executors, administrators and successors of each Participating Employee and his or her Beneficiary(ies), present and future.
20. No Warranties
Neither the Board nor the Committee nor the Company and its Affiliates and Subsidiaries nor the Senior Human Resources Officer nor any other person or entity responsible for the administration of the Plan warrants or represents in any way that the value of each Participating Employee’s Investment Account will increase or will not decrease. The Participating Employee assumes all risk in connection with any change in value.
21. Interpretation
Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

BUILDING AMERICA®

UNION PACIFIC CORPORATION
1400 DOUGLAS ST, 19TH FLOOR
OMAHA, NE 68179

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 12, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2021 for shares held in a Union Pacific thrift or retirement plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Listen during the Meeting - at **www.virtualshareholdermeeting.com/UNP2021**

You may listen to a live audio-only webcast of the Meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 12, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2021 for shares held in a Union Pacific thrift or retirement plan. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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D35472-P50075

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNION PACIFIC CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Andrew H. Card Jr.	☐	☐	☐
1b. William J. DeLaney	☐	☐	☐
1c. David B. Dillon	☐	☐	☐
1d. Lance M. Fritz	☐	☐	☐
1e. Deborah C. Hopkins	☐	☐	☐
1f. Jane H. Lute	☐	☐	☐
1g. Michael R. McCarthy	☐	☐	☐
1h. Thomas F. McLarty III	☐	☐	☐
1i. Jose H. Villarreal	☐	☐	☐
1j. Christopher J. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2021.	☐	☐	☐
3. An advisory vote to approve executive compensation ("Say on Pay").	☐	☐	☐
4. Adoption of the Union Pacific Corporation 2021 Stock Incentive Plan.	☐	☐	☐
5. Adoption of the Union Pacific Corporation 2021 Employee Stock Purchase Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 6, 7 and 8.	For	Against	Abstain
6. Shareholder proposal requesting an EEO-1 Report Disclosure, if properly presented at the Annual Meeting.	☐	☐	☐
7. Shareholder proposal requesting an Annual Diversity and Inclusion Efforts Report, if properly presented at the Annual Meeting.	☐	☐	☐
8. Shareholder proposal requesting an Annual Emissions Reduction Plan & annual advisory vote on Emissions Reduction Plan, if properly presented at the Annual Meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

To be admitted to the 2021 Annual Meeting, you must have been a shareholder at the close of business on the Record Date or be the legal proxy holder or qualified representative of a shareholder.

You will need to enter your 16-digit control number, which can be found on the Notice of Internet Availability of Proxy Materials, voting instruction card and proxy card to listen to the live audio webcast of the Annual Meeting.

As part of our precautions regarding the coronavirus or COVID-19, the Annual Meeting will be held solely by means of remote communication.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D35473-P50075

UNION PACIFIC CORPORATION
Annual Meeting of Shareholders
May 13, 2021 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Lance M. Fritz and Craig V. Richardson, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of UNION PACIFIC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, CDT on May 13, 2021, via live audio webcast, accessible at www.virtualshareholdermeeting.com/UNP2021, when you enter your 16-digit control number included on the Notice, on the proxy card or on the instructions that accompanied the proxy materials, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1; FOR Proposals 2, 3, 4 and 5; and AGAINST Proposals 6, 7 and 8; and in the discretion of the proxies with such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side